The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 3, 2014

Prospectus Supplement
(To Prospectus Dated September 3, 2014)

GE Equipment Midticket LLC, Series 2014-1

Issuing Entity

CEF Equipment Holding, L.L.C.

Depositor

General Electric Capital Corporation

Sponsor, Administrator and Servicer

$579,100,000 Asset Backed Notes

(Approximate)

You should review carefully the factors set forth under “Risk Factors” beginning on page S-16 of this prospectus supplement and page 3 in the accompanying prospectus.

The prospectus supplement does not contain complete information about the offering of the securities. No one may use this prospectus supplement to offer and sell the securities unless it is accompanied by the prospectus. If any statements in this prospectus supplement conflict with statements in the prospectus, the statements in this prospectus supplement will control.

The securities are asset backed securities issued by the Issuing Entity. The securities are not obligations of CEF Equipment Holding, L.L.C., General Electric Capital Corporation or any of their other respective affiliates. Neither the securities nor the receivables or the related equipment are insured or guaranteed by any government agency.

Neither the SEC nor any state securities commission has approved or disapproved the securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

•	The issuing entity will issue five classes of notes.

•	The notes are backed by a pledge of the issuing entity’s assets. The issuing entity’s assets primarily consist of equipment loans and security interests in, or leases and ownership of, the related industrial equipment, construction equipment, transportation equipment, maritime assets, technology and telecommunications equipment, furniture and fixtures, healthcare equipment or other equipment, and a series special unit beneficial interest certificate evidencing a 100% beneficial interest in a portfolio of leases of titled transportation equipment and the related equipment.

•	Support for the notes includes subordination provisions, overcollateralization, excess spread and a reserve account.

•	Only the Class A Notes in the following table are being offered by this prospectus supplement and the accompanying prospectus.

•	The underwriters will purchase the Class A Notes from the issuing entity in the amounts described under “UNDERWRITING.”

•	There is no underwriting agreement for the Class B Notes. The Class B Notes will be initially held by an affiliate of the depositor.

•	Payments on the notes will be made on the 22nd day of each calendar month, or, if not a business day, the next business day, beginning with October 22, 2014.

	Initial Principal Amount	Interest Rate	Accrual Method	Maturity Date	Initial Offering Price(1)		Underwriting Discount		Proceeds to Issuing Entity(2)
Class A-1 Notes		$138,600,000%	Actual/360	September 22, 2015%				%		%
Class A-2 Notes		190,000,000%	30/360	April 24, 2017%				%		%
Class A-3 Notes		173,000,000%	30/360	May 22, 2018%				%		%
Class A-4 Notes		77,500,000%	30/360	August 22, 2023%				%		%
Class B Notes		10,000,000%	30/360	August 22, 2023		N/A		N/A		N/A
Total		$589,100,000			$		$		$

(1)	Plus accrued interest, if any, from September 17, 2014.
(2)	Before deducting expenses payable by the issuing entity, estimated to be $1,000,000. The notes will be delivered in global form only on or about September 17, 2014.

The Series 2014-1A SUBI Certificate will be held by the issuing entity and will be pledged under the indenture to secure the notes.

Distributions on the notes and from the Series 2014-1A SUBI Certificate will be on the 22nd of each month or, if the 22nd is not a business day, on the next business day, beginning October 22, 2014.

Delivery of the notes, in book entry form only, will be made through The Depository Trust Company, Clearstream Banking, société anonyme, and/or the Euroclear System on or about September 17, 2014 against payment in immediately available funds.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

•	We will not list the notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

Joint Bookrunners of the Class A Notes

Credit Suisse	J.P. Morgan

The date of this prospectus supplement is September 3, 2014.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

The information in this prospectus supplement and the accompanying prospectus is preliminary, and is subject to completion or change. This prospectus supplement is being delivered to you solely to provide you with information about the offering of these securities referred to in this prospectus supplement and to solicit an offer to purchase these securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of these securities, until we have accepted your offer to purchase these securities.

These securities are being sold when, as and if issued. The issuing entity is not obligated to issue these securities or any similar security and the underwriters’ obligation to deliver these securities is subject to the terms and conditions of their underwriting agreement with the issuing entity and the availability of these securities when, as and if issued by the issuing entity. You are advised that the terms of these securities, and the characteristics of the asset pool backing them, may change (due, among other things, to the possibility that receivables owned or beneficially owned by the issuing entity may become delinquent or defaulted or may be removed or replaced and that similar or different receivables or equipment, as applicable, may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that these securities may not be issued that have the characteristics described in this prospectus supplement and the accompanying prospectus. The underwriters’ obligation to sell any of these securities to you is conditioned on the receivables and these securities having the characteristics described in this prospectus supplement. If for any reason the issuing entity does not deliver these securities, the underwriters will notify you, and none of the issuing entity, the depositor, the sponsor or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuing entity, the depositor, the sponsor or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

We are not offering these securities in any state where the offer is not permitted. We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of securities; and (b) this prospectus supplement, which describes the specific terms of your series of securities.

We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.

Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties.

All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the issuing entity, General Electric Capital Corporation, any originator or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking

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statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

As used in this prospectus supplement and the accompanying prospectus, all references to “dollars” and “$” are to United States dollars.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-71 in this prospectus supplement and under the caption “Index of Terms” on page 70 in the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

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SUMMARY OF PRINCIPAL PARTIES TO THE TRANSACTION*

GE TF TRUST
(the titling trust)
Series 2014-1A SUBI
GENERAL ELECTRIC CAPITAL CORPORATION
(an originator, sponsor, servicer, administrator and managing member of depositor)
GE CAPITAL TITLE HOLDING CORP.
(initial beneficiary of the titling trust)
GENERAL ELECTRIC CREDIT CORPORATION OF TENNESSEE
(as originator)
VFS FINANCING INC.
(an originator)
receivables; related equipment
Series 2014-1A SUBI
receivables; related equipment
receivables; related equipment
administration and servicing of receivables
CEF EQUIPMENT HOLDING, L.L.C.
(depositor)
GE EQUIPMENT FUNDING, LLC
(managing member of issuing entity)
receivables; related equipment and Series 2014-1A SUBI
GE EQUIPMENT MIDTICKET LLC, SERIES 2014-1
(issuing entity)
DEUTSCHE BANK TRUST COMPANY AMERICAS
(indenture trustee)
CLASS A NOTES
CLASS B NOTES**

* This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

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SUMMARY OF TERMS

The following summary contains a brief description of the notes. You will find a detailed description of the terms of the offering of the notes following this summary. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering of the notes. You should consider both documents when making your investment decision.

RELEVANT PARTIES

Issuing Entity	GE Equipment Midticket LLC, Series 2014-1

Depositor	CEF Equipment Holding, L.L.C.

Managing Member of Issuing
Entity	GE Equipment Funding, LLC

Sponsor, Originator, Servicer,
Administrator and Managing
Member of the Depositor	General Electric Capital Corporation

Titling Trust	GE TF Trust

Originators	General Electric Capital Corporation, and its direct or indirect subsidiaries, VFS Financing, Inc. and General Electric Credit Corporation of Tennessee are the originators of 100% of the receivables to be included in the receivables pool and the titling trust is the originator of 100% of the leases of titled assets to be included in the series 2014-1A SUBI.

Initial Beneficiary	GE Capital Title Holding Corp., in its capacity as the initial beneficiary of the titling trust.

SUBI Trustee, UTI Trustee,
Delaware Trustee and
Administrative Trustee	Wilmington Trust Company

Collateral Agent	GE Title Agent LLC

Indenture Trustee	Deutsche Bank Trust Company Americas

RELEVANT AGREEMENTS

Indenture	The indenture is between the issuing entity and the indenture trustee. The indenture provides for the terms relating to the notes.

Limited Liability Company
Agreement	The limited liability company agreement governs the formation of the issuing entity by the managing member.

Servicing Agreement	The servicing agreement is among General Electric Capital Corporation, as servicer, the issuing entity and the titling trust. The servicing agreement governs the servicing, management and administration of the receivables (including the leases included in the series 2014-1A SUBI) and the remarketing of the equipment included in the series 2014-1A SUBI by the servicer on behalf of the issuing entity.

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Administration Agreement	The administration agreement is between General Electric Capital Corporation, as administrator, and the issuing entity. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

Receivables Sale Agreement	The receivables sale agreement is among General Electric Capital Corporation, VFS Financing, Inc. and General Electric Credit Corporation of Tennessee, as sellers of loans and leases and, in the case of leases the related equipment, GE Capital Title Holding Corp., as seller of the series 2014-1A SUBI certificate, and CEF Equipment Holding, L.L.C., as purchaser. The receivables sale agreement governs the sale of the receivables, and in the case of receivables that are leases, the related equipment and the series 2014-1A SUBI certificate to the depositor.

Receivables Purchase and Sale
Agreement	The receivables purchase and sale agreement is between the depositor, as seller, and GE Equipment Midticket LLC, Series 2014-1, as purchaser. This agreement governs the transfer of receivables, and in the case of receivables that are leases, the related equipment and the series 2014-1A SUBI certificate from the depositor to the issuing entity.

Limited Removal and Clean-Up
Call Agreement	The limited removal and clean-up call agreement is between GE Equipment Funding, LLC, as purchaser, and the issuing entity. This agreement governs certain removals of receivables, and in the case of receivables that are leases, the related equipment and the series 2014-1A SUBI certificate from the issuing entity by GE Equipment Funding, LLC as well as the clean-up call.

See the “—Series 2014-1A SUBI” for a description of additional relevant agreements relating to the series 2014-1A SUBI.

RELEVANT DATES

Closing Date	September 17, 2014

Cut-off Date	August 2, 2014

Payment Dates	Payments on the notes will be made on the 22nd day of each calendar month, or, if not a business day, the next business day, beginning with October 22, 2014.

Maturity Dates	The outstanding principal amount, if any, of each class of notes will be payable in full on the date specified for each class of notes below:

Class	Maturity Date
A-1	September 22, 2015
A-2	April 24, 2017
A-3	May 22, 2018
A-4	August 22, 2023
B	August 22, 2023

Record Date	So long as the securities are in global form, the issuing entity will make payments and distributions on the securities to the holders of record on the

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business day preceding the payment date. If the securities are issued in definitive form, the record date will be the last day of the month preceding the payment date.

DESCRIPTION OF THE SECURITIES

The Securities	Five classes of notes will be issued by the issuing entity pursuant to this prospectus supplement and the accompanying prospectus.

Class	Initial Principal Amount	Interest Rate
A-1	$138,600,000	%
A-2	190,000,000	%
A-3	173,000,000	%
A-4	77,500,000	%
B(1)	10,000,000	%
Total	$589,100,000

(1) The Class B Notes will initially be held by an affiliate of the depositor.

The notes will be global securities clearing through The Depository Trust Company (in the United States) or Clearstream Banking, société anonyme or Euroclear Bank S.A./N.V. (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.

Assets of the Issuing Entity	The issuing entity will possess only the following property:

•	a pool of fixed rate receivables arising under loans and leases and related collections received after the cut-off date; provided that with respect to any lease that has a split payment stream consisting of a base rent payment and a variable payment that is based on the obligor’s use of the related equipment, only the base rent component of that payment stream is included in the receivables pool (see “THE RECEIVABLES POOL” in this prospectus supplement);

•	the leased equipment with respect to the receivables arising out of leases;

•	a series special unit beneficial interest certificate evidencing a 100% beneficial interest in a portfolio of (x) TRAC leases of new or used titled transportation equipment and the related equipment and (y) other leases and the related titled equipment allocated to the series 2014-1 special unit of beneficial interest in the titling trust, including payments made under such leases, which also include, in the case of TRAC leases, payments under “terminal rental adjustment clauses” up to the related TRAC amounts;

•	agreements that give rise to loans and leases;

•	bank accounts established for the issuing entity;

•	security interests in the equipment financed with respect to the receivables that are loans, and any guarantees of the receivables;

•	any property obtained in a default situation under those security interests and proceeds from liquidation of that property;

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•	the reserve account and deposits therein; and

•	rights (either directly or indirectly) to proceeds from certain insurance policies covering equipment financed under the receivables or the related obligors.

The depositor has not requested that any credit be given to the residual values of the equipment when determining credit enhancement. While investors will be entitled to receive any amounts received in connection with residual realizations, no particular value should be assumed with respect to such amounts. (see “THE RECEIVABLES POOL” in this prospectus supplement)

The Receivables	The pool consists of middle-market equipment loan and lease receivables, and in the case of leases, the related equipment, and the series 2014-1A SUBI certificate, evidencing a beneficial interest in middle-market leases of titled transportation equipment and the related equipment allocated to a special unit beneficial interest in the titling trust designated as the “series 2014-1A SUBI.” The loans and leases are made to obligors located in the United States of America and are managed by the Corporate Finance and Equipment Finance reporting categories of the Commercial Lending and Leasing division of General Electric Capital Corporation. When used in this prospectus supplement, unless explicitly provided otherwise or the context requires otherwise, the term “loans” means both loans and finance leases, the term “leases” means leases and TRAC leases and the term “receivables” means the loans and leases transferred to the issuing entity and the beneficial interests in leases that were transferred to the issuing entity, together. As of the cut-off date, by net receivable value, 52.48% of the receivables are loans, out of which 10.48% are finance leases, and 37.03% of the receivables are leases. As used in this prospectus supplement, the term “obligor” in this prospectus supplement will refer to the lessee under a lease or the borrower under a loan, as applicable.

The aggregate receivable value is an amount equal to the sum of the loan value of the loans plus the lease value of the leases. The net receivable value is an amount equal to the aggregate receivable value minus the aggregate book residual value. As of the cut-off date, the allocation of the aggregate receivable value between the leases and the loans is set-out below:

Collateral Type	U.S. Dollar Amount	Percent of Aggregate Receivable Value
Aggregate loan value	$385,372,000	55.81%
Aggregate lease value	$305,114,852	44.19%
Aggregate receivable value	$690,486,852	100.00%
Aggregate book residual value	$78,471,046	11.36%
Net receivable value	$612,015,806	88.64%

The depositor has not requested that any credit be given to the residual values of the equipment when determining credit enhancement. While investors will be entitled to receive any amounts received in connection with residual realizations, no particular value should be assumed with respect to such amounts. (see “THE RECEIVABLES POOL” in this prospectus supplement)

The Receivables	The pool consists of middle-market equipment loan and lease receivables, and in the case of leases, the related equipment, and the series 2014-1A SUBI certificate, evidencing a beneficial interest in middle-market leases of titled transportation equipment and the related equipment allocated to a special unit beneficial interest in the titling trust designated as the “series 2014-1A SUBI.” The loans and leases are made to obligors located in the United States of America and are managed by the Corporate Finance and Equipment Finance reporting categories of the Commercial Lending and Leasing division of General Electric Capital Corporation. When used in this prospectus supplement, unless explicitly provided otherwise or the context requires otherwise, the term “loans” means both loans and finance leases, the term “leases” means leases and TRAC leases and the term “receivables” means the loans and leases transferred to the issuing entity and the beneficial interests in leases that were transferred to the issuing entity, together. As of the cut-off date, by net receivable value, 52.48% of the receivables are loans, out of which 10.48% are finance leases, and 37.03% of the receivables are leases. As used in this prospectus supplement, the term “obligor” in this prospectus supplement will refer to the lessee under a lease or the borrower under a loan, as applicable.

The amount of notes issued by the issuing entity will be approximately equal to 96.26% of the net receivable value. See “Overcollaterization” below.

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The loan value of a loan generally is: (A) in the case of a loan accruing interest on a precomputed basis, (i) the present value of the future scheduled payments discounted monthly at the implicit rate of return of such loan plus (ii) any past due scheduled payments reflected on the servicer’s records plus (iii) the unamortized amounts of any purchase premiums minus (iv) the unamortized amounts of any purchase discounts, and (B) in the case of a loan accruing interest on a simple interest basis, (i) the balance reflected on the servicer’s records plus (ii) the unamortized amounts of any purchase premiums minus (iii) the unamortized amounts of any purchase discounts. Defaulted receivables that are loans will be deemed to have a loan value equal to the outstanding loan value at the time it became a defaulted receivable less the amount written-off as uncollectible in accordance with the credit and collection policy.

The lease value of a lease generally equals the sum of (i) the present value of the future scheduled payments payable under such lease (which, in the case of split-payment stream receivables, includes only the base rent component) discounted monthly at the implicit rate of return of such lease, as determined by the applicable originator, plus (ii) any past due scheduled payments under such lease (which, in the case of split-payment stream receivables, include only the base rent component) reflected on the servicer’s records, plus (iii) the present value of the book residual value (or, in the case of leases that are TRAC leases, the guaranteed payment), discounted monthly at the implicit rate of return of such lease, as determined by the applicable originator. Defaulted receivables that are leases will be deemed to have a lease value equal to the lease value at the time it became a defaulted receivable less the amount written-off as uncollectible in accordance with the credit and collection policy.

As of the cut-off date, the receivables had the following characteristics:

•	number of receivables	4,477
•	average net receivable value	$136,702
•	percentage of receivables that are loans (but not finance leases) by net receivable value	52.48%
•	percentage of receivables that are finance leases by net receivable value	10.48%
•	percentage of receivables that are leases (but not TRAC leases) by net receivable value	34.46%
•	percentage of receivables that are TRAC leases by net receivable value	2.58%
•	Aggregate book residual value of the equipment	$78,471,046
•	percentage of receivables by net receivable value that bear interest at a fixed rate	100.00%
•	weighted average remaining term to maturity (where residual realizations occur in last month of lease term)	50.38 months
•	weighted average original term to maturity	61.74 months
•	weighted average seasoning	11.36 months
•	weighted average implicit rate of the receivables[1]	5.18%

(1) Based on the interest rate or discount rate used by the applicable originator to allocate periodic payments between principal and interest on the receivables.

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•	distribution by type of equipment as a percentage of the net receivable value (greater than 5%):
	•	industrial equipment	33.16%
	•	construction equipment	29.96%
	•	healthcare equipment	15.08%
	•	transportation equipment	12.54%

The receivables and the related equipment are described in more detail in “CHARACTERISTICS OF THE RECEIVABLES” in the accompanying prospectus and “THE RECEIVABLES POOL” in this prospectus supplement.

The Series 2014-1A SUBI	The series 2014-1A SUBI will be created by the UTI trustee’s identification and allocation of leases of titled transportation equipment and the related equipment theretofore constituting all or a portion of the undivided trust interest in the titling trust to a separate portfolio of the titling trust which the administrative trustee will designate as the “Series 2014-1A SUBI.” The series 2014-1A SUBI will be evidenced by the series 2014-1A SUBI certificate which will be issued to the initial beneficiary. The series 2014-1A SUBI certificate will be sold by the initial beneficiary to the depositor under the receivables sale agreement and will be further transferred by the depositor to the issuing entity under the receivables purchase and sale agreement. The issuing entity will grant to the indenture trustee a security interest in the series 2014-1A SUBI certificate, and the indenture trustee will become a secured party with respect to the leases of titled transportation equipment and the related equipment included in the series 2014-1A SUBI upon execution of the series 2014-1A SUBI supplement to the titling trust collateral agency agreement (see below). The leases of titled transportation equipment and the related equipment included in the series 2014-1A SUBI will be serviced by the servicer solely pursuant to the terms of the servicing agreement among the servicer, the issuing entity and the titling trust. No additional leases of titled transportation equipment, titled transportation equipment or other assets will be allocated from the undivided trust interest of the titling trust to the series 2014-1A SUBI following the closing date. In certain circumstances described in “—Removal of Receivables” below, the beneficial interest in leases of titled transportation equipment and the related equipment may be removed from the issuing entity if GE Equipment Funding, LLC purchases the beneficial interest in such leases and equipment for an amount equal to the purchase price of such assets. If the beneficial interest in any leases of the related equipment and the related equipment is purchased from the issuing entity by GE Equipment Funding, LLC, and then sold by GE Equipment Funding, LLC to the initial beneficiary, the initial beneficiary will cause the allocation of such leases and equipment from the series 2014-1A SUBI to the undivided trust interest of the titling trust.

The titling trust agreements relevant to the series 2014-1A SUBI are as follows:

Titling Trust Agreement. The titling trust agreement is between GE Capital Title Holding Corp., as initial beneficiary and settlor and Wilmington Trust Company, as UTI trustee, administrative trustee and Delaware trustee. The titling trust agreement governs the formation and operation of the titling trust and, among other things, provides for the creation of the series 2014-1A SUBI.

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The Series 2014-1A SUBI Supplement. The series 2014-1A SUBI supplement is a supplement to the titling trust agreement and is between GE Capital Title Holding Corp., as initial beneficiary and settlor and Wilmington Trust Company, as UTI trustee, administrative trustee and SUBI trustee. The series 2014-1A SUBI supplement will list the leases of titled transportation equipment and the related equipment allocated to the series 2014-1A SUBI, and will create the series 2014-1A SUBI certificate evidencing beneficial interest in 100% of the leases of titled transportation equipment and the related equipment included in the series 2014-1A SUBI.

The Series 2014-1A SUBI Servicing Supplement. The series 2014-1A SUBI servicing supplement is a supplement to the titling trust servicing agreement governing the servicing, administration and management of the leases of titled transportation equipment and the related equipment owned by the titling trust. The series 2014-1 servicing supplement will terminate the titling trust servicing agreement between the titling trust and the servicer as it pertains to the leases of titled transportation equipment and the related equipment that will be allocated to the series 2014-1A SUBI and will provide that the leases and equipment included in the series 2014-1A SUBI will be serviced, administered, managed and remarketed, as applicable, pursuant to the terms of the servicing agreement among the servicer, the issuing entity and the titling trust.

Titling Trust Collateral Agency Agreement. The titling trust collateral agency agreement is between the titling trust and GE Title Agent LLC, as collateral agent. The titling trust collateral agency agreement governs the creation and maintenance of a security interest in favor of the collateral agent and, with respect to the leases of titled transportation equipment and the related equipment included in the series 2014-1A SUBI, by operation of the series 2014-1A SUBI supplement to the titling trust collateral agent administration agreement, the indenture trustee, on behalf of the noteholders.

Titling Trust Collateral Agent Administration Agreement. The titling trust collateral agent administration agreement is between GE Title Agent, LLC, as the collateral agent and General Electric Capital Corporation, as administrator. The titling trust collateral agent administration agreement governs the performance by the administrator of certain duties of the collateral agent, including its administrative duties with respect to the series 2014-1A SUBI.

Servicing	The servicer is General Electric Capital Corporation. The servicer will be responsible for servicing, managing and administering the receivables and related interests, and enforcing and making collections on the receivables on behalf of the issuing entity. The servicer, on behalf of the issuing entity, will also remarket or arrange for others to remarket the related equipment held or beneficially held by the issuing entity for receivables that are leases, including the equipment included in the series 2014-1A SUBI. Under the servicing agreement, as compensation for servicing, managing and administering the receivables and remarketing the related equipment, including the equipment included in the series 2014-1A SUBI, as applicable, the servicer will be entitled to a servicing fee equal to 0.35% per annum of the aggregate receivable value as of the first day of each collection period. In addition, the servicer will be entitled to collect and retain as additional servicing compensation in respect of each collection period, any late fees, prepayment charges and other administrative fees and

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expenses or similar charges collected during that period. The servicer has the option to make advances for delinquent scheduled payments only if it determines in its sole discretion that the advances will be recoverable in future periods.

Administration	The administrator is General Electric Capital Corporation. The administrator will be responsible for performing the duties of the issuing entity under the indenture. The administrator will be entitled to an administration fee of $3,000 per annum, 1/12 of which is payable in arrears on each payment date.

Interest	The interest rate for each class of notes is set forth on the front cover of this prospectus supplement. The Class A-1 Notes will accrue interest on an actual/360 basis from (and including) the previous payment date to (but excluding) the related payment date, except that the first interest accrual period for those notes will be from (and including) the closing date to (but excluding) October 22, 2014. This means that the interest due for the Class A-1 Notes on each payment date will be the product of: (i) the outstanding principal balance of the Class A-1 Notes, (ii) the related interest rate and (iii) the actual number of days since the previous payment date (or, in the case of the first payment date, since the closing date) divided by 360. Interest on the notes (other than the Class A-1 Notes) will be calculated on the basis of a 360-day year of twelve 30-day months from (and including) the payment date in each calendar month to (but excluding) the payment date in the succeeding calendar month, except that the first interest accrual period for those notes will be from (and including) the closing date to (but excluding) October 22, 2014 on the basis of a 30-day month. This means that the interest due for each class of notes (other than the Class A-1 Notes) on each payment date will be the product of: (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate and (iii) 30 (or, in the case of the first payment date, the number of days since the closing date on the basis of a 30-day month) divided by 360.

Interest payments on all Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to interest payments (and in certain cases principal payments) on the Class A Notes.

See “Description of the Notes – Payments of Interest” for additional information.

Principal	Prior to an event of default and acceleration of maturity of the notes, payments in respect of principal on the notes will be made, to the extent of funds available for such purpose as described under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments” below, sequentially to the earliest maturing class of notes monthly on each payment date in the following order of priority:

•	To the Class A-1 Noteholders, until the outstanding principal balance of the Class A-1 Notes has been reduced to zero;

•	To the Class A-2 Noteholders, until the outstanding principal balance of the Class A-2 Notes has been reduced to zero;

•	To the Class A-3 Noteholders, until the outstanding principal balance of the Class A-3 Notes has been reduced to zero;

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•	To the Class A-4 Noteholders, until the outstanding principal balance of the Class A-4 Notes has been reduced to zero; and

•	To the Class B Noteholders, until the outstanding principal balance of the Class B Notes has been reduced to zero.

After an event of default and acceleration of maturity of the notes, payments of principal will be made as described under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments” below.

On the applicable maturity date for each class of notes, the principal amount payable will be the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal balance of the maturing class of notes to zero.

See “DESCRIPTION OF THE NOTES—Payments of Principal” in this prospectus supplement for additional details.

Priority of Payments	Prior to the occurrence of an event of default and acceleration of the maturity of the notes, available amounts, which include all payments (which, in the case of split-payment stream receivables, includes only the base rent component) from obligors (other than late fees, extension fees, prepayment charges, if any, and any other similar charges under the applicable loan or lease that constitute part of the servicing fees), any net proceeds from any sale, re-lease, continued use or other disposition of any repossessed equipment securing a loan or, (in the case of TRAC leases, up to the related TRAC amount), any such proceeds from the sale, re-lease, continued use or other disposition of returned or repossessed leased equipment, servicer advances, proceeds from insurance policies covering the related equipment or the related obligors, the aggregate purchase price for any removed receivables and any investment earnings from funds in the issuing entity’s accounts, will be applied, together with amounts withdrawn from the reserve account, on each payment date after payment to the servicer of an amount equal to any accrued but unpaid servicing fees and reimbursement of certain unreimbursed servicer advances as follows:

(1)	to the indenture trustee, all accrued and unpaid trustee fees and expenses (not to exceed $75,000 per annum);

(2)	to the issuing entity’s administrator, all accrued and unpaid administration fees;

(3)	to pay ratably accrued and unpaid interest on the Class A Notes;

(4)	to pay principal on the notes in the priority specified above under “—Principal” in an amount equal to the excess of the outstanding principal balance of the Class A Notes over the aggregate receivable value at the end of the related collection period;

(5)	to pay accrued and unpaid interest on the Class B Notes;

(6)	to pay principal on the notes in the priority specified above under “—Principal” in an amount equal to the amount by which the outstanding principal balance of all the notes exceeds the excess of

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(x) the aggregate receivable value at the end of the related collection period over (y) the overcollateralization amount on such payment date (after giving effect to any principal payments on such payment date under clause (4) above);

(7)	to pay 50% of the remaining available amount, after giving effect to the payments made pursuant to clauses (1) through (6) above, as principal in the priority specified above under “—Principal”;

(8)	to deposit in the reserve account, the amount necessary to make the amount on deposit in the reserve account equal to the required reserve account amount;

(9)	to the indenture trustee, any accrued and unpaid trustee fees and expenses not previously reimbursed; and

(10)	to the issuing entity, the remaining balance, if any.

After the occurrence of an event of default, no cap will apply to trustee fees and expenses payable to the indenture trustee pursuant to clause (1) above, whether or not the maturity of the notes has been accelerated.

Pursuant to its limited liability company agreement, the issuing entity will distribute to its managing member the amounts available to the issuing entity pursuant to clause (10) above.

See “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments” for additional details and for special priority rules that would apply in a default situation.

Events of Default	The notes are subject to events of default described under “DESCRIPTION OF THE NOTES” in the accompanying prospectus. These include:

•	the issuing entity fails to pay any interest on any note within five days after it becomes due and payable; provided that the failure to pay interest on the Class B Notes when due will not be an event of default if on the related payment date such failure to pay resulted from principal being paid in accordance with clause (4) under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments”;

•	the issuing entity fails to pay any installment of the principal of any note on its due date;

•	bankruptcy, insolvency or similar events relating to the issuing entity; and

•	material breach by the issuing entity of its other covenants under the indenture, or material breach of a representation or warranty made by the issuing entity under the indenture, subject to applicable grace periods.

If an event of default is not remedied as provided in the indenture, then the indenture trustee may, and at the direction of the noteholders will,

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be required to, declare the principal of the notes to be immediately due and payable.

See “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments” for additional details and for special priority rules that would apply in a default situation.

Optional Redemption	Any class of notes that remains outstanding on any payment date on which GE Equipment Funding, LLC exercises its clean-up call will be paid in whole on that payment date at a redemption price for such class equal to the outstanding principal balance of that class of notes plus accrued and unpaid interest thereon. GE Equipment Funding, LLC cannot exercise its clean-up call until the aggregate receivable value declines to 10% or less of the initial aggregate receivable value, measured on the cut-off date.

CREDIT ENHANCEMENT

Overcollateralization	50% of available amounts remaining after giving effect to the payments made pursuant to clauses (1) through (6) under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments” will be used to pay principal on the notes, which will cause the aggregate receivable value to increase relative to the outstanding principal balance of the notes. Any resulting overcollateralization will benefit the notes to the extent of those payments. The initial overcollateralization amount will represent approximately 3.74% of the initial net receivable value of the receivables plus 100% of the book residual value of the receivables. The depositor has not requested that any credit be given to the residual values of the equipment when determining credit enhancement. While investors will be entitled to receive any amounts received in connection with residual realizations, no particular value should be assumed with respect to such amounts.

Subordination	The Class B Notes will be subordinate to the Class A Notes. No interest will be paid on the Class B Notes on any payment date until the interest due on the Class A Notes on that payment date has been paid in full. No principal will be paid on the Class B Notes on any payment date until the principal payable on the Class A Notes on that payment date has been paid in full. Pursuant to the priority of payments, in certain circumstances, no interest will be paid on the Class B Notes until principal has been paid on the Class A Notes.

The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.

Excess Spread	We expect interest collections on the receivables to be in excess of certain fees and expenses of the issuing entity and interest due on the notes. These amounts of excess interest are available in the collection period in which they are received to cover principal payable as a result of writedowns of the receivable pool attributable to defaults.

Reserve Account	On the closing date, an amount equal to 1.25% of the initial aggregate receivable value (an amount equal to $8,631,085.65) will be deposited by the issuing entity into a reserve account. On subsequent payment dates, this amount, the “Required Reserve Account Amount”, will equal the lesser of (i) the outstanding principal balance of the notes and (ii) 2.00% of the initial aggregate receivable value. The reserve account will not be fully

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funded on the closing date. On subsequent payment dates, amounts available in accordance with the priority of payments will be deposited in the reserve account until the balance of the reserve account equals the Required Reserve Account Amount. Withdrawals will be made from the reserve account, up to the amount available for such purpose, in the event there are shortfalls in available amounts to pay the amounts set forth in clauses (1) through (6) in “DESCRIPTION OF THE TRANSACTION AGREEMENTS— Priority of Payments” above or if there are shortfalls in collections to pay any accrued and unpaid servicing fees or unreimbursed servicer advances. Those withdrawals will be applied first to pay the servicer any accrued and unpaid servicing fees or unreimbursed servicer advances and then in accordance with clauses (1) through (6) under that heading. To the extent funds are withdrawn from the reserve account, the amount by which the amount on deposit therein is less than the Required Reserve Account Amount will be deposited to the reserve account from available amounts in the priority described in “Priority of Payments” above. To the extent that on any payment date, after payment of all amounts required under clauses (1) through (7) on that payment date, the balance in the reserve account is greater than the Required Reserve Account Amount, the excess will be withdrawn from the reserve account and released to the issuing entity. If on a maturity date of any class of notes, after payments are made under clauses (1) through (7), the outstanding principal balance of that class of notes is greater than zero, a withdrawal will be made from the reserve account, up to the amount available for such purpose, to pay the outstanding principal balance of that class of notes. On the maturity date of the Class B Notes or on any payment date following the occurrence of an event of default and the acceleration of the maturity of the notes, the amount on deposit in the reserve account that is available for distribution will be withdrawn from the reserve account and applied pursuant to the priority of payment rules applicable in a default situation.

Removal of Receivables	In the event that a receivable becomes a delinquent receivable or the obligor thereon becomes subject to a bankruptcy proceeding, GE Equipment Funding, LLC, with the prior written consent of the issuing entity, has an option to purchase that receivable, and in the case of a lease, the related equipment, from the issuing entity at a price equal to the purchase amount for such receivable and, if applicable, the related equipment. In the event that a receivable that is a lease included in the series 2014-1A SUBI becomes a delinquent receivable or the obligor thereon becomes subject to a bankruptcy proceeding, GE Equipment Funding, LLC, with the prior written consent of the issuing entity, has an option to purchase the beneficial interest in such lease and the related titled equipment from the issuing entity at a price equal to the purchase amount for such lease and the related equipment. The issuing entity will require the depositor to (i) repurchase a receivable or (ii) pay the purchase amount of a lease included in the series 2014-1A SUBI that, in either case, is materially and adversely affected by a breach by the depositor of its representations and warranties under the receivables purchase and sale agreement. Following certain business events related to the originators that originated such receivables, the issuing entity may also sell to third parties (i) receivables and the related equipment, in the case of leases or (ii) in the case of leases included in the series 2014-1A SUBI, the beneficial interest in such leases and the related titled equipment, in each case, at a price equal to the greater of (i) the purchase amount and (ii) the fair market value of the affected leases and, if applicable, the related titled transportation equipment.

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See “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Removal of Receivables.”

Residual Realizations	Residual realizations are the amounts that the issuing entity will receive after lease termination on account of any sale, re-lease, continued use or other disposition of the equipment subject to leases, net of refurbishing and remarketing expenses. Such receipts will be included as available amounts and will be applied in accordance with the priority of payments except to the extent receipts on a TRAC lease exceed the applicable TRAC Amount. The total amount of residual realizations on an item of equipment will include the net proceeds from the ultimate disposition of the equipment, the net proceeds from any sale or re-lease and any rentals received under a month-to-month or other similar arrangement prior to final disposition. Any rent received under a lease (or in the case of split-payment stream receivables, the base rent received under the related lease) after its stated term has expired will be treated as a residual realization in the month received. See “Description of the Transaction Agreements—Residual Realizations” in the accompanying prospectus.

TAX STATUS	In the opinion of Mayer Brown LLP, tax counsel to the depositor, the Notes will be treated as debt for U.S. federal income tax purposes, and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation. See “U.S. FEDERAL INCOME TAX CONSEQUENCES” in the accompanying prospectus.

CERTAIN ERISA

CONSIDERATIONS	Subject to the considerations discussed in “CERTAIN ERISA CONSIDERATIONS” herein and in the accompanying prospectus, Notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing any such Notes.

LEGAL INVESTMENT	The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

CERTAIN INVESTMENT

COMPANY ACT

CONSIDERATIONS	The issuing entity is not registered or required to be registered as an investment company under the Investment Company Act. In determining whether the issuing entity is not required to be registered as an investment company, the issuing entity does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

RATINGS OF THE NOTES	We expect that the notes will receive credit ratings from two nationally recognized rating agencies hired by us.

A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely repayment of interest on and the ultimate payment of principal of the notes pursuant to their terms. Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures. Any rating

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agency may change or withdraw an assigned rating at any time. Any rating action taken by one rating agency may not necessarily be taken by the other rating agency. None of the issuing entity, its managing member, the depositor, the sponsor, the administrator, the servicer, any originator, the titling trust, the initial beneficiary of the titling trust or the indenture trustee will be responsible for monitoring any changes to the ratings on the notes. Nationally recognized statistical rating organizations (each, an “NRSRO”) not hired to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the rating provided by the rating agencies hired to rate the transaction.

CUSIP NUMBERS	The notes will have the following CUSIP numbers:

Class	CUSIP Number
A-1	36163T AA1
A-2	36163T AB9
A-3	36163T AC7
A-4	36163T AD5
B	36163T AE3

CEF EQUIPMENT
HOLDING, L.L.C.	The mailing address of our principal executive office is 10 Riverview Drive, Danbury, CT 06810, Attention: Capital Markets Operations, and our telephone number is (203) 749-2101.

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RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes:

 Federal financial regulatory reform could have
a significant impact on the issuing entity, its
managing member, the sponsor, the originators,
the titling trust, the initial beneficiary, the
depositor or the servicer and could adversely
affect the timing and the amount of payments
on the notes.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted into law. Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions are yet to take effect and many provisions require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

• creates a liquidation framework for the resolution of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies,” in the event that a company, among other things is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their respective subsidiaries, defined as “covered subsidiaries,” in the event such a subsidiary, among other things, is in default or in danger of default and the liquidation of that subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;
• creates a new framework for the regulation of over-the-counter derivatives activities;
• strengthens the regulatory oversight of securities and capital markets activities by the Securities and Exchange Commission (“SEC”); and
• creates the Bureau of Consumer Financial Protection, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act increases the regulation of the securitization markets. For example, it will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It also gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as General Electric Capital Corporation (”GE Capital”) or its affiliates. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. As such, in many respects, the ultimate impact of the Dodd-Frank Act, and its effects on the financial markets and their participants, will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the issuing entity, its managing member, the sponsor, any originator, the depositor or the servicer, including on the level of receivables and the related equipment owned or beneficially owned by the issuing entity, the servicing, managing and administration of the receivables and the remarketing of the related equipment, and on the regulation and supervision of GE Capital or its affiliates (including the issuing entity, the titling trust, the initial beneficiary, the managing member, the depositor or any subsidiary originator).

In addition, no assurances can be given that the liquidation framework for the resolution of covered financial companies or their covered subsidiaries would not

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apply to GE Capital or its affiliates (including the issuing entity, its managing member, the initial beneficiary, the depositor or any subsidiary originator) or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee, the securityholders or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of the receivables and the related equipment as further described under “LEGAL ASPECTS OF THE RECEIVABLES—Dodd Frank Orderly Liquidation Framework” in the accompanying prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on the notes.

It may not be possible to find a purchaser for your securities.	There is currently no public market for the notes and we cannot assure you that one will develop. Thus you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the notes, but they are not required to do so. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system. A trading market for the notes may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

Recent and continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities, including many securities backed by assets which are owned or beneficially owned by the issuing entity. This period of general market illiquidity may continue, or even worsen, and may adversely affect the value of your notes and may adversely affect your ability to locate a willing purchaser. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

Ongoing economic developments may adversely affect the performance and market value of your notes.

Since the fall of 2007, general worldwide economic conditions experienced a downturn due to the effects of the deterioration in the residential housing market, the subprime lending crisis, the general credit market crisis, collateral effects on the finance and banking industries, increased commodity costs, volatile energy costs, concerns about inflation, slower economic activity, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns and increased volatility in global financial markets due to uncertainty surrounding the level and sustainability of sovereign debt of several countries (the “Economic Crisis”).

The Economic Crisis has adversely affected demand for the types of equipment that we finance, resulting in decreased sales or leases of these products, or decreased proceeds from those sales or leases, which could negatively affect our operations and result in higher losses and delinquencies on the assets. An increase in losses and delinquencies on the assets could result in reduced payments on your notes. As a result, the performance and market value of your notes may be adversely affected. See “RISK FACTORS—Defaults on the receivables may cause payment delays or losses” in the accompanying prospectus.

In addition, we cannot predict the duration of the Economic Crisis, the timing or

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strength of a subsequent economic recovery or the extent to which the Economic Crisis will continue to negatively impact the business, financial condition and results of operations of the originators.

Risk of downgrade of initial ratings assigned to your notes.

The depositor expects that the notes will receive credit ratings from two NRSROs hired by the depositor (the “Hired NRSROs”).

A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant. The ratings of the notes are based primarily on the rating agencies’ analysis of the receivables, the servicer and available credit enhancement. If a rating initially assigned to any note is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

The SEC rules state that the payment of fees by the sponsor, the issuing entity or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities constitutes a conflict of interest for rating agencies. In the view of the SEC, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies. The sponsor will pay the Hired NRSROs a fee to assign ratings on the notes. The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under newly effective SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the issuing entity’s managing member, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the Hired NRSROs, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the Hired NRSROs, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any Hired NRSRO for the purpose of assigning or monitoring the ratings on the notes, Hired NRSROs could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Cross-collateralization of receivables may affect your returns.	In many cases, the originators have other extensions of credit to an obligor in addition to the receivable or receivables with such obligor (or beneficial interests therein) included in the receivables pool securing the notes. In addition, after the closing date, any originator may originate additional extensions of credit to any obligor. Any originator may also sell receivables which it has retained to another issuing entity for which GE Capital may act as the servicer in the future. For purposes of this prospectus supplement, we refer to such existing or future extensions of credit by the originators, or beneficial interest that are not transferred (or in which beneficial interests are not transferred) to the issuing entity and the receivable pool, as retained receivables.

In many cases, receivables sold to the issuing entity and the retained receivables

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are cross-defaulted and/or cross-collateralized. As a result, a retained receivable may have a lien or security interest on the equipment and other collateral securing a receivable in the receivable pool, and a receivable in the receivable pool may be secured by a lien or security interest on the collateral securing a retained receivable.

In addition, the same guarantee, credit enhancement or recourse arrangement with a third party may be applicable to both a receivable or beneficial interest in receivable in the receivable pool and a retained receivable. Each originator will subordinate all rights to such cross-collateralization and will agree to obtain a similar subordination agreement from any third party securitization vehicle to which it may sell receivables or beneficial interests therein that are not owned or beneficially owned by the issuing entity. Likewise, the issuing entity will subordinate all rights to cross-collateralization that it has to the collateral for receivables held by any such originator.

Certain receivables or beneficial interests therein that were previously transferred by the originators in securitization transactions or sold to third parties also contain such cross-collateralization provisions, which remain in place and have not been subordinated.

Conflicts of interest involving GE Capital. GE Capital, in its capacity as servicer, will be required to make decisions, on behalf of the issuing entity, regarding the receivables owned or beneficially owned by the issuing entity which also affect its interest in the retained receivables. The servicing agreement obligates GE Capital, when acting in its capacity as the servicer, to act, on behalf of the issuing entity, in accordance with its customary servicing procedures and the credit and collection policies with respect to loan agreements, leases and other financing arrangements similar to the receivables owned or beneficially owned by the issuing entity. However, when acting in its capacity as the creditor under the retained receivables (or as the servicer for another issuing entity or lender which has purchased retained receivables or beneficial interests therein), GE Capital may make decisions and take actions to protect the creditor’s interest without regard to any effect which these decisions and actions may have on the interests of the issuing entity. Such decisions or actions by GE Capital may affect the timing and amount of the recovery by the issuing entity on receivables with the same obligor. If the obligor defaults on a receivable owned or beneficially owned by the issuing entity or a retained receivable, or an insolvency proceeding is commenced with respect to the obligor (or a third party providing a guarantee or other recourse arrangement), GE Capital, in its capacity as servicer, will be authorized to file claims (including bankruptcy claims) and commence remedial proceedings on behalf of the issuing entity, and in the same proceeding, GE Capital, in its capacity as a creditor of the obligor under a retained receivable (or as the servicer for another securitization issuer or lender which has purchased the retained receivables), may also take actions to protect its interest in the retained receivable. If a payment is made by or on behalf of an obligor (whether a scheduled payment, prepayment, liquidation or insurance proceeds or a payment by a third party under a guarantee or recourse arrangement), as servicer, GE Capital will allocate the payment between amounts due on receivables owned or beneficially owned by the issuing entity and amounts due on retained receivables in accordance with applicable law, the provisions of the receivables (and the retained receivables), the subordination provisions referred to above, if applicable and its customary practices for similar receivables. It is also the practice of the originators to accommodate obligor requests for the release of equipment or other collateral from the lien of a financing agreement or a finance lease, or the release of a third party from its guarantee (or other recourse arrangement) in respect of a receivable in appropriate circumstances. Accordingly,

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GE Capital is authorized in its capacity as servicer or collateral agent, as applicable, to release the equipment or other collateral which secures a receivable and, as servicer, is also authorized to release a guarantee or other third party recourse arrangement in accordance with its customary servicing practices for similar receivables and the credit and collection policies. In such circumstances, GE Capital will, in accordance with such practices, determine whether (and in what order) to release an obligor’s collateral owned or beneficially owned by the issuing entity and/or collateral securing a retained receivable.

Conflicts of interest involving the originators. When the servicer on behalf of the issuer sells equipment or other collateral for a receivable which has been repossessed, it may also be selling similar collateral for its own account or for an account of another party. None of the originators or the initial beneficiary is required (in a remedial proceeding, in bankruptcy, in allocation of payment or in the sale of repossessed equipment) to give priority to payments due to the issuing entity under a receivable over payments due to any such originator or the initial beneficiary under a retained receivable.

Split-payment stream receivables. Only the base rent component of split-payment stream receivables will be sold to the issuing entity. In the event that an obligor does not pay the entire base rent and variable payment that is due, amounts paid to the issuing entity in respect of base rent, and to other parties in respect of variable payments, will be pro-rated on the amount of such base rent and variable payment due.

Geographical concentrations of receivables may affect your investment.	If adverse events or economic conditions were particularly severe in the geographic regions in which there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the receivables may increase. As a result, the overall timing and amount of collections on the receivables owned or beneficially owned by the issuing entity, including from residual realizations, may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. As of the cut-off date, approximately 13.25%, 9.88%, 9.46%, 5.87% and 5.58% of the net receivable value of the receivables related to obligors located in California, Illinois, Texas, North Carolina and Michigan, respectively. The receivables in those states represent 44.04% of the net receivable value of the receivables owned or beneficially owned by the issuing entity. As of the cut-off date, no other state accounts for more than 5.00% of the net receivable value of the receivables owned or beneficially owned by the issuing entity.

Disproportionate concentrations of obligors in particular industries may adversely affect your investment.

If the industries in which there is a substantial concentration of obligors experience adverse events or economic conditions, the overall timing and amount of collections on the receivables owned, or beneficially owned by the issuing entity may differ from what you may have expected. This could result in delays or reduced payments to you. As of the cut-off date, 19.36% of the net receivables value of the receivables relate to the agriculture, forestry and fishing industry, 15.08% relate to the healthcare industry, 15.03% relate to the manufacturing industry, 14.60% related to the mining and construction industry, 12.98% relate to the services industry, 8.82% relate to the distribution/wholesale industry, 6.72% relate to the printing and publishing industry and 5.06% relate to the transportation industry.

Delinquencies or defaults on receivables with end-users in these industries may be adversely affected by various economic conditions including, for example, changes in interest rates and equipment inventory, and general levels of activity in the agriculture, forestry and fishing, healthcare, manufacturing, mining and construction, services, distribution/wholesale, printing and publishing,

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transportation, retail, electronics, and other industries. In addition, the amounts received from the sale, re-lease or other disposition of the related equipment may also be adversely affected by these various economic conditions. Adverse developments concerning these or other conditions will tend to increase the rate of delinquencies and defaults by obligors in those industries and may also reduce residual realizations. This, in turn, could result in reductions of or delays in the collection of funds for payment of your notes.

Obligors may not be able to pay guaranteed payments.	Loans and leases may require lump sum payments at the end of their term that could be materially larger than the regularly scheduled payment. These lump sum payments exist because certain of the loans require a balloon lump sum payment and certain leases included in the series 2014-1A SUBI contain a “terminal rent adjustment clause” or “TRAC.” Following the sale or other disposition of the related equipment, the TRAC requires the lessee to pay the excess, if any, of the related TRAC amount over the proceeds of such sale or other disposition. The aggregate amount of the lump sum payments attributable to balloon payments on loans and TRACs constitute 2.61% and 0.32%, respectively, of the aggregate receivable value as of the cut off date. These payments, where required, pose an additional payment risk because obligors may not be able to make such payments in full when they are due. Delays in, or shortfalls on, collections of these lump sum payments may result in delays or reduced payments to you.

Payment priorities increase risk of loss, delay in payment and risk to yield to certain notes; Residual realizations are uncertain.	Classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes. In addition, because principal of each class of notes will be paid sequentially, classes of notes that have a higher numerical or lower alphabetical class designation will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after lower numbered and higher alphabetical classes have received most or all principal amounts payable on their notes, and after which a substantial amount of credit enhancement may have been applied and not replenished. As a result, the yields of the Class A-2, Class A-3, Class A-4 and Class B Notes will be relatively more sensitive than the Class A-1 Notes to losses on the receivables and the timing of such losses as well as lower residual realizations and the timing of such residual realizations. If the actual rate and amount of losses exceed your expectations or if residual realizations are lower than your expectations, and if credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss. If residual realizations exceed your expectations, you may be prepaid faster than you expected which can reduce your yield. Residual realizations on an item of equipment may be impacted depending on whether the equipment is sold, re-leased or continues to be used by the lessor after termination of the lease. There is limited data presented in this prospectus supplement with respect to residual realizations. While investors will be entitled to receive any amounts received in connection with residual realizations, no particular value should be assumed with respect to such amounts. Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected. Upon the circumstances provided in the priority of payments and upon the occurrence of an event of default and acceleration of the notes, after payment of certain expenses of the issuing entity and payments of interest on the Class A Notes ratably, principal payments will be made first to the A-1 Notes until paid in full, then principal payments will be made to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, ratably, according to the amounts due and payable on the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes for principal until paid in full, then interest and principal payments will be made to the holders of the Class B Notes until paid in full. Consequently,

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in such circumstances, holders of the Class B Notes will not receive payments of interest or principal until the Class A Notes have been paid in full.

The failure to pay interest on the Class B Notes is not an event of default in some circumstances.	The indenture provides that failure to pay interest on the Class B Notes when due will not be an event of default if on the related payment date such failure resulted from principal being paid in accordance with clause (4) under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments.” Under these circumstances, the holders of the Class B Notes will not have any right to declare an event of default, to cause the maturity of the Notes to be accelerated or to direct or consent to any action under the indenture.

Even if the servicer repossesses and sells the equipment relating to a receivable after an obligor defaults, delays in payments to noteholders may occur.	If a lease of equipment included in the series 2014-1A SUBI or a receivable becomes a defaulted receivable, the primary sources of payment for amounts owed on that receivable will be the income and proceeds from the continued use, sale, re-lease or other disposition of any related equipment and a deficiency judgment, if any, against the obligor under the defaulted receivable. Such residual amounts may constitute a small percentage of the aggregate receivable value. In addition, with respect to the equipment related to lease receivables, the book residual value of each item of equipment is set by the applicable originator at the time or origination in accordance with its typical practices and policies and such value may be different from the market value of the equipment. If, in such circumstances, the market value of the equipment were to decline to an amount less than the book residual value of that equipment used to calculate the receivable value, the servicer may not recover the entire amount due on that receivable. If any recoveries are so reduced, the overall timing and, to a lesser extent, the amount of collections on the receivables and the related equipment owned or beneficially owned by the issuing entity may differ from what you may have expected. This could result in delays or reduced payments to you.

Retention of the Class B Notes by an affiliate of the depositor may reduce the liquidity of the Class B Notes.	The Class B Notes will be initially held by an affiliate of the depositor on the closing date. If any Class B Notes are subsequently sold, the voting power of the holders of the outstanding Notes may be diluted.

Technological obsolescence of equipment may reduce value of collateral.	If technological advances or other similar occurrences relating to the underlying equipment cause the equipment to become obsolete, the value of the equipment will decrease. Additional factors that may affect the issuing entity’s ability to recoup the full amount due on the receivables and the expected residual realizations include depreciation and damage or loss of any item of equipment. These factors will reduce the amount of monies recoverable should the equipment be sold, re-leased or otherwise disposed of following a receivable default, and you may not recover the full amount due on the notes.

THE ISSUING ENTITY AND OTHER PARTIES

General

The Issuing Entity was formed as a limited liability company under the laws of the State of Delaware on July 9, 2014, and operates pursuant to a limited liability company agreement. The Issuing Entity will not engage in any activity other than:

•	acquiring, holding and managing Loans, Leases of equipment and a series special unit beneficial interest certificate representing a beneficial interest in leases of titled transportation equipment and the related equipment allocated to a special unit of beneficial interest in the Titling Trust, any other agreements that give rise to the receivables, the leased equipment with respect to the receivables arising out of Leases and the other assets of the Issuing Entity and proceeds from any of the foregoing;

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•	issuing the Notes;

•	making payments on the Notes and distributions to its member; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing activities or are incidental thereto, or connected therewith.

The Issuing Entity will possess only the following property:

•	the receivables and related collections from the Cut-off Date (other than the variable payment component of any Split-Payment Stream Receivables);

•	a series special unit beneficial interest certificate evidencing a 100% beneficial interest in the leases of titled transportation equipment and the related equipment allocated to the Series 2014-1A SUBI, including payments made under such leases from the Cut-off Date, which also include payments under “terminal rental adjustment clauses” of such leases up to the related TRAC Amounts;

•	the agreements that give rise to the receivables;

•	the leased equipment with respect to the receivables arising out of Leases;

•	bank accounts established by and for the Issuing Entity;

•	security interests in the equipment financed under the receivables and any guaranties of the receivables;

•	the Reserve Account and the amounts on deposit therein;

•	any property obtained in a default situation under those security interests and proceeds from liquidation of that property; and

•	rights to proceeds, either directly or indirectly, from certain insurance policies covering any Equipment or the related Obligors.

As a bankruptcy-remote entity, the Issuing Entity’s operations are restricted so that it does not engage in business with, or incur liabilities to, any other entity other than entities such as the sponsor, the indenture trustee, the administrator and the Servicer as contemplated under the transaction agreements or similar securitization agreements. The restrictions are intended to prevent the Issuing Entity from engaging in business with other entities that may bring bankruptcy proceedings against the Issuing Entity. The restrictions are also intended to reduce the risk that the Issuing Entity will be consolidated into the bankruptcy proceedings of any other entity. The Issuing Entity does not have, nor is it expected in the future to have, any significant assets, except as set forth herein.

The Issuing Entity’s principal offices are in care of General Electric Capital Corporation, as administrator, and are located at 10 Riverview Drive, Danbury, Connecticut 06810.

Debt Capitalization of the Issuing Entity

The initial capital contribution of the initial member to the Issuing Entity is $10,000. The following table illustrates the debt capitalization of the Issuing Entity as of the Cut-off Date, as if the issuance and sale of the Notes had taken place on that date:

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Class of Notes	Initial Principal Amount
A-1	$138,600,000
A-2	190,000,000
A-3	173,000,000
A-4	77,500,000
B	10,000,000
Total	$589,100,000

Affiliations among Principal Transaction Parties

The diagram below illustrates the ownership structure among the affiliated principal transaction parties. In this transaction, General Electric Capital Corporation (“GE Capital”), a Delaware corporation, is the sponsor, administrator, servicer and managing member of the Depositor. VFS Financing, Inc. is an indirect subsidiary of GE Capital. General Electric Credit Corporation of Tennessee is a direct subsidiary of GE Capital. GE Capital Title Holding Corp., a Delaware corporation, is a direct subsidiary of GE Capital and the initial beneficiary of the Titling Trust (in such capacity, the “Initial Beneficiary”). CEF Equipment Holding L.L.C. is a direct subsidiary of GE Capital. GE Equipment Funding, LLC is a direct subsidiary of GE Capital. GE Equipment Midticket LLC, Series 2014-1 is a direct subsidiary of GE Equipment Funding, LLC.

Managing Member

GE Equipment Funding, LLC (the “Managing Member”) will act as the Issuing Entity’s managing member. GE Equipment Funding, LLC is a Delaware limited liability company and wholly-owned direct subsidiary of GE Capital, and its principal offices are located at 10 Riverview Drive, Danbury, CT 06810. For a description of the Managing Member, see “IMPORTANT PARTIES—GE Equipment Funding, LLC in the accompanying prospectus.

Depositor

CEF Equipment Holding, L.L.C. (the “Depositor”), will sell the receivables, and in the case of receivables that are leases, the related equipment and the series 2014-1A SUBI Certificate to the Issuing Entity. CEF Equipment Holding, L.L.C., is a Delaware limited liability company and a wholly-owned direct subsidiary of GE Capital, a Delaware corporation, and its principal offices are located at 10 Riverview Drive, Danbury, CT 06810. For a description of the Depositor, see “IMPORTANT PARTIES—CEF Equipment Holding, L.L.C.” in the accompanying prospectus.

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Titling Trust

GE TF Trust (the “Titling Trust”), a Delaware statutory trust, originated 8.39% of the receivables (by Aggregate Receivable Value). GE Capital Title Holding Corp., as the initial beneficiary of the Titling Trust (in such capacity, the “Initial Beneficiary”), will transfer the Series 2014-1A SUBI Certificate, evidencing a beneficial interest in the Leases of titled Equipment and the related Equipment to the Depositor on the Closing Date.

Sponsor and Originators

GE Capital originated 65.57% of the receivables (by Aggregate Receivable Value). General Electric Credit Corporation of Tennessee (“GECC of Tennessee”), a Delaware corporation and a direct subsidiary of GE Capital, originated 36.99% of the leases, which constitute 16.35% of the receivables (by Aggregate Receivable Value). VFS Financing, Inc., a Delaware corporation and an indirect subsidiary of GE Capital originated 9.69% of the receivables (by Aggregate Receivable Value). Each of GE Capital, GECC of Tennessee and VFS Financing, Inc. will transfer such receivables, the related Equipment (in the case of Leases) and other related assets to the Depositor on the Closing Date.

GE Capital has securitized commercial loans, similar to the types included in this transaction originated by its Commercial Lending and Leasing division, since 2003 and has securitized commercial leases similar to the types included in this transaction originated by its Commercial Lending and Leasing division since 2010. The size of this portfolio was in excess of $3.6 billion as of June 30, 2014. GE Capital does not outsource the origination of loans and leases similar to the types included in this transaction to third parties. GE Capital sponsored approximately $1,054 million, $1,137 million and $1,273 million in initial aggregate principal amount of securities backed by loans similar to the types included in this transaction in the 2006, 2007 and 2009 calendar years, respectively and sponsored approximately $727 million, $2,390 million, $2,586 million, $2,468 million, and $1,446 million in aggregate principal amount of securities backed by loans and leases similar to the types included in this transaction in the 2010, 2011, 2012, 2013 and 2014 (thus far) calendar years. GE Capital did not sponsor any securities backed by commercial equipment loans or commercial leases in the 2008 calendar year.

In addition to assets of the types included in this transaction, assets supporting GE Capital securitizations executed by GE Capital and its subsidiaries and affiliates that are currently outstanding include: credit card receivables; floorplan receivables; commercial real estate loans; residential real estate and home equity loans; secured corporate loans; and other assets.

For a description of the sponsor, see “IMPORTANT PARTIES—GE Capital Corporation” in the accompanying prospectus. For a description of origination of receivables by GE Capital, see “ORIGINATION OF RECEIVABLES” in the accompanying prospectus.

Servicer

GE Capital, through its Commercial Lending and Leasing division, is the servicer of the receivables and the related equipment under the servicing agreement (the “Servicer”). Under the servicing agreement, GE Capital will also remarket the equipment and titled transportation equipment included in the Series 2014-1A SUBI. In a remarketing, the Servicer undertakes to sell the underlying returned or repossessed equipment to maximize proceeds for the Issuing Entity. As a general matter, the Servicer, on behalf of the Issuing Entity may remarket (i) leased Equipment at the end of the related Lease’s term or (ii) Equipment securing a Loan or leased Equipment when the related Obligor defaults under the related Loan or Lease and the Servicer on behalf of the Issuing Entity has repossessed such Equipment, as applicable. The principal offices of GE Capital’s Commercial Lending and Leasing division are located at 201 Merritt 7, Norwalk, CT, 06851.

GE Capital was the servicer of a commercial equipment loan and lease portfolio of approximately $9.4 billion, $8.4 billion, $7.9 billion, $7.9 billion and $7.9 billion in outstanding principal amount as of the 2009, 2010, 2011, 2012 and 2013 calendar years respectively.

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In addition to assets of the types included in this transaction, GE Capital is the servicer of portfolios of credit card receivables; floorplan receivables; commercial real estate loans; residential real estate and home equity loans; secured corporate loans; and other assets.

For a description of the servicer, see “IMPORTANT PARTIES—GE Capital Corporation” in the accompanying prospectus.

THE RECEIVABLES POOL

The receivables pool consists of Loans and Leases and, in the case of Leases, the related Equipment, and the Series 2014-1A SUBI evidencing a beneficial interest in the Leases and the related Equipment included in the Series 2014-1A SUBI. The Loans and Leases are middle market equipment loans and leases made to obligors located in the United States of America and managed by the Corporate Finance (“CF”) and Equipment Finance (“EF”) reporting category of the Commercial Lending and Leasing division of GE Capital in the Americas (“GECA”). When used in this prospectus supplement, unless explicitly provided otherwise or the context requires otherwise, the term “Loans” means both loans and finance leases and the term “Leases” shall mean the leases and TRAC leases and the term “receivables” means the loans and leases transferred to the issuing entity, and the beneficial interest in leases that were transferred to the issuing entity together. The receivables pool includes Loans and Leases of industrial equipment, construction equipment, transportation equipment, maritime assets, technology and telecommunications equipment, furniture and fixtures, healthcare equipment or other equipment. As used in this prospectus supplement, the term “Obligor” shall refer to the lessee under a Lease or the borrower under a Loan, as applicable. A portion of the Leases included in the Series 2014-1A SUBI are TRAC leases which contain a “terminal rental adjustment clause” specifying that at the end of such Lease’s term the related Obligor will return the related Equipment to the Titling Trust. The Servicer, for the benefit of the Issuing Entity, will arrange for the returned Equipment to be sold in a public or private sale, at wholesale, for the highest cash offer. Each TRAC Lease also contains a provision that requires the related Obligor to pay an amount equal to any excess of the TRAC Amount over the sum of the net proceeds from the disposition of the Equipment and any surplus insurance recoveries, as the final payment under the such Lease. The right to receive such a payment from the related Obligor is an asset of the Issuing Entity and the proceeds therefrom constitute part of the receivables pool. If, however, following the disposition of the Equipment, the sum of the net proceeds from such disposition of the related Equipment and any surplus insurance recoveries exceeds the TRAC Amount, the amount equal to such excess (which is not included in the Series 2014-1A SUBI), will be paid to the related Obligor and will not constitute part of the receivables pool. The Titling Trust will only have the right to receive disposition proceeds in an amount not to exceed the TRAC Amount, and it will not be liable for payment of any such proceeds in excess of the TRAC Amount to the related Obligor.

The Series 2014-1A SUBI

The Series 2014-1A SUBI will be created by the UTI trustee’s identification and allocation of leases of titled transportation equipment and the related equipment theretofore constituting all or a portion of the UTI to a separate portfolio of the Titling Trust which the administrative trustee will designate as the “Series 2014-1A SUBI.” The Series 2014-1A SUBI will be evidenced by the Series 2014-1A SUBI certificate, which will be issued to the Initial Beneficiary. The Series 2014-1A SUBI certificate will be sold by the Initial Beneficiary to the Depositor under the receivables sale agreement and will be further transferred by the Depositor to the Issuing Entity under the receivables purchase and sale agreement. The Issuing Entity will grant to the indenture trustee a security interest in the Series 2014-1A SUBI Certificate and the indenture trustee will become a secured party with respect to the Leases and the Equipment upon execution of the series 2014-1A SUBI supplement to the collateral agency agreement. The Leases and the related Equipment included in the Series 2014-1A SUBI will be serviced by the Servicer solely pursuant to the terms of the servicing agreement. No additional leases of titled transportation equipment or other assets will be allocated from the UTI to the Series 2014-1A SUBI following the Closing Date. In certain circumstances described in “DESCRIPTION OF TRANSACTION AGREEMENTS—Removal of Receivables” below, the beneficial interests in Leases and the related Equipment may be removed from the Issuing Entity if GE Equipment Funding, LLC purchases the beneficial interest in such Leases and Equipment for the Purchase Price of such assets. If the beneficial interest in any Leases and the related Equipment is purchased from the Issuing Entity by GE Equipment Funding, LLC, and then sold by GE Equipment Funding, LLC to the Initial

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Beneficiary, the Initial Beneficiary will cause the allocation of such Leases and Equipment from the Series 2014-1A SUBI to the UTI.

In addition to the SUBI representing the Series 2014-1A SUBI described above, the Titling Trust agreements applicable to the Series 2014-1A SUBI are as follows:

•	Titling Trust Agreement. The titling trust agreement is between GE Capital Title Holding Corp., as initial beneficiary and settlor and Wilmington Trust Company, as UTI trustee, administrative trustee and Delaware trustee. The titling trust agreement governs the formation and operation of the Titling Trust and, among other things, the creation of the Series 2014-1A SUBI.

•	The Series 2014-1A SUBI Supplement. The Series 2014-1A SUBI supplement to the titling trust agreement is between GE Capital Title Holding Corp., as initial beneficiary and settlor and Wilmington Trust Company, as UTI trustee, administrative trustee and SUBI trustee. The Series 2014-1A SUBI supplement will include the list of leases of titled transportation equipment and the related equipment allocated to the Series 2014-1A SUBI, and create the Series 2014-1A SUBI certificate evidencing beneficial ownership of 100% of the Leases and the related Equipment included in the Series 2014-1A SUBI.

•	The Series 2014-1A SUBI Servicing Supplement. The Series 2014-1A SUBI servicing supplement is a supplement to the titling trust servicing agreement governing the servicing, administration and management of the leases of titled transportation equipment and the related equipment owned by the titling trust. The Series 2014-1 servicing supplement will terminate the titling trust servicing agreement so long as it pertains to the leases of titled transportation equipment and the related equipment that will be allocated, from time to time, to the Series 2014-1A SUBI and will provide that the leases and equipment included in the Series 2014-1A SUBI will be serviced, administered, managed and remarketed, as applicable, pursuant to the terms of the servicing agreement among the servicer, the issuing entity and the titling trust.

•	Titling Trust Collateral Agency Agreement. The titling trust collateral agency agreement is between the titling trust and GE Title Agent LLC, as collateral agent. The titling trust collateral agency agreement governs the creation and maintenance of a security interest in favor of the collateral agent and, with respect to the leases of titled transportation equipment and the related equipment included in the Series 2014-1A SUBI, by operation of the Series 2014-1A SUBI to the titling trust collateral agent administration agreement, the indenture trustee, on behalf of the noteholders.

•	Titling Trust Collateral Agent Administration Agreement. The titling trust collateral agency agreement is between GE Title Agent LLC, as collateral agent and General Electric Capital Corporation, as administrator. The titling trust collateral agent administration agreement governs the performance by the administrator of certain duties of the collateral agent, including its administrative duties with respect to the Series 2014-1A SUBI.

See also “DESCRIPTION OF THE TRANSACTION AGREEMENTS – Agreements Relating to the Titling Trust” and “LEGAL ASPECTS OF THE RECEIVABLES – The Titling Trust” in the accompanying Prospectus.

The Series 2014-1A SUBI will be held by the issuing entity and will be pledged under the indenture to secure the notes.

A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the Issuing Entity and the Notes, are based upon the Net Receivable Value of the receivables.

“Aggregate Receivable Value” means the sum of (i) the Loan Value of all the Loans and (ii) the Lease Value of all the Leases.

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“Book Residual Value” means, for the Equipment related to any receivable arising out of a lease that is not a Defaulted Receivable, the expected future value of that Equipment at the end of the related lease term, as determined at the time of origination by the applicable originator in accordance with its typical practices and policies.

“Lease Value” means, for any Lease that is not a Defaulted Receivable on any day (including the Cut-off Date), the sum of (i) the future Scheduled Payments on such Lease (which, in the case of Split-Payment Stream Receivables, includes only the base rent component) discounted monthly at the applicable Implicit Rate of Return, plus (ii) any past due Scheduled Payments on such Lease (which, in the case of Split-Payment Stream Receivables, includes only the base rent component) reflected on the Servicer’s records, plus (iii) the present value of the Book Residual Value (or, in the case of a TRAC Lease, Guaranteed Payment), discounted monthly at the applicable Implicit Rate of Return. Defaulted Receivables that are Leases will be deemed to have a Lease Value equal to the outstanding Lease Value at the time it became a Defaulted Receivable less the amount written-off as uncollectible in accordance with the Credit and Collection Policy.

“Loan Value” means for any Loan that is not a Defaulted Receivable on any day (including the Cut-off Date): (A) with respect to Precomputed Loans, (i) the present value of the future Scheduled Payments discounted monthly at the applicable Implicit Rate of Return plus (ii) any past due Scheduled Payments reflected on the Servicer’s records plus (iii) the unamortized amounts of any purchase premiums minus (iv) the unamortized amounts of any purchase discounts and (B) with respect to Simple Interest Loans, (i) the balance reflected on the servicer’s records plus (ii) the unamortized amounts of any purchase premiums minus (iii) the unamortized amounts of any purchase discounts. Defaulted Receivables that are Loans will be deemed to have a Loan Value equal to the outstanding Loan Value at the time it became a Defaulted Receivable less the amount written-off as uncollectible in accordance with the Credit and Collection Policy.

“Net Receivable Value” means (i) Aggregate Receivable Value less (ii) aggregate Book Residual Value.

The receivables were selected using criteria set forth in the accompanying prospectus under “CHARACTERISTICS OF THE RECEIVABLES—Selection Criteria” and the additional criteria that, as of the Cut-off Date:

(1)	no receivable is more than 30 days past due or has been charged off as uncollectible in accordance with the Credit and Collection Policy;

(2)	each receivable has a remaining term to maturity of not more than 96 months from the Cut-off Date; and

(3)	no single Obligor accounts for more than 1.67% of the Net Receivable Value.

The initial principal amount of the Notes will equal approximately 96.26% of the Net Receivable Value of the receivables as of the Cut-off Date.

As the Obligors pay amounts owed by them under the receivables, the aggregate balance of all of the receivables owned or beneficially owned by the Issuing Entity will decrease. This decrease in the balance of the receivables is referred to as amortization. The rate at which the balance of each receivable is reduced may vary from receivable to receivable. The variance will depend in large part on the receivable terms and the manner in which the Obligor makes its payments. As a result, the statistical distribution of the receivables held by the Issuing Entity, for example, the concentration of Obligors in any one state or of the receivables with respect to any one equipment type, will vary as the receivable balances amortize.

Some of the Leases have split-payment streams, whereby pursuant to the terms of the applicable lease, the related Obligor is required to make base rent and variable payments that are based on that Obligor’s use of the related Equipment, together with servicing and maintenance charges attributable to such use. In those circumstances, the only the receivables comprising the base rent will be sold to the Issuing Entity and other parties will retain the right to receive the variable payments made by the Obligor with respect to those receivables in their

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entirety. As of the Cut-off Date, 0.98% of the receivables (by Aggregate Receivable Value) were Split-Payment Stream Receivables.

13.25% of the receivables, by Net Receivable Value, were originated in the State of California. See “RISK FACTORS—Geographical concentrations of receivables may affect your investment.”

None of the receivables were more than thirty (30) days past due as of the Cut-off Date. 317 of the receivables, having an Aggregate Receivable Value as of the Cut-off Date of $88,483,189, have been more than thirty (30) days past due at least once since their origination, of which 78 receivables, having an Aggregate Receivable Value as of the Cut-off Date of $15,235,498, have been more than sixty (60) days past due since their origination, of which 27 receivables, having an Aggregate Receivable Value as of the Cut-off Date of $3,620,330, have been more than ninety (90) days past due since their origination.

The origination and end-user profile, composition, origination channel, receivable type, payment frequency, implicit rate, Obligor industry, Aggregate Receivable Value, Net Receivable Value, remaining term, original term, distribution by state of the obligor, equipment type, top Obligors, scheduled payments and distribution of aggregate Book Residual Values by equipment type, in each case, of the receivables are set forth in the following tables. Information as to the aggregate Book Residual Value of the Equipment related to the lease receivables is also presented. These tables present information as of the Cut-off Date. The amounts and percentages in the following tables may not sum due to rounding.

As of the Cut-off Date, the Loans and the Leases, collectively, have an Aggregate Receivable Value of $690,486,852. The aggregate Book Residual Value (determined as of the origination dates) of Equipment related to the receivables that will be transferred to the Issuing Entity will equal $78,471,046, which is approximately 11.36% of the Aggregate Receivable Value. As of the Cut-off Date, the receivables to be transferred to the Issuing Entity have a Net Receivable Value of $612,015,806.

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Origination and End-User Profile

Major Equipment Categories	Equipment Description Examples	Direct Origination Profile and End User Prospecting	Indirect Origination Profile and End User Prospecting
Industrial	Manufacturing, food processing, machine tools, warehouse equipment	Local and regional prospecting of regional and national specialty and traditional manufacturers. Equipment is often specialized for the end-users' business needs.	Industrial equipment programs channeled through dealer network, VARs and manufacturers.

Construction	Yellow-iron, backhoes, front-end loaders, road equipment, small-use construction, etc.	Local, regional and national construction companies. Equipment purchases are often linked to new contracts and are replacements per scheduled upgrade programs.	Medium-duty and small-duty construction equipment programs channeled through dealer network.

Technology and Telecommunications	Computers, printers, data storage, testing, other technology equipment and telephone systems	Essential use/business critical equipment primary for upper-middle obligors regardless of industry segmentation.	Includes data storage, computer and other technology equipment program financings. Clients cross industry segments including upper-middle private and publicly traded obligors.

Furniture/Fixtures	Office work stations, desks and office build-out	Direct calling primarily in the services industry; referrals from non-services clients.	Opportunities are primarily sourced through non-vendor, dealer specific sales channels regardless of manufacturer.

Transportation	Heavy, medium and light duty trucks, trailers, refrigerated units and vocational units	Direct calling on private fleet operators and vocational users.	Includes construction and industrial transportation equipment sourced through program partners.

Maritime	Dredgers and tugboats	Regional operators and shipyards in the Pacific Northwest, South and Great Lakes regions. Equipment is specialty constructed.	N/A

Healthcare	MRI, CT/PET, X-Ray, ultrasound, and linear accelerators	GE manufactured imaging equipment to hospitals and affiliated medical centers.	N/A

Composition of the Receivables

Aggregate Receivable Value	Aggregate Book Residual Value	Net Receivable Value	Number of Receivables	Weighted Average Remaining Term	Weighted Average Original Term	Original Weighted Average Implicit Rate on Receivables
$690,486,852	$78,471,046	$612,015,806	4,477	50.38 months	61.74 months	5.18%

Distribution by Receivable Type

Receivable Type	Number of Receivables	Aggregate Receivable Value	Aggregate Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
Loan	2,952	$321,208,552	$-	$321,208,552	52.48%
Finance Lease	372	64,163,448	1,366	64,162,082	10.48
Lease	1,144	288,692,762	77,812,594	210,880168	34.46
TRAC Lease	9	16,422,090	657,086	15,765,004	2.58
Total	4,477	$690,486,852	$78,471,046	$612,015,806	100.00%

Distribution by Origination Channel

Origination Channel	Number of Receivables	Aggregate Receivable Value	Aggregate Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
Indirect	3,694	$199,771,539	$15,371,141	$184,400,398	30.13%
Direct	783	490,715,313	63,099,905	427,615,408	69.87
Total	4,477	$690,486,852	$78,471,046	$612,015,806	100.00%

Distribution by Payment Frequency

Payment Frequency	Number of Receivables	Aggregate Receivable Value	Aggregate Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
Monthly	4,475	$682,341,863	$78,449,572	$603,892,290	98.67%
Quarterly	2	8,144,990	21,474	8,123,516	1.33
Total	4,477	$690,486,852	$78,471,046	$612,015,806	100.00%

S-30

 Distribution by Implicit Rate

Implicit Rate (%)	Number of Receivables	Aggregate Receivable Value	Aggregate Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
0.01 - 3.00	477	$62,113,523	$18,096,982	$44,016,542	7.19%
3.01 - 4.00	173	65,192,105	15,255,813	49,936,292	8.16
4.01 - 5.00	344	158,171,703	12,324,014	145,847,689	23.83
5.01 - 6.00	1,280	216,091,933	13,407,981	202,683,951	33.12
6.01 - 7.00	1,795	128,500,773	9,266,728	119,234,045	19.48
7.01 - 8.00	282	45,712,389	7,823,474	37,888,915	6.19
8.01 - 9.00	80	5,185,539	607,822	4,577,716	0.75
9.01 - 10.00	21	6,036,091	1,086,757	4,949,334	0.81
10.01 - 11.00	9	934,355	40,628	893,727	0.15
11.01 - 12.00	8	1,177,117	66,373	1,110,744	0.18
12.01 - 13.00	2	132,042	33,890	98,152	0.02
13.01 - 14.00	2	351,904	101,178	250,726	0.04
14.01 - 15.00	1	15,021	623	14,397	0.00
15.01 or greater	3	872,357	358,782	513,575	0.08
Total	4,477	$690,486,852	$78,471,046	$612,015,806	100.00%

Distribution by Obligor Industry

Obligor Industry	Number of Receivables	Aggregate Receivable Value	Aggregate Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
Manufacturing	310	$100,544,878	$8,557,553	$91,987,325	15.03%
Services	820	88,028,932	8,595,537	79,433,394	12.98
Mining and Construction	1,511	97,607,592	8,224,666	89,382,926	14.60
Printing and Publishing	36	43,065,369	1,938,268	41,127,101	6.72
Distribution and/or Wholesale	192	60,913,670	6,933,767	53,979,903	8.82
Agriculture, Forestry and Fishing	870	138,790,470	20,314,570	118,475,900	19.36
Transportation	167	33,422,268	2,470,266	30,952,002	5.06
Retail	119	8,644,362	424,070	8,220,292	1.34
Electronics	13	6,156,548	-	6,156,548	1.01
Healthcare	439	113,312,762	21,012,348	92,300,414	15.08
Total	4,477	$690,486,852	$78,471,046	$612,015,806	100.00%

S-31

Distribution by Receivable Value

Receivable Value ($)	Number of Receivables	Aggregate Receivable Value	Aggregate Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
0.01 - 25,000.00	930	$14,701,836	$393,258	$14,308,577	2.34%
25,000.01 - 50,000.00	1,671	62,470,444	5,867,401	56,603,043	9.25
50,000.01 - 75,000.00	727	43,609,406	5,126,593	38,482,814	6.29
75,000.01 - 100,000.00	211	18,180,813	2,047,231	16,133,582	2.64
100,000.01 - 150,000.00	313	38,489,990	3,525,794	34,964,196	5.71
150,000.01 - 200,000.00	164	28,293,723	2,763,293	25,530,430	4.17
200,000.01 - 250,000.00	79	17,451,523	1,496,063	15,955,460	2.61
250,000.01 - 500,000.00	164	56,431,316	7,658,267	48,773,049	7.97
500,000.01 - 750,000.00	56	33,365,129	5,755,861	27,609,269	4.51
750,000.01 - 1,250,000.00	62	60,140,620	10,197,988	49,942,633	8.16
1,250,000.01 - 1,750,000.00	31	46,636,682	5,534,601	41,102,081	6.72
1,750,000.01 - 2,250,000.00	11	21,651,567	2,261,239	19,390,328	3.17
2,250,000.01 - 3,250,000.00	23	60,975,071	7,483,563	53,491,508	8.74
3,250,000.01 - 4,250,000.00	16	61,010,292	5,376,999	55,633,293	9.09
4,250,000.01 - 6,250,000.00	8	39,494,727	6,168,319	33,326,408	5.45
6,250,000.01 or greater	11	87,583,711	6,814,578	80,769,133	13.20
Total	4,477	$690,486,852	$78,471,046	$612,015,806	100.00%

Distribution by Remaining Term

Remaining Term to Stated Maturity (Months)	Number of Receivables	Aggregate Receivable Value	Aggregate Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
1-12	10	$228,671	$-	$228,671	0.04%
13-24	327	21,673,463	1,398,051	20,275,412	3.31
25-36	1,020	100,556,201	14,307,737	86,248,465	14.09
37-48	1,408	180,425,865	22,352,050	158,073,815	25.83
49-60	1,606	249,135,218	28,657,195	220,478,023	36.02
61-72	63	75,667,042	7,693,828	67,973,215	11.11
73-84	35	58,196,369	3,942,665	54,253,705	8.86
85 and longer	8	4,604,022	119,521	4,484,501	0.73
Total	4,477	$690,486,852	$78,471,046	$612,015,806	100.00%

Distribution by Original Term

Original Term to Stated Maturity (Months)	Number of Receivables	Aggregate Receivable Value	Aggregate Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
1-12	2	$63,464	$-	$63,464	0.01%
13-24	198	8,972,973	-	8,972,973	1.47
25-36	796	68,563,429	7,247,965	61,315,464	10.02
37-48	1,453	123,102,091	11,788,926	111,313,165	18.19
49-60	1,720	244,035,690	29,534,105	214,501,585	35.05
61-72	215	111,881,272	10,934,126	100,947,145	16.49
73-84	53	82,971,929	9,108,230	73,863,699	12.07
85 and longer	40	50,896,005	9,857,694	41,038,311	6.71
Total	4,477	$690,486,852	$78,471,046	$612,015,806	100.00%

S-32

Distribution by Geographic Location

Geographic Location(1)	Number of Receivables	Aggregate Receivable Value	Aggregate Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
Alabama	60	$5,410,031	$723,558	$4,686,474	0.77%
Alaska	22	3,498,113	527,900	2,970,213	0.49
Arizona	48	2,700,189	254,824	2,445,364	0.40
Arkansas	14	9,190,486	2,191,218	6,999,268	1.14
California	357	89,735,930	8,660,540	81,075,390	13.25
Colorado	57	6,243,383	709,267	5,534,117	0.90
Connecticut	156	15,775,015	2,070,295	13,704,720	2.24
Delaware	9	413,385	14,914	398,471	0.07
District of Columbia	1	54,289	-	54,289	0.01
Florida	327	30,777,604	4,028,364	26,749,240	4.37
Georgia	342	21,479,249	876,430	20,602,819	3.37
Hawaii	8	174,398	-	174,398	0.03
Idaho	7	496,510	30,511	465,998	0.08
Illinois	181	71,677,700	11,181,181	60,496,519	9.88
Indiana	48	16,688,574	982,555	15,706,019	2.57
Iowa	20	4,155,896	773,262	3,382,634	0.55
Kansas	22	1,674,266	337,685	1,336,581	0.22
Kentucky	48	9,356,162	987,571	8,368,592	1.37
Louisiana	42	26,186,736	4,157,938	22,028,798	3.60
Maine	5	498,298	-	498,298	0.08
Maryland	50	5,818,666	1,036,669	4,781,997	0.78
Massachusetts	118	16,995,512	1,709,808	15,285,704	2.50
Michigan	95	36,205,752	2,059,718	34,146,035	5.58
Minnesota	149	12,316,741	2,650,951	9,665,790	1.58
Mississippi	47	2,417,145	161,903	2,255,242	0.37
Missouri	165	13,596,972	1,682,471	11,914,502	1.95
Montana	22	2,480,182	572,373	1,907,809	0.31
Nebraska	16	3,920,842	821,997	3,098,845	0.51
Nevada	21	1,647,556	13,650	1,633,906	0.27
New Hampshire	27	1,531,937	288,194	1,243,743	0.20
New Jersey	161	23,846,298	1,985,030	21,861,268	3.57
New Mexico	12	476,674	16,557	460,117	0.08
New York	227	15,473,258	1,890,983	13,582,276	2.22
North Carolina	227	37,540,991	1,637,553	35,903,438	5.87
North Dakota	30	3,601,532	1,033,883	2,567,648	0.42
Ohio	112	18,547,322	4,625,207	13,922,114	2.27
Oklahoma	30	1,267,583	199,432	1,068,151	0.17
Oregon	38	6,668,083	401,218	6,266,864	1.02
Pennsylvania	116	19,602,022	5,534,929	14,067,093	2.30
Rhode Island	39	2,787,524	73,545	2,713,979	0.44
South Carolina	237	22,787,482	765,511	22,021,970	3.60
South Dakota	13	918,383	42,662	875,721	0.14
Tennessee	163	16,605,947	1,697,311	14,908,636	2.44
Texas	310	63,533,935	5,617,508	57,916,427	9.46
Utah	57	4,998,208	1,011,901	3,986,307	0.65
Vermont	5	516,866	69,251	447,614	0.07
Virginia	64	5,157,174	563,400	4,593,774	0.75
Washington	59	14,829,128	667,337	14,161,792	2.31
West Virginia	9	583,959	103,926	480,034	0.08
Wisconsin	63	14,642,437	719,136	13,923,301	2.27
Wyoming	21	2,984,527	309,020	2,675,507	0.44
Total	4,477	$690,486,852	$78,471,046	$612,015,806	100.00%

(1) Based upon billing addresses provided by each Obligor.

S-33

Distribution by Equipment Type

	Total Direct and Indirect		Direct				Indirect
Equipment Type	Number of Receivables	Aggregate Receivable Value	Aggregate Receivable Value	Aggregate Book Residual Value	Net Receivable Value	Percent of Direct Net Receivable Value	Aggregate Receivable Value	Aggregate Book Residual Value	Net Receivable Value	Percent of Indirect Net Receivable Value
Industrial	513	$227,843,859	$205,880,275	$23,277,920	$182,602,356	42.70%	$21,963,584	$1,601,099	$20,362,485	11.04%
Construction	3,188	205,002,599	39,350,510	7,845,382	31,505,127	7.37	165,652,089	13,770,042	151,882,047	82.37
Healthcare	439	113,312,762	113,312,762	21,012,348	92,300,414	21.58	-	-	-	-
Transportation	304	85,464,063	73,308,197	8,705,195	64,603,002	15.11	12,155,866	-	12,155,866	6.59
Printing	13	21,416,013	21,416,013	1,867,875	19,548,138	4.57	-	-	-	-
Maritime Assets	7	21,148,558	21,148,558	-	21,148,558	4.95	-	-	-	-
Furniture & Fixtures	8	8,226,135	8,226,135	391,185	7,834,950	1.83	-	-	-	-
Technology & Telecommunications	5	8,072,864	8,072,864	-	8,072,864	1.89	-	-	-	-
Total	4,477	$690,486,852	$490,715,313	$63,099,905	$427,615,408	100.00%	$199,771,539	$15,371,141	$184,400,398	100.00%

Top Obligors

Obligor	Years as a Customer of GE	Industry	Equipment Type	Number of Receivables	Aggregate Receivable Value	Aggregate Book Residual Value	Net Receivable Value	Percent of Net Receivable Value
1.	1	Printing & Publishing	Industrial Equipment	2	$10,208,127	$-	$10,208,127	1.67%
2	9	Agriculture, Forestry & Fishing	Industrial Equipment / Printing Equipment	5	9,892,805	3	9,892,802	1.62
3.	12	Services	Construction Equipment / Transportation Equipment	4	9,515,026	-	9,515,026	1.55
4.	1	Printing & Publishing	Printing Equipment	2	9,453,294	-	9,453,294	1.54
5.	10	Agriculture, Forestry & Fishing	Industrial Equipment	4	9,060,697	-	9,060,697	1.48
6.	7	Manufacturing	Industrial Equipment	1	9,002,867	-	9,002,867	1.47
7.	8	Transportation	Maritime Assets	1	8,669,699	-	8,669,699	1.42
8.	7	Manufacturing	Transportation Equipment	1	8,120,192	-	8,120,192	1.33
9.	9	Printing & Publishing	Industrial Equipment	1	8,102,377	-	8,102,377	1.32
10.	1	Services	Maritime Assets	1	8,069,184	-	8,069,184	1.32
Total				22	$90,094,268	$3	$90,094,265	14.72%

Distribution of Book Residual Value by Equipment Type

Equipment Type	Number of Receivables	Aggregate Book Residual Value	Percent of Aggregate Book Residual Value
Transportation	304	$8,705,195	11.09%
Furniture & Fixtures	8	391,185	0.50
Printing	13	1,867,875	2.38
Industrial	513	24,879,018	31.70
Healthcare	439	21,012,348	26.78
Maritime Assets	7	-	0.00
Technology & Telecommunications	5	-	0.00
Construction	3,188	21,615,425	27.55
Total	4,477	$78,471,046	100.00%

S-34

Scheduled Payments

Collection Period	Aggregate Receivable Value Payments(2)	Aggregate Scheduled Interest Payments	Aggregate Scheduled Book Residual Value Payments
August 2014(1)	$5,091,445	$2,979,467	-
September 2014(1)	11,230,680	2,956,682	-
October 2014	11,794,497	2,907,044	-
November 2014	12,422,909	2,854,736	-
December 2014	11,816,782	2,799,977	-
January 2015	12,424,070	2,747,544	-
February 2015	11,981,114	2,692,651	-
March 2015	12,029,771	2,639,405	-
April 2015	12,613,264	2,585,930	-
May 2015	12,184,931	2,530,098	-
June 2015	12,246,844	2,475,858	-
July 2015	12,821,687	2,421,305	-
August 2015	12,325,523	2,364,440	-
September 2015	12,441,462	2,309,526	-
October 2015	13,077,031	2,254,145	-
November 2015	12,173,216	2,195,607	-
December 2015	12,877,026	2,141,598	-
January 2016	12,576,519	2,084,934	$101
February 2016	12,058,014	2,029,581	-
March 2016	12,049,843	1,976,307	202
April 2016	12,599,238	1,923,074	101
May 2016	12,115,617	1,867,677	202
June 2016	12,081,799	1,814,258	453
July 2016	12,628,961	1,760,934	367,295
August 2016	12,016,671	1,703,424	1,130,810
September 2016	11,915,446	1,648,366	1,066,418
October 2016	12,372,156	1,592,357	794,626
November 2016	11,774,200	1,536,492	1,684,820
December 2016	11,395,660	1,476,485	1,315,395
January 2017	11,480,435	1,421,358	2,015,311
February 2017	11,006,505	1,367,517	608,263
March 2017	10,934,350	1,316,753	855,792
April 2017	10,785,915	1,264,666	201,794
May 2017	10,242,055	1,215,862	680,881
June 2017	10,373,571	1,167,492	3,891,823
July 2017	10,236,183	1,103,832	604,534
August 2017	9,551,247	1,057,804	1,324,328
September 2017	9,372,250	1,012,031	4,056,261
October 2017	9,528,571	946,461	1,872,239
November 2017	10,085,148	896,815	2,063,850
December 2017	8,031,735	845,204	1,265,790
January 2018	8,181,946	806,129	744,664
February 2018	13,111,507	767,860	2,659,065
March 2018	7,078,992	688,083	2,418,834
April 2018	7,501,834	646,016	904,809
May 2018	12,418,256	611,809	726,942
June 2018	6,456,608	546,253	1,650,357
July 2018	7,316,466	514,154	1,513,153
August 2018	6,425,347	479,222	2,742,903
September 2018	5,793,831	443,767	2,730,534
October 2018	5,405,808	410,049	2,184,933
November 2018	7,178,034	379,487	1,054,445
December 2018	5,113,594	343,159	4,786,630
January 2019	4,110,784	302,472	1,171,818
February 2019	4,146,945	281,140	440,883
March 2019	4,374,569	262,916	1,825,027
April 2019	3,439,655	238,103	5,943,966
May 2019	2,835,522	199,148	1,955,118
June 2019	2,454,017	180,334	2,008,107
July 2019	2,120,156	163,336	2,443,471
August 2019	1,913,807	148,963	1,008,082
September 2019	1,804,584	137,234	718,856
October 2019	1,733,791	127,336	266,781
November 2019	1,962,568	119,714	352,464
December 2019	1,552,864	107,184	52,385
January 2020	1,732,895	101,153	815,079
February 2020	1,459,408	91,522	565,471
March 2020	1,379,528	84,352	786,293
April 2020	2,214,449	76,365	30,772
May 2020	786,908	68,319	2,731,646
June 2020	1,077,394	54,469	749,997
July 2020	968,347	48,040	624,084
August 2020	1,142,953	42,301	-
September 2020	685,284	37,869	431,308
October 2020	651,259	34,002	1,042,750
November 2020	3,968,012	28,334	533,114
December 2020	332,867	14,819	167,778
January 2021	316,447	13,174	-
February 2021	432,196	12,135	280,288
March 2021	428,979	10,256	299,710
April 2021	164,326	8,104	173,262
May 2021	113,119	6,876	-
June 2021	100,796	6,502	706,120
July 2021	709,785	4,417	90,456
August 2021	92,138	1,696	217,879
September 2021	10,091	650	-
October 2021	10,123	617	-
November 2021	10,156	585	28,195
December 2021	8,762	425	15,243
January 2022	5,147	359	-
February 2022	5,164	342	-
March 2022	5,181	325	-
April 2022	5,199	307	38,244
May 2022	1,765	170	-
June 2022	934	162	27,604
July 2022	365	51	10,234
August 2022	-	-	-

(1)	First collection period for the Notes will include both August and September 2014 principal collections.
(2)	The sum of the Aggregate Receivable Value Payments, excluding Aggregate Scheduled Book Residual Value Payments, is equal to $612,015,806 and the sum of the Aggregate Scheduled Book Residual Value Payments is $78,471,046.

S-35

Static Pool Information

Current static pool data with respect to certain term securitizations relating to loan and lease receivables sponsored by GE Capital is annexed to this prospectus supplement as Schedule I, which constitutes an integral part of this prospectus supplement (the “Static Pool Data”). Other than the term securitizations in the calendar years 2010, 2011 and 2012, the prior term securitization transactions did not include lease receivables. The characteristics of the receivables included in prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were originated and paid, may vary materially from the characteristics of the receivables in this receivables pool and the social, economic and other conditions existing at the time when these receivables were originated and that will exist when the receivables in the current receivables pool are repaid. In addition, other than in the case of the term securitizations in the calendar years 2010, 2011 and 2012, in the prior term securitizations, the related equipment itself was not securitized but rather pledged as additional credit enhancement. As a result of each of the foregoing, there can be no assurance that the performance of these prior term securitization transactions will correspond to, or be an accurate predictor of, the performance of this securitization transaction.

VINTAGE CUMULATIVE NET LOSSES OF
HEALTHCARE EQUIPMENT RECEIVABLES PORTFOLIO

Set forth below is certain information regarding vintage cumulative net loss history for equipment loans and leases secured by healthcare equipment originated by GE Capital over each year during the last five years. The social, economic and other conditions existing at the time when those receivables were originated and paid may vary materially from the social, economic and other conditions existing at the time when the loans and leases in the current pool were originated and that will exist when the loans or leases are repaid. As a result of each of the foregoing, there can be no assurance that the performance of these prior vintages will correspond to, or be an accurate predictor of, the performance of this securitization transaction.

Cumulative Net Losses (Loans)

	At June 30, 2014
	(Cumulative Net Losses as a Percent of the
	Aggregate Receivable Value of the Receivables)
Number of Months Aged	2014	2013	2012	2011	2010	2009
1-3	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
4-6	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
7-9		0.00%	0.00%	0.07%	0.00%	0.00%
10-12		0.00%	0.00%	0.08%	0.01%	0.00%
13-15		0.00%	0.02%	0.31%	0.11%	0.07%
16-18		0.01%	0.03%	0.29%	0.14%	0.15%
19-21			0.05%	0.54%	0.19%	0.17%
22-24			0.05%	0.59%	0.19%	0.27%
25-27			0.05%	0.79%	0.19%	0.26%
28-30			0.06%	0.78%	0.16%	0.34%
31-33				0.76%	0.16%	0.34%
34-36				0.88%	0.18%	0.40%
37-39				0.98%	0.18%	0.37%
40-42				0.98%	0.18%	0.34%
43-45					0.18%	0.53%
46-48					0.18%	0.87%
49-51					0.18%	0.86%
52-54					0.18%	0.88%
55-57						0.88%
58-60						0.86%
61-63						0.85%
64-67						0.85%

S-36

Cumulative Net Losses (Leases)

	At June 30, 2014
	(Cumulative Net Losses as a Percent of the
	Aggregate Receivable Value of the Receivables)
Number of Months Aged	2014	2013	2012	2011	2010	2009
1-3	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
4-6	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%
7-9		0.01%	0.00%	0.00%	0.00%	0.00%
10-12		0.01%	0.00%	0.00%	0.00%	0.00%
13-15		0.01%	0.09%	0.00%	0.00%	0.02%
16-18		0.01%	0.09%	0.01%	0.00%	0.02%
19-21			0.11%	0.30%	0.00%	0.02%
22-24			0.11%	0.31%	0.00%	0.03%
25-27			0.11%	0.31%	0.00%	0.05%
28-30			0.11%	0.31%	0.01%	0.03%
31-33				0.31%	0.02%	0.45%
34-36				0.31%	0.02%	0.75%
37-39				0.31%	0.02%	0.79%
40-42				0.31%	0.02%	0.82%
43-45					0.04%	0.84%
46-48					0.07%	0.78%
49-51					0.07%	0.53%
52-54					0.07%	0.48%
55-57						0.48%
58-60						0.48%
61-63						0.48%
64-67						0.48%

Delinquencies, Net Loss and Residual Realization Experience

The data presented in the following tables is for illustrative purposes only and relates to the performance of the portfolios consisting of receivables related to commercial equipment loans and leases of the type held by the Issuing Entity and originated by the Commercial Lending and Leasing Division of GE Capital and are not historical data regarding the Issuing Entity’s receivables alone. In addition, the percentages in the tables below have not been adjusted to eliminate the effect of increases or decreases in the size of the portfolio. Accordingly, the delinquency and credit loss percentages would be expected to vary from those shown if a group of receivables were isolated at a period in time and the delinquency and credit loss data showed activity only for that isolated group over the period indicated.

The following tables set forth the delinquency experience at December 31 for the years 2009 through 2013 and at June 30, 2013 and June 30, 2014 and the credit loss and residual realization experience for each of the calendar years ended 2009 through 2013 and the trailing twelve month period ended at June 30, 2013 and June 30, 2014. Totals may not add to 100% due to rounding.

The credit losses shown below have been determined in accordance with policies of GE Capital.

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Delinquency Experience by Number of Receivables

(Direct Originations of Loans)

	At June 30,		At December 31,
	2014	2013	2013	2012	2011	2010	2009
Number of Receivables Outstanding	2,811	3,228	3,114	3,688	4,118	5,021	6,646
Period of Delinquency:(1)
31-60 days	14	25	23	49	33	37	43
61-90 days	5	18	13	16	3	12	29
90+ days	32	54	53	82	52	63	82
Total Delinquencies:	51	97	89	147	88	112	154
Total Delinquencies as a Percent of the Number of Receivables Outstanding:	1.81%	3.00%	2.86%	3.99%	2.14%	2.23%	2.32%

(1)	Represents receivables greater than 30 days past due as of the end of the applicable period.

Delinquency Experience by Number of Receivables
(Indirect Originations of Loans)

	At June 30,		At December 31,
	2014	2013	2013	2012	2011	2010	2009
Number of Receivables Outstanding	14,110	13,059	13,559	13,391	15,420	19,178	25,570
Period of Delinquency:(1)
31-60 days	112	126	104	193	221	450	846
61-90 days	26	46	29	70	58	174	392
90+ days	44	63	44	97	71	217	637
Total Delinquencies:	182	235	177	360	350	841	1,875
Total Delinquencies as a Percent of the Number of Receivables Outstanding:	1.29%	1.80%	1.31%	2.69%	2.27%	4.39%	7.33%

(1)	Represents receivables greater than 30 days past due as of the end of the applicable period.

Delinquency Experience by Number of Receivables
(Direct Originations of Leases)

	At June 30,		At December 31,
	2014	2013	2013	2012	2011	2010	2009
Number of Receivables Outstanding	7,262	8,398	7,921	9,253	10,270	11,243	12,123
Period of Delinquency:(1)
31-60 days	59	35	49	58	59	114	27
61-90 days	12	7	20	11	18	18	25
90+ days	26	24	25	32	39	41	88
Total Delinquencies:	97	66	94	101	116	173	140
Total Delinquencies as a Percent of the Number of Receivables Outstanding:	1.34%	0.79%	1.19%	1.09%	1.13%	1.54%	1.15%

(1)	Represents receivables greater than 30 days past due as of the end of the applicable period.

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Delinquency Experience by Number of Receivables

(Indirect Originations of Leases)

	At June 30,		At December 31,
	2014	2013	2013	2012	2011	2010	2009
Number of Receivables Outstanding	870	2,269	1,314	3,493	7,000	11,510	13,891
Period of Delinquency:(1)
31-60 days	12	20	15	98	68	119	240
61-90 days	4	7	4	28	22	47	115
90+ days	3	8	7	26	37	58	352
Total Delinquencies:	19	35	26	152	127	224	707
Total Delinquencies as a Percent of the Number of Receivables Outstanding:	2.18%	1.54%	1.98%	4.35%	1.81%	1.95%	5.09%

(1)	Represents receivables greater than 30 days past due as of the end of the applicable period.

Delinquency Experience by Receivable Balance

(Direct Originations of Loans)

(Dollars in Thousands)*

	At June 30,		At December 31,
	2014	2013	2013	2012	2011	2010	2009
Receivable Balance Outstanding	$1,462,567	$1,304,657	$1,443,236	$1,308,036	$1,350,171	$1,498,997	$1,886,418
Period of Delinquency:(1)
31-60 days	1,476	943	1,425	17,928	500	1,545	2,161
61-90 days	752	587	1,131	1,457	132	231	14,040
90+ days	4,536	10,461	6,739	11,391	10,307	15,276	14,828
Total Delinquencies:	$6,764	$11,992	$9,295	$30,776	$10,940	$17,053	$31,029
Total Delinquencies as a Percent of the Receivable Balance Outstanding:	0.46%	0.92%	0.64%	2.35%	0.81%	1.14%	1.64%

(1)	Represents receivables greater than 30 days past due as of the end of the applicable period.
*	Totals in this table may not sum due to rounding.

Delinquency Experience by Receivable Balance
(Indirect Originations of Loans)
(Dollars in Thousands)*

	At June 30,		At December 31,
	2014	2013	2013	2012	2011	2010	2009
Receivable Balance Outstanding	$632,098	$592,460	$631,284	$610,709	$651,686	$721,106	$987,749
Period of Delinquency:(1)
31-60 days	2,659	3,797	4,483	6,168	4,774	8,120	26,022
61-90 days	977	2,489	788	3,299	1,272	4,135	10,912
90+ days	5,314	4,964	5,042	2,510	6,293	16,948	39,974
Total Delinquencies:	$8,950	$11,251	$10,313	$11,977	$12,339	$29,203	$76,908
Total Delinquencies as a Percent of the Receivable Balance Outstanding:	1.42%	1.90%	1.63%	1.96%	1.89%	4.05%	7.79%

(1)	Represents receivables greater than 30 days past due as of the end of the applicable period.
*	Totals in this table may not sum due to rounding.

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Delinquency Experience by Receivable Balance
(Direct Originations of Leases)
(Dollars in Thousands)*

	At June 30,		At December 31,
	2014	2013	2013	2012	2011	2010	2009
Receivable Balance Outstanding(1)	$1,539,506	$1,873,610	$1,714,989	$1,982,146	$2,276,002	$2,820,859	$3,014,662
Period of Delinquency:(2)
31-60 days	5,044	2,836	3,695	6,902	9,728	7,490	2,732
61-90 days	1,232	936	1,506	429	1,828	5,160	1,016
90+ days	2,410	1,751	1,764	3,851	4,705	2,196	12,641
Total Delinquencies:	$8,687	$5,523	$6,965	$11,182	$16,261	$14,845	$16,388
Total Delinquencies as a Percent of the Receivable Balance Outstanding:	0.56%	0.29%	0.41%	0.56%	0.71%	0.53%	0.54%

(1)	For purposes of this table the receivables balance outstanding only includes balances of the leases and not the residuals.
(2)	Represents receivables greater than 30 days past due as of the end of the applicable period.
*	Totals in this table may not sum due to rounding.

Delinquency Experience by Receivable Balance
(Indirect Originations of Leases)
(Dollars in Thousands)*

	At June 30,		At December 31,
	2014	2013	2013	2012	2011	2010	2009
Receivable Balance Outstanding(1)	$50,103	$89,763	$67,449	$122,657	$253,898	$431,087	$575,488
Period of Delinquency:(2)
31-60 days	167	662	130	2,423	1,219	2,777	8,915
61-90 days	7	72	64	1,834	431	1,900	2,194
90+ days	131	1,680	280	681	4,052	2,013	15,791
Total Delinquencies:	$305	$2,414	$474	$4,939	$5,702	$6,689	$26,899
Total Delinquencies as a Percent of the Receivable Balance Outstanding:	0.61%	2.69%	0.70%	4.03%	2.25%	1.55%	4.67%

(1)	For purposes of this table the receivables balance outstanding only includes balances of the leases and not the residuals.
(2)	Represents receivables greater than 30 days past due as of the end of the applicable period.
*	Totals in this table may not sum due to rounding.

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Credit Loss Experience
(Direct Originations of Loans)
(Dollars in Thousands)*

	Trailing Twelve Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Receivable Balance Outstanding:	$1,462,567	$1,304,657	$1,443,236	$1,308,036	$1,350,171	$1,498,997	$1,886,418
Number of Contracts	2,811	3,228	3,114	3,688	4,118	5,021	6,646
Credit Loss:(1) (2)	$13,692	$1,086	$956	$3,456	$3,253	$24,133	$9,153
Credit Loss as a Percent of the Receivable Balance Outstanding:	0.94%	0.08%	0.07%	0.26%	0.24%	1.61%	0.49%

(1)	Represents credit losses recognized in each period and are net of recoveries recognized for such period. The June 30 figures represent the credit losses, net of recoveries recognized in the twelve-month period then ended.
(2)	Credit losses refer to the difference between the outstanding receivable value of the receivables and actual recoveries thereon.
*	Totals in this table may not sum due to rounding.

Credit Loss Experience
(Indirect Originations of Loans)
(Dollars in Thousands)*

	Trailing Twelve Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Receivable Balance Outstanding:	$632,098	$592,460	$631,284	$610,709	$651,686	$721,106	$987,749
Number of Contracts	14,110	13,059	13,559	13,391	15,420	19,178	25,570
Credit Loss:(1) (2)	$2,423	$2,694	$1,984	$3,280	$8,468	$32,939	$35,760
Credit Loss as a Percent of the Receivable Balance Outstanding:	0.38%	0.45%	0.31%	0.54%	1.30%	4.57%	3.62%

(1)	Represents credit losses recognized in each period and are net of recoveries recognized for such period. The June 30 figures represent the credit losses, net of recoveries recognized in the twelve-month period then ended.
(2)	Credit losses refer to the difference between the outstanding receivable value of the receivables and actual recoveries thereon.
*	Totals in this table may not sum due to rounding.

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Credit Loss Experience
(Direct Originations of Leases)
(Dollars in Thousands)*

	Trailing Twelve Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Receivable Balance Outstanding:	$1,539,506	$1,873,610	$1,714,989	$1,982,146	$2,276,002	$2,820,859	$3,014,662
Number of Contracts	7,262	8,398	7,921	9,253	10,270	11,243	12,123
Credit Loss:(1) (2) (3)	$754	$4,704	$2,599	$4,085	$2,885	$9,701	$8,988
Credit Loss as a Percent of the Receivable Balance Outstanding:	0.05%	0.25%	0.15%	0.21%	0.13%	0.34%	0.30%

(1)	For purposes of this table the receivables balance outstanding only includes balances of the leases and not the residuals.
(2)	Represents credit losses recognized in each period and are net of recoveries recognized for such period. The June 30 figures represent the credit losses, net of recoveries recognized in the twelve-month period then ended.
(3)	Credit losses refer to the difference between the outstanding receivable value of the receivables and actual recoveries thereon.
*	Totals in this table may not sum due to rounding.

Credit Loss Experience
(Indirect Originations of Leases)
(Dollars in Thousands)*

	Trailing Twelve Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Receivable Balance Outstanding:	$50,103	$89,763	$67,449	$122,657	$253,898	$431,087	$575,488
Number of Contracts	870	2,269	1,314	3,493	7,000	11,510	13,891
Credit Loss:(1) (2) (3)	$7	$1,657	$702	$1,881	$2,817	$10,674	$9,361
Credit Loss as a Percent of the Receivable Balance Outstanding:	0.01%	1.85%	1.04%	1.53%	1.11%	2.48%	1.63%

(1)	For purposes of this table the receivables balance outstanding only includes balances of the leases and not the residuals.
(2)	Represents credit losses recognized in each period and are net of recoveries recognized for such period. The June 30 figures represent the credit losses, net of recoveries recognized in the twelve-month period then ended.
(3)	Credit losses refer to the difference between the outstanding receivable value of the receivables and actual recoveries thereon.
*	Totals in this table may not sum due to rounding.

Residual Realization Experience
(Dollars in Thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Total Booked Residual Value	$181,336	$320,537	$583,468	$642,550	$599,491	$654,671	$627,674
Total Residual Proceeds	$270,292	$444,861	$810,349	$861,414	$797,406	$822,711	$751,420
Residual Realization as a Percent of Total Booked Residual:	149.06%	138.79%	138.88%	134.06%	133.01%	125.67%	119.72%

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REPURCHASES OF RECEIVABLES

The transaction documents for prior term securitizations sponsored by GE Capital contain covenants requiring the repurchase of a loan or a lease and the related equipment, as applicable, for the breach of a related representation or warranty. In the past year, none of GE Capital, the Depositor or any applicable indenture trustee received a demand to repurchase any receivable underlying a securitization of equipment loans or leases sponsored by GE Capital, and there was no activity with respect to any demand made prior to such period with respect to any such receivables. GE Capital, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS−15G. GE Capital filed its most recent Form ABS−15G with the SEC on February 7, 2014. GE Capital’s CIK number is 0000040554. For more information on obtaining a copy of the Form ABS−15G that was filed by GE Capital, see “WHERE YOU CAN FIND MORE INFORMATION” in this prospectus supplement.

ORIGINATION OF RECEIVABLES

For a description of the origination, credit approval processes and credit authorities relating to the Corporate Finance (“CF”) and Equipment Finance (“EF”) reporting categories of GE Capital’s Commercial Lending and Leasing division in the Americas (“GECA”), and of the review process we apply to the origination and underwriting of equipment financed receivables, see “ORIGINATION OF RECEIVABLES” in the accompanying prospectus.

REVIEW OF POOL ASSET DISCLOSURE

In connection with the offering of the Notes, the Depositor has performed a review of the receivables and the disclosure in this prospectus supplement and the accompanying prospectus relating to the receivables (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

The Rule 193 Information consisting of factual information was reviewed and approved by those officers of the Depositor, GE Capital’s Markets group, EF and CF who are knowledgeable about such factual information. Counsel to the Depositor reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents. Officers of the Depositor, GE Capital’s Markets group, EF and CF also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the Notes.

Specialized GECA groups outside of the originating businesses regularly engage in activities designed to monitor compliance with certain credit risk policies and procedures, which are applicable to the entire GECA portfolio of receivables irrespective of whether such receivables are included in the asset pool selection for a securitization. On a periodic basis, those groups review samples of receivables in the EF and CF managed portfolio to confirm characteristics such as whether: the transaction terms were approved at required authority levels, customer data is up-to-date and recorded accurately, the receivables comply with anti-money laundering and know your customer policies, and the customer files contain appropriate legal and security documentation. Generally, random samples of receivables will be selected for the various reviews. The sample size for each review will depend on the scope of the review and the appropriate sampling methodology associated with the specific risk being analyzed. Additional receivables may be selected depending on the results of the initial review. It is possible that the scope and routines of these reviews will be adjusted in accordance with GECA’s annual risk assessment as review procedures evolve. GECA also monitors EF and CF policy compliance trends in a number of key categories, which may include appropriateness of the review cycles for accounts, adequacy of insurance and financial statements for customers and conditions of approval for the accounts. Based on the periodic reviews described above, no negative underwriting trends have been identified that required senior risk management intervention.

The Depositor, with the assistance of employees of EF, CF and a third party engaged by the sponsor, also performed a review of the statistical information with respect to the receivables. The statistical information relating to the receivables was compared to information from the EF and CF databases regarding certain attributes of the receivables. The third party engaged by the sponsor compared certain attributes of a statistically significant sample

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of 100 receivables selected by it to corresponding information appearing in the EF and CF databases. The Depositor concluded that the review provided validation that the data reflected in this prospectus supplement is accurate and consistent in all material respects with the information maintained in the EF and CF databases and in the files of the receivables sampled by the third party.

Additionally, in accordance with GE Capital’s annual risk assessment and audit plan, various corporate internal audit and receivable review teams outside of GECA perform independent reviews to evaluate the extent to which GECA’s credit risk policies are being appropriately implemented and followed. On a periodic basis, a receivable review team outside of GECA tests for compliance with underwriting and receivable management policies and procedures. The outside receivable review team assesses whether EF’s and CF’s policies and procedures are adequate for the portfolio. The receivables to be reviewed are generally selected randomly and intermittently; however, additional testing may be done on receivables designated as warranting special attention by management, such as high risk deals, receivables of significant size relative to the GECA portfolio, and an appropriate amount of past due or restructured receivables. In addition, on a periodic basis, an internal audit team outside of EF and CF tests various operational processes, business practices, and financial policies.

The Depositor has determined, based on reviews performed by GECA, internal audit, and receivable review teams, that the assets underwritten by EF and CF are underwritten in compliance with GECA’s underwriting and receivable management policies and procedures in all material respects. Portions of the review of the legal, regulatory and certain data file, receivables file and corresponding numerical information included in this prospectus supplement were performed with the assistance of affiliates of the Depositor and third parties engaged by the Depositor.

The Depositor determined the nature, extent and timing of the review and the level of assistance provided by its affiliates and the third parties. The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the Depositor has concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

CREDIT UNDERWRITING PROCESS

As described in the accompanying prospectus, the originators deploy and utilize the following two underwriting methodologies: automated risk scoring models and discrete (manual) investment approval underwriting. As of the Cut-off Date the origination of 16.32% of the receivables (by Net Receivable Value) was approved through the use of automated risk scoring models and the origination of 82.81% of the receivables (by Net Receivable Value) was approved through the use of the discrete investment approval underwriting. 0.87% of the receivables (by Net Receivable Value) was approved through one of the two preceding methodologies, but the data source systems lacked adequate information to categorize such receivables into one of the two preceding methodologies.

Applications for a portion of receivables included in this receivable pool that were originated through discrete investment approval underwriting may have been subject to an escalated approval process where a higher credit authority than the credit authority that initially reviewed the related application has reviewed and approved such application. In addition, certain applications for receivables in this receivable pool were processed through the automated risk scoring models but upon completion of automated processes, were not supported by those models due to insufficient information, inadequate obligor rating or any other reason. Those receivables were then referred to, and approved by, the appropriate credit authority at the applicable originator after taking into account a variety of non-exclusive compensating factors such as additional down payment, additional collateral, a security deposit or a personal guarantee or after such credit authority exercised the discretion granted to it under GECA’s underwriting and receivable management policies and procedures and either waived the restriction for which the related application was not supported by the automated risk scoring models or otherwise approved such application.

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WEIGHTED AVERAGE LIFE OF THE NOTES

Substantially, all of the receivables are subject to prepayment at any time. Each prepayment will shorten the weighted average life of the receivables and the weighted average life of the Notes. Prepayments include:

•	voluntary prepayments;

•	involuntary payments (losses as a result of charge-offs); and

•	receipts of proceeds from insurance policies.

As the rate of payment of principal of the Notes depends primarily on the rate of payment (including prepayments) of the balance of the receivables and on residual realizations, final payment of each Class of Notes could occur significantly earlier than the final maturity date for that class. You will bear the risk of not being able to reinvest principal payments on your Notes at yields at least equal to the yield on your Notes.

The rate of payment of principal on the Notes also depends upon the extent to which the Excess Spread Amount is applied to reduce the Outstanding Principal Balance of the Notes. As set forth in “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments” below, 50% of the Excess Spread Amount will be applied sequentially to make principal payments on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, in each case until the outstanding principal amount of the class receiving payment is zero. The amount and timing of such payments of the Excess Spread Amount, if any, will depend upon a variety of factors, including the rates of prepayment and default on the receivables.

Prepayments on receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

The tables below have been prepared on the basis of certain assumptions, including that:

•	the receivables have an Aggregate Receivable Value of $690,486,852 as of the Cut-off Date;

•	the receivables prepay in full at the specified monthly CPR, with no losses and the Book Residual Value is recovered in full and neither the issuing entity’s managing member nor the Depositor is required to purchase any receivables or a beneficial interest in receivables and the related Equipment from the Issuing Entity;

•	each scheduled payment on the receivables (including any Guaranteed Payment) is made on the last day of each Collection Period, and each Collection Period has 30 days;

•	residual payments are received at the Book Residual Value at the end of the lease term;

•	payments are made in respect of the Notes in accordance with the description set forth herein under “Description of the Transaction Agreements—Priority of Payments,” except that such payments are made on the 22nd day of each calendar month, whether or not it is a Business Day;

•	the balance in the Reserve Account on the Closing Date is equal to 1.25% of the initial Aggregate Receivable Value (an amount equal to $8,631,086) and on subsequent Payment Dates the Required Reserve Account Amount is determined in accordance with the description set forth herein under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Reserve Account”;

•	the servicing fee is paid monthly and equals 0.35% per annum of the Aggregate Receivable Value of the first day of each fiscal month;

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•	the aggregate amount of the indenture trustee fees and the administration fees paid on a each Payment Date is equal to $750;

•	the Closing Date occurs on September 17, 2014;

•	the issuing entity’s managing member does not exercise its right of optional redemption, except as specifically noted;

•	the distribution on the Payment Date occurring on October 22, 2014 includes payments of interest and principal on the receivables received after the Cut-off Date to and including the last day of the prior fiscal month; and

•	interest accrues on the Notes at the following rates:

Class A-1 Notes	0.22000%
Class A-2 Notes	0.65%
Class A-3 Notes	1.11%
Class A-4 Notes	1.60%
Class B Notes	1.93%

The tables indicate the projected weighted average life of each Class of Notes and set forth the percent of the initial principal balance of each Class of Notes that is projected to be outstanding after each of the Payment Dates shown at various CPR percentages.

The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables below. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes.

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Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A-1 Notes
Payment Date	0%	8%	11%	14%	17%
Closing Date	100	100	100	100	100
October 22, 2014	86	80	77	74	72
November 22, 2014	77	67	63	59	55
December 22, 2014	67	54	49	44	39
January 22, 2015	58	42	36	30	24
February 22, 2015	48	30	23	16	8
March 22, 2015	39	18	10	2	0
April 22, 2015	29	6	0	0	0
May 22, 2015	20	0	0	0	0
June 22, 2015	10	0	0	0	0
July 22, 2015	1	0	0	0	0
August 22, 2015	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	0.46	0.35	0.31	0.29	0.26
Weighted Average Life to Call (years) (1) (2)	0.46	0.35	0.31	0.29	0.26

(1)	The weighted average life of a note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.
(2)	The weighted average life to call assumes that the managing member exercises its option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the Payment Date on which the Aggregate Receivable Value declines to 10% or less of the Aggregate Receivable Value measured for each receivable at the time of its sale to the Issuing Entity.

This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A-2 Notes
Payment Date	0%	8%	11%	14%	17%
Closing Date	100	100	100	100	100
October 22, 2014	100	100	100	100	100
November 22, 2014	100	100	100	100	100
December 22, 2014	100	100	100	100	100
January 22, 2015	100	100	100	100	100
February 22, 2015	100	100	100	100	100
March 22, 2015	100	100	100	100	95
April 22, 2015	100	100	98	91	85
May 22, 2015	100	96	89	81	74
June 22, 2015	100	87	79	72	64
July 22, 2015	100	79	71	62	54
August 22, 2015	93	70	62	53	44
September 22, 2015	86	62	53	44	35
October 22, 2015	79	54	44	35	26
November 22, 2015	72	45	36	26	16
December 22, 2015	65	38	28	18	8
January 22, 2016	58	30	19	9	0
February 22, 2016	51	22	11	1	0
March 22, 2016	44	14	4	0	0
April 22, 2016	37	7	0	0	0
May 22, 2016	30	0	0	0	0
June 22, 2016	23	0	0	0	0
July 22, 2016	17	0	0	0	0
August 22, 2016	10	0	0	0	0
September 22, 2016	2	0	0	0	0
October 22, 2016	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	1.49	1.18	1.09	1.01	0.93
Weighted Average Life to Call (years) (1) (2)	1.49	1.18	1.09	1.01	0.93

(1)	The weighted average life of a note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.
(2)	The weighted average life to call assumes that the managing member exercises its option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the Payment Date on which the Aggregate Receivable Value declines to 10% or less of the Aggregate Receivable Value measured for each receivable at the time of its sale to the Issuing Entity.

This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A-3 Notes
Payment Date	0%	8%	11%	14%	17%
Closing Date	100	100	100	100	100
October 22, 2014	100	100	100	100	100
November 22, 2014	100	100	100	100	100
December 22, 2014	100	100	100	100	100
January 22, 2015	100	100	100	100	100
February 22, 2015	100	100	100	100	100
March 22, 2015	100	100	100	100	100
April 22, 2015	100	100	100	100	100
May 22, 2015	100	100	100	100	100
June 22, 2015	100	100	100	100	100
July 22, 2015	100	100	100	100	100
August 22, 2015	100	100	100	100	100
September 22, 2015	100	100	100	100	100
October 22, 2015	100	100	100	100	100
November 22, 2015	100	100	100	100	100
December 22, 2015	100	100	100	100	100
January 22, 2016	100	100	100	100	99
February 22, 2016	100	100	100	100	90
March 22, 2016	100	100	100	92	81
April 22, 2016	100	100	96	84	73
May 22, 2016	100	99	87	76	64
June 22, 2016	100	92	79	67	56
July 22, 2016	100	84	71	60	48
August 22, 2016	100	76	63	51	40
September 22, 2016	100	68	55	43	32
October 22, 2016	95	60	47	36	25
November 22, 2016	87	52	40	28	17
December 22, 2016	79	44	32	21	10
January 22, 2017	71	37	25	13	3
February 22, 2017	63	29	17	6	0
March 22, 2017	56	22	11	0	0
April 22, 2017	49	15	4	0	0
May 22, 2017	42	9	0	0	0
June 22, 2017	35	3	0	0	0
July 22, 2017	27	0	0	0	0
August 22, 2017	20	0	0	0	0
September 22, 2017	14	0	0	0	0
October 22, 2017	6	0	0	0	0
November 22, 2017	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	2.63	2.25	2.12	2.00	1.88
Weighted Average Life to Call (years) (1) (2)	2.63	2.25	2.12	2.00	1.88

(1)	The weighted average life of a note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.
(2)	The weighted average life to call assumes that the managing member exercises its option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the Payment Date on which the Aggregate Receivable Value declines to 10% or less of the Aggregate Receivable Value measured for each receivable at the time of its sale to the Issuing Entity.

This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A-4 Notes
Payment Date	0%	8%	11%	14%	17%
Closing Date	100	100	100	100	100
October 22, 2014	100	100	100	100	100
November 22, 2014	100	100	100	100	100
December 22, 2014	100	100	100	100	100
January 22, 2015	100	100	100	100	100
February 22, 2015	100	100	100	100	100
March 22, 2015	100	100	100	100	100
April 22, 2015	100	100	100	100	100
May 22, 2015	100	100	100	100	100
June 22, 2015	100	100	100	100	100
July 22, 2015	100	100	100	100	100
August 22, 2015	100	100	100	100	100
September 22, 2015	100	100	100	100	100
October 22, 2015	100	100	100	100	100
November 22, 2015	100	100	100	100	100
December 22, 2015	100	100	100	100	100
January 22, 2016	100	100	100	100	100
February 22, 2016	100	100	100	100	100
March 22, 2016	100	100	100	100	100
April 22, 2016	100	100	100	100	100
May 22, 2016	100	100	100	100	100
June 22, 2016	100	100	100	100	100
July 22, 2016	100	100	100	100	100
August 22, 2016	100	100	100	100	100
September 22, 2016	100	100	100	100	100
October 22, 2016	100	100	100	100	100
November 22, 2016	100	100	100	100	100
December 22, 2016	100	100	100	100	100
January 22, 2017	100	100	100	100	100
February 22, 2017	100	100	100	100	90
March 22, 2017	100	100	100	100	77
April 22, 2017	100	100	100	86	63
May 22, 2017	100	100	96	72	51
June 22, 2017	100	100	83	60	38
July 22, 2017	100	90	67	45	24
August 22, 2017	100	77	54	33	13
September 22, 2017	100	64	41	21	2
October 22, 2017	100	48	27	7	0
November 22, 2017	98	35	15	0	0
December 22, 2017	82	21	2	0	0
January 22, 2018	69	11	0	0	0
February 22, 2018	57	*	0	0	0
March 22, 2018	37	0	0	0	0
April 22, 2018	24	0	0	0	0
May 22, 2018	13	0	0	0	0
June 22, 2018	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	3.50	3.14	3.00	2.87	2.73
Weighted Average Life to Call (years) (1) (2)	3.50	3.14	3.00	2.87	2.73

(1)	The weighted average life of a note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.
(2)	The weighted average life to call assumes that the managing member exercises its option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the Payment Date on which the Aggregate Receivable Value declines to 10% or less of the Aggregate Receivable Value measured for each receivable at the time of its sale to the Issuing Entity.
*	Indicates a number that is greater than 0% but less than 0.5%.

This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class B Notes
Payment Date	0%	8%	11%	14%	17%
Closing Date	100	100	100	100	100
October 22, 2014	100	100	100	100	100
November 22, 2014	100	100	100	100	100
December 22, 2014	100	100	100	100	100
January 22, 2015	100	100	100	100	100
February 22, 2015	100	100	100	100	100
March 22, 2015	100	100	100	100	100
April 22, 2015	100	100	100	100	100
May 22, 2015	100	100	100	100	100
June 22, 2015	100	100	100	100	100
July 22, 2015	100	100	100	100	100
August 22, 2015	100	100	100	100	100
September 22, 2015	100	100	100	100	100
October 22, 2015	100	100	100	100	100
November 22, 2015	100	100	100	100	100
December 22, 2015	100	100	100	100	100
January 22, 2016	100	100	100	100	100
February 22, 2016	100	100	100	100	100
March 22, 2016	100	100	100	100	100
April 22, 2016	100	100	100	100	100
May 22, 2016	100	100	100	100	100
June 22, 2016	100	100	100	100	100
July 22, 2016	100	100	100	100	100
August 22, 2016	100	100	100	100	100
September 22, 2016	100	100	100	100	100
October 22, 2016	100	100	100	100	100
November 22, 2016	100	100	100	100	100
December 22, 2016	100	100	100	100	100
January 22, 2017	100	100	100	100	100
February 22, 2017	100	100	100	100	100
March 22, 2017	100	100	100	100	100
April 22, 2017	100	100	100	100	100
May 22, 2017	100	100	100	100	100
June 22, 2017	100	100	100	100	100
July 22, 2017	100	100	100	100	100
August 22, 2017	100	100	100	100	100
September 22, 2017	100	100	100	100	100
October 22, 2017	100	100	100	100	14
November 22, 2017	100	100	100	66	0
December 22, 2017	100	100	100	0	0
January 22, 2018	100	100	35	0	0
February 22, 2018	100	100	0	0	0
March 22, 2018	100	0	0	0	0
April 22, 2018	100	0	0	0	0
May 22, 2018	100	0	0	0	0
June 22, 2018	65	0	0	0	0
July 22, 2018	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	3.82	3.51	3.38	3.24	3.11
Weighted Average Life to Call (years) (1) (2)	3.82	3.51	3.38	3.24	3.11

(1)	The weighted average life of a note is determined by: (a) multiplying the amount of each principal payment on the Class B note by the number of years from the date of issuance of such note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.
(2)	The weighted average life to call assumes that the managing member exercises its option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the Payment Date on which the Aggregate Receivable Value declines to 10% or less of the Aggregate Receivable Value measured for each receivable at the time of its sale to the Issuing Entity.

This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

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DESCRIPTION OF THE NOTES

General

The following summarizes the material terms of the Notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes and the indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related indenture set forth in the accompanying prospectus.

Payments of Interest

Interest due on the Notes, including any amount of interest on the Notes that was not previously paid when due (and, to the extent permitted by law, any interest on that unpaid amount), will be payable monthly on each Payment Date, commencing October 22, 2014.

Interest will accrue for each Class of Notes during each interest period at the applicable interest rate. The interest period applicable to any Payment Date (the “Interest Accrual Period” ) will be, in the case of each Class of Notes, the period from and including the preceding Payment Date (or, in the case of the initial Payment Date from and including the Closing Date) to but excluding that Payment Date.

Interest on the Notes (other than the Class A-1 Notes) will be calculated on the basis of a 360-day year of twelve 30-day months from (and including) the preceding Payment Date (or, in the case of the initial Payment Date from and including the Closing Date) to but excluding that Payment Date. This means that the interest due for each Class of Notes (other than the Class A-1 Notes) on each Payment Date will be the product of: (i) the Outstanding Principal Balance of the related class of Notes, (ii) the related interest rate, and (iii) 30 (or, in the case of the first Payment Date, the number of days since the Closing Date on the basis of a 30-day month) divided by 360.

Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the applicable Interest Accrual Period and a 360-day year. This means that the interest due for the Class A-1 Notes on each Payment Date will be the product of: (i) the Outstanding Principal Balance of the Class A-1 Notes, (ii) the related interest rate, and (iii) the actual number of days since the previous Payment Date (or, in the case of the first Payment Date, since the Closing Date) divided by 360.

The Notes bear interest at the following rates:

Class	Interest Rate

A-1		%
A-2		%
A-3		%
A-4		%
B		%

If the Issuing Entity does not pay the full amount of interest due on any Class of Notes on any Payment Date, the amount of interest not paid will be due on the next Payment Date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that Class of Notes from that Payment Date to but excluding the Payment Date on which that interest is paid. If the Issuing Entity fails to pay interest on any Note for a period of five (5) consecutive days, it will constitute an event of default under the indenture, and the indenture trustee will have the right to exercise any of the remedies under the indenture, including but not limited to declaring all Notes to be immediately due and payable.

If the amount of interest on the Class A Notes payable on any Payment Date exceeds the amounts available on that date, the holders of the Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes. Interest

S-52

payments to the Class B Noteholders will be subordinated to interest payments to the Class A Noteholders. In the circumstances specified under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments” in this prospectus supplement, interest payments to the Class B Noteholders will be subordinated to principal payments to the Class A Noteholders.

Payments of Principal

On any Payment Date prior to the occurrence of an event of default and acceleration of the maturity of the Notes, amounts available to make payments in respect of principal of the Notes to the extent of available funds for such purpose described under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments,” will be made sequentially to the earliest to mature Class of Notes in the following order of priority: to the Class A-1 Noteholders until the Outstanding Principal Balance of the Class A-1 Notes has been reduced to zero, to the Class A-2 Noteholders until the Outstanding Principal Balance of the Class A-2 Notes has been reduced to zero, to the Class A-3 Noteholders until the Outstanding Principal Balance of the Class A-3 Notes has been reduced to zero, to the Class A-4 Noteholders until the Outstanding Principal Balance of the Class A-4 Notes has been reduced to zero, and then to the Class B Noteholders until the Outstanding Principal Balance of the Class B Notes has been reduced to zero.

Payments of principal after the occurrence of an event of default and acceleration of maturity of the Notes will be made as described under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments” in this prospectus supplement.

On the applicable Maturity Date for each Class of Notes, the principal amount payable will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on that Payment Date and allocable to principal) to reduce the Outstanding Principal Balance of the applicable Class of Notes to zero.

The final principal payment with respect to each Class of Notes is due not later than the Payment Date in the month specified for each class below (each, a “Maturity Date”):

Class	Maturity Date
A-1	September 22, 2015
A-2	April 24, 2017
A-3	May 22, 2018
A-4	August 22, 2023
B	August 22, 2023

Certain Definitions

“Aggregate Receivable Value” is defined on page S-27 of this prospectus supplement.

“Available Reserve Account Amount” means, for any Payment Date, an amount equal to the amount on deposit in the Reserve Account on such date (exclusive of Investment Earnings on such date after giving effect to any withdrawals therefrom on the related Transfer Date and before giving effect to any deposit to the Reserve Account to be made on such date).

“Book Residual Value” is defined on page S-28 of this prospectus supplement.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Connecticut.

“Class A Noteholder” means any holder of record of a Class A Note.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

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“Class A-1 Noteholder” means any holder of record of a Class A-1 Note.

“Class A-1 Notes” means the $138,600,000 aggregate principal amount of Notes, Class A-1, issued pursuant to the indenture.

“Class A-2 Noteholder” means any holder of record of a Class A-2 Note.

“Class A-2 Notes” means the $190,000,000 aggregate principal amount of Notes, Class A-2, issued pursuant to the indenture.

“Class A-3 Noteholder” means any holder of record of a Class A-3 Note.

“Class A-3 Notes” means the $173,000,000 aggregate principal amount of Notes, Class A-3, issued pursuant to the indenture.

“Class A-4 Noteholder” means any holder of record of a Class A-4 Note.

“Class A-4 Notes” means the $77,500,000 aggregate principal amount of Notes, Class A-4, issued pursuant to the indenture.

“Class B Noteholder” means any holder of record of a Class B Note.

“Class B Notes” means the $10,000,000 aggregate principal amount of Notes, Class B, issued pursuant to the indenture.

“Closing Date” means September 17, 2014.

“Collection Account” means the account designated as such, established and owned by the Issuing Entity and maintained in accordance with the indenture.

“Collection Period” means, for any originator and with respect to any Payment Date, such originator’s fiscal month preceding the fiscal month in which the Payment Date occurs (or, if for the first Payment Date, the period from and including the day after the Cut-off Date to and including the last day of the fiscal month preceding the fiscal month in which the first Payment Date occurs).

“Collections” means, for any Payment Date, the sum (without duplication) of (i) all amounts, whether in the form of cash, checks, drafts, or other instruments, received during the related Collection Period in payment or prepayment of, or applied to, any amount owed by an Obligor on account of any receivable during the related Collection Period, including all amounts received on account of such receivable (including interest) and all other fees and charges (other than fees and amounts attributable to maintenance, taxes and similar charges); (ii) net proceeds from any sale, re-lease, continued use, or other disposition of such receivables, including the related Equipment (other than the sale to the depositor under the receivables sale agreement and the sale to the issuing entity under the receivables purchase and sale agreement); provided, that, with respect to a Split-Payment Stream Receivable, only the base rent component shall be included and in the case of any TRAC Lease, any such proceeds up to the TRAC Amount for such Lease shall constitute Collections, and (iii) any Recoveries received during the related Collection Period.

“Credit and Collection Policy” means the policies, practices and procedures adopted by the Issuing Entity on the Closing Date, including the policies and procedures for determining the creditworthiness of Obligors and the extension of credit to Obligors, or relating to the maintenance of those types of receivables and the related equipment and collections on those types of receivables and the related equipment.

“Defaulted Receivable” means a receivable with respect to which (i) the Servicer on behalf of the Issuing Entity or if that receivable is a Lease included in the Series 2014-1A SUBI, the Titling Trust, has repossessed the

S-54

Equipment related to such receivable or (ii) all or any portion of the Loan Value or the Lease Value, as applicable, is deemed uncollectible in accordance with the Credit and Collection Policy.

“Delinquent Receivable” means any receivable that is more than 60 days past due.

“Equipment” means any industrial equipment, construction equipment, transportation equipment, maritime assets, technology and telecommunications equipment, furniture and fixtures, healthcare equipment or other equipment, together with all accessions thereto securing an Obligor’s indebtedness under the respective Loan or that is the subject of a Lease.

“Excess Reserve” means, with respect to any Payment Date, the excess of the Available Reserve Account Amount over the Required Reserve Account Amount.

“Excess Spread Amount” means, with respect to any Payment Date, the portion, if any, of Available Amounts for such Payment Date remaining after giving effect to the payments made pursuant to clauses (1) through (6) under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments” in this prospectus supplement.

“Guaranteed Payment” means, for each TRAC Lease included in the Series 2014-1A SUBI, the amount fixed by the Obligor and the Titling Trust at the inception of such Lease to be owed by the related Obligor to the lessor at the expiration of the term of such Lease.

“Implicit Rate of Return” means, with respect to any receivable, the interest rate or discount rate used by the applicable originator to allocate periodic payments between principal and interest on such receivable.

“Initial Beneficiary” is defined on page S-24 of this prospectus supplement.

“Investment Earnings” means, with respect to any Payment Date, the interest and other investment earnings (net of losses and investment expenses) on amounts on deposit in various Issuing Entity accounts.

“Lease” means any agreement pursuant to, or under which, Equipment owned or beneficially owned by the Issuing Entity is leased by an obligor pursuant to a lease and any agreement pursuant to, or under which, titled Equipment to be allocated to the Series 2014-1A SUBI is leased by an Obligor pursuant to a TRAC lease or other lease.

“Lease Value” is defined on page S-28 of this prospectus supplement.

“Loan” means any agreement (including any invoice) pursuant to, or under which, an Obligor is obligated to make payments with respect to any equipment loan or a finance lease of Equipment owned by the Issuing Entity pursuant to the receivables purchase and sale agreement.

“Loan Value” is defined on page S-28 of this prospectus supplement.

“Net Receivable Value” is defined on page S-28 of this prospectus supplement.

“Note Balance” means the aggregate Outstanding Principal Balance of the Notes from time to time.

“Note Distribution Account” means the account designated as such, established and owned by the Issuing Entity and maintained in accordance with the indenture.

“Notes” means the Class A Notes and the Class B Notes.

“Obligor” means, as to such receivable, any person who owes payments under that receivable.

“Offered Notes” is defined on page S-67 of this prospectus supplement.

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“Outstanding Principal Balance” means the aggregate principal amount of all Notes, or Class of Notes, as applicable, outstanding at the date of determination.

“Overcollateralization Amount” means, with respect to any Payment Date, the excess, if any, of (i) the Aggregate Receivable Value at the beginning of the related Collection Period over (ii) the Outstanding Principal Balance of the Notes before giving effect to any principal payments made on the Notes on such Payment Date.

“Payment Date” means, with respect to each Collection Period, the 22nd day of the calendar month following the end of that Collection Period, or, if such day is not a Business Day, the next Business Day, commencing on October 22, 2014. Each Payment Date relates to the last Collection Period ending prior to such Payment Date.

“Precomputed Loan” means any Loan under which the portion of a payment allocable to earned interest (which may be referred to in the related Loan as an add-on finance charge) and the portion allocable to principal are determined according to the sum of periodic balances, the sum of monthly payments or any equivalent method or are monthly actuarial loans.

“Purchase Amount” means as of the close of business on the last day of a Collection Period (a) with respect to any Loan, an amount equal to the Loan Value of the applicable Loan, as of the first day of the immediately following Collection Period (or, with respect to any applicable Loan that is a Defaulted Receivable, as of the day immediately prior to such Loan becoming a Defaulted Receivable) plus interest accrued and unpaid thereon as of such last day at a rate per annum equal to the applicable Implicit Rate of Return and (b) with respect to any Lease and its related Equipment, an amount equal to the Lease Value of the applicable Lease and its related Equipment, as of the first day of the immediately following Collection Period (or, with respect to any applicable Lease that is a Defaulted Receivable, as of the day immediately prior to such Lease becoming a Defaulted Receivable) plus interest accrued and unpaid thereon as of such last day at a rate per annum equal to the applicable discount rate for the related business unit originating such Lease.

“Recoveries” means, with respect to any receivable, monies collected in respect thereof, from whatever source (other than from the sale or other disposition of the Equipment), in any Collection Period after the Lease Value or the Loan Value, as applicable, of such receivable became zero.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by The Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Removed Receivable” means a receivable and, in the case of a Lease, its related Equipment and in the case of a Lease included in the Series 2014-1A SUBI, a beneficial interest in such Lease and its related Equipment, as applicable, purchased as of the close of business on the last day of a Collection Period by GE Equipment Funding, LLC pursuant to the limited removal and clean-up call agreement or otherwise sold to a third party by the Issuing Entity pursuant to the limited removal and clean-up call agreement or repurchased by CEF Equipment Holding, L.L.C. pursuant to the receivables purchase and sale agreement for its breaches of representations or warranties with respect to such receivable.

“Required Reserve Account Amount” means (i) as of the Closing Date, 1.25% of the initial Aggregate Receivable Value; and (ii) as of any Payment Date thereafter, the lesser of (a) the Outstanding Principal Balance of the Notes and (b) 2.00% of the initial Aggregate Receivable Value.

“Reserve Account” means the account designated as such, established and owned by the Issuing Entity and maintained in accordance with the indenture.

“Reserve Account Deficiency” means the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount.

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“Residual” means, with respect to any Lease, any right of the lessor or its assigns, as owner of the underlying Equipment, to realize value from the related Equipment after termination of the Lease, including the right of the owner of the Equipment to receive any proceeds from the sale, re-lease, continued use or other disposition of the Equipment after the termination of the Lease.

“Residual Realization” means the amount received by the Issuing Entity after lease termination on account of any sale, re-lease, continued use or other disposition of the Equipment subject to Leases (in the case of TRAC Leases, up to the related TRAC Amount) under which any of the Receivables arise. The total amount of residual realizations on an item of Equipment will include (a) the proceeds from the ultimate disposition of the Equipment net of refurbishing and remarketing expenses, (b) the net proceeds (including any termination payments) from any sale or re-lease in accordance with the servicing agreement and (c) any rentals received under month-to-month or other similar arrangements prior to final disposition.

“Scheduled Payment” (a) on a Loan, that portion of the payment required to be made by the Obligor during any Collection Period sufficient to amortize the loan balance under (x) in the case of a Precomputed Loan, the actuarial method or (y) in the case of a Simple Interest Loan, the simple interest method, in each case, over the term of the Loan and to provide interest at the applicable Implicit Rate of Return; and (b) on a Lease means any payment required to be made by the Obligor under that Lease other than on account of Residuals. The principal component of a Scheduled Payment on a Lease means the full required amount of the Scheduled Payment, less an imputed yield component based on the discount rate used in determining the present value of scheduled payments payable under the Lease, as determined by the applicable originator for such Lease; provided, that, in the case of (a) or (b), Termination Values will also constitute Scheduled Payments. The Scheduled Payment for any Split-Payment Stream Receivable is only the base rent component of the payment required to be made by the related Obligor.

“Series 2014-1A SUBI” means the special unit of beneficial interest in the Titling Trust created by the Titling Trust trustee and designated by the Titling Trust trustee as the “Series 2014-1A SUBI.”

“Series 2014-1A SUBI Certificate” means the certificate evidencing beneficial ownership of 100% of the Leases and related Equipment allocated to the Series 2014-1A SUBI.

“Simple Interest Loan” means any Loan under which the portion of a payment allocable to interest and the portion allocable to principal is determined by allocating a fixed level payment between principal and interest, such that such payment is allocated first to the accrued and unpaid interest at the applicable Implicit Rate of Return on the unpaid principal balance and the remainder of such payment is allocable to principal.

“Split-Payment Stream Receivable” means any receivable with respect to which the lease for the related Equipment requires the related Obligor to make a base rent payment and a variable payment that is based on that Obligor’s use of such equipment and the servicing and maintenance charges attributable to such use.

“Termination Values” means the “Termination Value” (if any) payable by the Obligor pursuant to the applicable Receivable.

“Titling Trust” is defined on page S-25 of this prospectus supplement.

“TRAC Amount” means, for each TRAC Lease, the sum of (a) the related Guaranteed Payment and (b) all accrued and unpaid payments due to the Titling Trust under such Lease.

“TRAC Lease” means a Lease which contains a “terminal rental adjustment clause”.

“Transfer Date” means the Business Day preceding the Payment Date of each calendar month.

“UTI” means the undivided trust interest in the Titling Trust.

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Cut-off Date

A number of important calculations relating to the receivables will be made by reference to “fiscal months” and to the “Cut-off Date”, which means August 2, 2014. Fiscal months are determined in accordance with GE Capital’s fiscal calendar, consistent with its reporting obligations. For instance, the Aggregate Receivable Value of the receivables and the related Equipment that are sold to the Issuing Entity will be determined as of the Cut-off Date. Payments on the Notes on each Payment Date will primarily be funded with collections on the receivables that are received during the prior fiscal month; however, in the case of the first Payment Date, payments on the Notes will primarily be funded with interest collections and principal collections on the Loans and the Leases that are applied during the period from and including the Cut-off Date to and including the last day of the prior fiscal month.

Record Dates

Payments on the Notes will be made on each Payment Date to holders of record as of the Business Day preceding such Payment Date or, if definitive Notes are issued, the last day of the month preceding the Payment Date.

Optional Redemption

Any Class of Notes that remains outstanding on any Payment Date on which GE Equipment Funding, LLC exercises its clean-up call will be paid in whole on that Payment Date at a redemption price for such class equal to the Outstanding Principal Balance of that Class of Notes plus accrued and unpaid interest thereon. GE Equipment Funding, LLC cannot exercise its clean-up call until the Aggregate Receivable Value declines to 10% or less of the initial Aggregate Receivable Value as of the Cut-off Date.

Registration of Notes

The Notes will be cleared through The Depository Trust Company. You may hold your Notes through The Depository Trust Company (in the United States) or Clearstream Banking, société anonyme or Euroclear Bank S.A./N.V. (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.

The Indenture Trustee

Deutsche Bank Trust Company Americas, a New York banking corporation (“DBTCA”), will act as the “indenture trustee” under the indenture. Deutsche Bank Trust Company Americas has served, and currently is serving, as indenture trustee for numerous securitization transactions and programs involving pools of assets of the types financed by the Depositor.

DBTCA has been named as a defendant in civil litigation concerning its role as trustee of certain residential mortgage backed securities (“RMBS”) trusts. On June 18, 2014, a group of investors filed a civil action against DBTCA and Deutsche Bank National Trust Company (“DBNTC”) in New York State Supreme Court purportedly on behalf of and for the benefit of 544 private-label RMBS trusts asserting claims for alleged violations of the U.S. Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on DBTCA's and DBNTC’s alleged failure to perform their duties as trustees for the trusts. An amended complaint was filed on July 16, 2014, adding five plaintiffs and 15 RMBS trusts to the action.  DBTCA is reviewing these newly-filed pleadings.

Deutsche Bank Trust Company Americas has provided the above information for purposes of complying with Regulation AB.

Other than the above paragraphs, Deutsche Bank Trust Company Americas has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement. The indenture trustee’s duties in connection with the Notes are limited solely to its express obligations under the indenture.

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Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for any of the Class A Notes or Class B Notes if an event of default occurs under the indenture. The indenture will provide for a successor indenture trustee to be appointed for one or all Classes of Notes in these circumstances, so that there will be separate indenture trustees for the Class A Notes and Class B Notes. In these circumstances, the Class A Noteholders and the Class B Noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A Noteholders will have the right to exercise remedies under the indenture (but the Class B Noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any Class of Notes will become effective only upon the appointment of a successor indenture trustee for that Class of Notes and the successor’s acceptance of that appointment.

Unless an event of default of which a responsible officer of the indenture trustee will have actual knowledge has occurred and is continuing under the indenture, the indenture trustee will perform only such duties as are set forth in the indenture. If an event of default of which a responsible officer of the indenture trustee will have actual knowledge occurs and is continuing under the indenture, the indenture trustee will exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to certain qualifications specified in the indenture, the indenture trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct.

The indenture trustee’s duties and responsibilities under the indenture include collecting funds from the Servicer to distribute to noteholders pursuant to the indenture and providing noteholders and the rating agencies with notices.

The Issuing Entity will pay to the indenture trustee reasonable compensation for its services and reimburse the indenture trustee for all reasonable out of pocket expenses incurred or made by the indenture trustee in accordance with the indenture, except any such expense as may arise from the indenture trustee’s willful misconduct, negligence or bad faith. The Issuing Entity has also agreed to indemnify the indenture trustee for any losses and expenses incurred without willful misconduct, negligence or bad faith.

The indenture trustee may resign at any time, in which event the Issuing Entity will be obligated to appoint a successor indenture trustee. The Issuing Entity may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of those circumstances, the Issuing Entity will be obligated to appoint a successor indenture trustee. The indenture trustee may also be removed at any time by the holders of Notes representing not less than 66 2/3% of the Outstanding Principal Balance of the Notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

Any costs associated with removing and replacing the indenture trustee will be paid by the Issuing Entity.

Fees and Expenses

The following table summarizes the fees and expenses that may be payable from the collections allocated to the Notes:

Type of Fees	Amount or		Source of Funds
and Expenses	Calculation	Purpose	for Payment	Distribution Priority
indenture trustee fees and expenses	$6,000 per annum.	Compensation and reimbursement of expenses of	Payable from Available Amounts allocated to the Notes and amounts	As specified in “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority

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Type of Fees	Amount or		Source of Funds
and Expenses	Calculation	Purpose	for Payment	Distribution Priority
		the indenture trustee.	withdrawn from the Reserve Account.	of Payments” in this prospectus supplement, such fees and expenses are payable prior to payments to noteholders.

administrator fees and expenses	$3,000 per annum, 1/12th of which is payable in arrears on each Payment Date.	Compensation and reimbursement of expenses of the administrator.	Payable from Available Amounts allocated to the Notes and amounts withdrawn from the Reserve Account.	As specified in “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments” in this prospectus supplement, such fees and expenses are payable prior to payments to noteholders.

servicing fees and expenses	0.35% per annum, of the Aggregate Receivable Balance as of the first day of each fiscal month.	Compensation and reimbursement of expenses of the Servicer.	Payable by the Issuing Entity.	As specified in “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments” in this prospectus supplement, such fees and expenses are payable prior to payments to noteholders.

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DESCRIPTION OF THE TRANSACTION AGREEMENTS

We summarize below some material terms of the agreements under which the receivables and the Series 2014-1A SUBI will be sold to us and will be transferred by us to the Issuing Entity, and under which GE Capital will agree to service, manage and administer the Issuing Entity’s Loans and the Leases and to remarket the related leased Equipment. This description supplements the disclosure in the prospectus under the same heading. The following summary does not include all of the terms of the relevant agreements and is qualified by reference to the actual agreements.

Servicing Compensation and Payment of Expenses

The servicing fee payable to the Servicer under the servicing agreement as consideration for the servicer’s servicing, managing and administering the receivables and the remarketing of the related Equipment will accrue at a rate of 0.35% per annum on the Aggregate Receivable Value as of the first day of each Collection Period.

Any fees agreed to between GE Capital and any subservicer, will be paid solely by GE Capital as the Servicer. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under “—Priority of Payments” below. The Servicer is obligated to pay some ongoing expenses associated with its activities as servicer and incurred by it in connection with its responsibilities under the servicing agreement (including payments to counsel and accountants).

The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges, if any, and any other administrative fees and expenses or similar charges collected during that Collection Period.

The Servicer will also be entitled to be reimbursed out of proceeds of dispositions of Equipment for any costs, fees and expenses for the refurbishment, remarketing, leasing, re-leasing, selling or disposing of that Equipment (which may include fees and expenses paid by the servicer to third-parties in connection with such refurbishment, remarketing, leasing, re-leasing, selling or disposing of Equipment if such third-parties are engaged to undertake such sale). See “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Residual Realizations” in the accompanying prospectus.

Servicer Advances

If the Servicer elects to make a servicer advance, prior to the close of business on each determination date, the Servicer will determine the amount of the advance that it has elected to make on the related Transfer Date. The Servicer will include information as to such determination in the Servicer’s certificate furnished by it and will transfer to the Collection Account on the Transfer Date in next day funds the amounts applicable to such determinations appearing in such Servicer’s certificate. All advances will be reimbursable to the Servicer, without interest, when a payment relating to a receivable with respect to which an advance has previously been made is subsequently received. Upon the determination by the Servicer that reimbursement from the preceding source is unlikely or non recoverable, it will be entitled to recover unreimbursed advances from available amounts on or in respect of other receivables.

Early Termination of Receivables

The receivables may not permit prepayment, but the Issuing Entity will instruct the Servicer to nevertheless accept prepayment if the related Obligor requests a prepayment and the terms of such prepayment comply with the Credit and Collection Policy.

Removal of Receivables

In the event a receivable becomes a Delinquent Receivable or the Obligor thereon becomes subject to a bankruptcy proceeding, GE Equipment Funding, LLC, with the prior written consent of the Issuing Entity, has an option to (i) in the case such Delinquent Receivable is a Loan, purchase such Loan from the Issuing Entity at a price

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equal to the Purchase Amount for such Loan and, contemporaneously with such sale, may sell such Loan to the applicable Originator, (ii) in the case such Delinquent Receivable is a Lease, purchase the Lease and the related Equipment from the Issuing Entity at a price equal to the Purchase Amount for such Lease and the related Equipment or (iii) in the case such Delinquent Receivable is a Lease included in the 2014-1A SUBI, purchase the beneficial interest in such Lease and related titled Equipment from the Issuing Entity at a price equal to the Purchase Amount for such Lease and related titled Equipment and, contemporaneously with such sale, may sell such receivable and, in the case of Leases, its related Equipment or a beneficial interest in such Lease and its related Equipment, as applicable, to the applicable Originator or the Initial Beneficiary, as applicable. Upon such purchase by GE Equipment Funding, LLC, all rights, title and interest of the Issuing Entity or the Indenture Trustee in and to such receivable and, in the case of a Lease, the related Equipment or a beneficial interest in such Lease and its related Equipment, as applicable, will be deemed to be automatically released and such receivable and, in the case of a Lease, the related Equipment or a beneficial interest in such Lease and its related Equipment, as applicable, will become the property of GE Equipment Funding, LLC.

The Aggregate Receivable Value of receivables with respect to which GE Equipment Funding, LLC will be permitted to exercise a purchase option at any time before the Maturity Date for the Class B Notes will not exceed 10% of the Aggregate Receivable Value as of the Cut-off Date.

If not exercised sooner, the purchase option with respect to any receivable or, if any such receivable is a Lease, beneficial interest in such receivable and its related Equipment will automatically terminate upon (i) in the case of a Delinquent Receivable, the related Obligor’s cure of all defaults on the receivable, (ii) the acquisition by, or on behalf of, the Issuing Entity of the related Equipment through repossession or (iii) upon a repurchase of a receivable that is a Loan or, if any such receivable is a Lease, the beneficial interest in such Lease and its related Equipment due to the originator’s or, in the case of any Lease, the Initial Beneficiary’s breach of its representation in the receivables sale agreement with respect to such receivable.

Upon the discovery by the Depositor or the Issuing Entity of any breach of any representation, warranty, undertaking or covenant contained in the receivables purchase and sale agreement with respect to a receivable that is likely to have a material adverse effect, (i) if such receivable is not represented by a beneficial interest in the 2014-1A SUBI, the Issuing Entity will require the Depositor to repurchase such receivable and in the case of a Lease, its related Equipment from the Issuing Entity and, contemporaneously with such sale, may sells such Loan to the applicable Originator or (ii) if, at the time of such discovery, such receivable is a Lease included as part of the 2014-1A SUBI, the Issuing Entity will require the Depositor to repurchase the beneficial interest in such Lease and the related Equipment from the Issuing Entity and, contemporaneously with such purchase, the Depositor may sell that receivable and in the case of a Lease, its related Equipment or in the case of Leases included as part of the 2014-1A SUBI, that beneficial interest to the applicable Originator or Initial Beneficiary, as applicable, and, in each case, deposit the Purchase Amount of such receivable and, if applicable, the related Equipment or its beneficial interest in such Lease and related Equipment into the Collection Account. Upon such repurchase, all rights, title and interest of the Issuing Entity or the Indenture Trustee in and to such receivable and the related Equipment or its beneficial interest in such Lease and related Equipment will be deemed to be automatically released and such receivable and the related Equipment or its beneficial interest in such Lease and related Equipment will become the property of the Depositor.

In the event that a receivable was originated by a business unit or equipment financing platform that the related originator or the sponsor wishes to exit, financed under a vendor program that is terminated in the ordinary course by the applicable originator or the sponsor, or is part of an obligor relationship that the applicable originator or the sponsor elects to reduce or exit for risk exposure reasons in accordance with its credit and collection policies, the Issuing Entity will be entitled to sell such receivable or, in the case such receivable is a Lease, its related Equipment or with respect to a Lease included in the 2014-1A SUBI, the beneficial interest in such receivable and the related Equipment, to a third party for a cash price equal to the greater of the Purchase Amount and the fair market value of such assets.

Acquisition and Servicing of Third Party Originated Receivables

GE Capital acquires receivables originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, GE Capital reviews the third party documentation against its standard documentation

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and in certain cases requires amendment of the documents in conformity with GE Capital’s standards. With respect to collections, certain of the Obligors are billed directly by the sponsor or an affiliate thereof and in other cases GE Capital administers collections through its offices in Danbury, Connecticut and Cedar Rapids, Iowa. See “ORIGINATION OF RECEIVABLES” in the accompanying prospectus.

The servicing agreement permits GE Capital to appoint subservicers for the receivables provided that any such appointment does not relieve GE Capital of its obligation to service the receivables and remarket the Equipment. Approximately 4.14% of the receivables, by Aggregate Receivable Value as of the Cut-off Date are subserviced.

Repossession

In general, servicing is done from central collections department in Danbury, Connecticut and Cedar Rapids, Iowa. GE Capital utilizes the same servicing standards regardless of the type of receivable.

After an account is 30 days past due, the related Obligor is generally sent a formal default notice and is given 10 days in which to cure the default. If payment is still not received within a period of approximately 10 days, a variety of options for recovery of the debt are employed. In some instances, the collections department will instruct a repossession agent to repossess the related equipment. This approach is common in cases where the collateral is not essential to the business of the Obligor and where repossession is feasible without damaging the related equipment. In some cases, with the Servicer’s consent, the equipment securing a receivable is not repossessed but is instead sold in place to minimize expenses associated with movement and storage of equipment.

Non-Accrual and Write-Off Policy

Receivables are booked as non-accrual in the month following when they become 90 days past due. Each receivable is reviewed on a case by case basis to determine the need for, and the amount of, any write-down which typically occurs upon repossession. After a receivable is defaulted or the equipment securing or related to such receivable is liquidated or all collections efforts have ceased, an additional writedown is taken as necessary to reflect the actual loss, if any on the receivable. See “CHARACTERISTICS OF THE RECEIVABLES—Non-Accrual and Write-Off Policy” in the accompanying prospectus.

Custodial Arrangements

GE Capital will maintain the records (including notes, leases, security agreements and other documents) with respect to the receivables. In the servicing agreement, GE Capital also agrees that, for not less than three years or such longer period as may be required by law, from the date on which any receivable is paid in full, it will maintain such records with respect to each receivable.

Available Amounts

On each Payment Date, the Issuing Entity will cause payments on the Notes and other Issuing Entity liabilities to be made from the following sources (the “Available Amounts”), which includes without duplication:

•	all payments made by or on behalf of the Obligors (excluding any late fees, extension fees, prepayment charges, if any, and other administrative fees or similar charges allowed by applicable law with respect to the receivables that constitute part of the servicing fees and, in the case of Split-Lease Stream Receivables, the variable component) received during the related Collection Period;

•	any amounts paid by an Obligor in connection with the early termination of a receivable;

•	net proceeds from any sale, re-lease, continued use or other disposition of Equipment and other collateral during the related Collection Period; provided, that, in the case of any Lease, only such proceeds up to the related TRAC Amount will constitute “Available Amounts”;

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•	any Recoveries received during the related Collection Period;

•	Investment Earnings for such Payment Date;

•	servicer advances received during the related Collection Period;

•	any proceeds received by the Issuing Entity pursuant to the clean-up call;

•	payments made by an Obligor pursuant to its obligation (if any) to pay the Termination Value pursuant to the related receivable received during the related Collection Period; and

•	the Purchase Amount or other amount received by the Issuing Entity with respect to each receivable that became a Removed Receivable during the related Collection Period (to the extent deposited into the Collection Account);

Available Amounts will not include all payments or proceeds of any receivables or, if applicable, related Equipment the Purchase Amount of which has been included in the Available Amounts in a prior Collection Period.

Priority of Payments

Prior to the occurrence of an event of default and acceleration of the maturity of the Notes and after the payment to the Servicer of any accrued and unpaid servicing fees and reimbursement of any servicer advances required to be reimbursed, Available Amounts and any amount withdrawn from the Reserve Account will be applied in the following order of priority:

(1) to pay the indenture trustee, all accrued and unpaid trustee fees and expenses (not to exceed $75,000 per annum);

(2) to pay the Issuing Entity’s administrator, all accrued and unpaid administration fees;

(3) to pay ratably the amount of interest accrued on each class of Class A Notes during the prior Interest Accrual Period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(4) to pay principal on the Notes in an amount equal to the excess of the Outstanding Principal Balance of the Class A Notes over the Aggregate Receivable Value at the end of the related Collection Period, in the manner described under “DESCRIPTION OF THE NOTES—Payments of Principal”;

(5) to pay to the Class B Notes the amount of interest accrued on the Class B Notes during the prior Interest Accrual Period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(6) to pay principal on the Notes in an amount equal to the amount by which the Note Balance of all the Notes exceeds the excess of (x) the Aggregate Receivable Value at the end of the related Collection Period over (y) the Overcollateralization Amount, in the manner described under “DESCRIPTION OF THE NOTES—Payments of Principal” (after giving effect to any principal payments on such Payment Date under clause (4) above);

(7) to pay 50% of the Excess Spread Amount as principal, in the manner described under “DESCRIPTION OF THE NOTES—Payments of Principal”;

(8) to the Reserve Account, the Reserve Account Deficiency, if any;

(9) to pay the indenture trustee, any accrued and unpaid trustee fees and expenses not previously reimbursed; and

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(10) to the Issuing Entity, the remaining balance, if any;

provided that after the occurrence of an event of default, no cap will apply to trustee fees and expenses payable to the indenture trustee pursuant to clause (1) above, whether or not the maturity of the Notes has been accelerated.

Pursuant to the Issuing Entity’s limited liability company agreement, the Issuing Entity will distribute to the managing member, as its sole member, amounts available to the Issuing Entity pursuant to clause (10) above. Pursuant to the issuing entity’s managing member’s limited liability company agreement, its managing member will distribute to GE Capital any amount so received.

After an event of default and acceleration of the maturity of the Notes (and, if any Notes remain outstanding, on and after their Maturity Date), payments will be made first in accordance with clauses (1) through (2) above (except that, to the extent a cap on trustee fees and expenses is applicable under the priority of payments above, the cap on trustee fees and expenses will not apply), then to the Class A Noteholders, ratably, until the accrued and unpaid interest has been paid in full, then to the Class A-1 Noteholders, until the Outstanding Principal Balance of the Class A-1 Notes has been paid in full, then to the Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders, ratably, until the Outstanding Principal Balance of each of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes has been paid in full, and then to the Class B Noteholders until the accrued and unpaid interest and Outstanding Principal Balance of the Class B Notes has been paid in full.

You should note, however, that until the later of the redemption date or Maturity Date for any Class of Notes, the amount of principal due to noteholders will generally be limited to amounts available for that purpose. Therefore, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an event of default until the later of the redemption date or Maturity Date for that Class of Notes.

Reserve Account

On the Closing Date, an amount equal to 1.25% of the initial Aggregate Receivable Value will be deposited by the Issuing Entity into the Reserve Account. On subsequent Payment Dates, the Required Reserve Account Amount will equal the lesser of (i) the Outstanding Principal Balance of the Notes and (ii) 2.00% of the initial Aggregate Receivable Value. The Reserve Account will not be fully funded on the Closing Date. On subsequent Payment Dates, Available Amounts will be deposited in the Reserve Account as described under the heading “—Priority of Payments” until the balance of the Reserve Account equals the Required Reserve Account Amount.

To the extent that the Available Amounts on any Payment Date are insufficient to make the payments under clauses (1) through (6) under the heading “—Priority of Payments” above or, if collections on any Payment Date are insufficient to pay any accrued and unpaid servicing fees, the amount of such deficiency will be withdrawn from the Reserve Account up to the Available Reserve Account Amount and such funds will be applied first to pay the Servicer any accrued and unpaid servicing fees and then in accordance with clauses (1) through (6) under such heading. To the extent there is a Reserve Account Deficiency, the Reserve Account Deficiency will be funded to the Reserve Account from Available Amounts in the priority described under the heading “—Priority of Payments” above. To the extent that the Available Reserve Account Amount exceeds the Required Reserve Account Amount, on any Payment Date, after giving effect to payments under clauses (1) through (7) under the heading “—Priority of Payments” above, the Excess Reserve will be withdrawn from the Reserve Account and released to the Issuing Entity. If on a maturity date of any class of Notes, after payments are made under clauses (1) through (7) under the heading “—Priority of Payments” above, the Outstanding Principal Balance of that class of Notes is greater than zero, a withdrawal will be made from the Reserve Account, up to the Available Reserve Account Amount, to pay the Outstanding Principal Balance of that class of Notes. On the maturity date of the Class B Notes or any Payment Date following the occurrence of an event of default and the acceleration of the maturity of the Notes, the Available Reserve Account Amount will be withdrawn from the Reserve Account and applied pursuant to the priority of payments applicable in circumstances where an event of default has occurred and the maturity of the Notes has been accelerated. See “— Priority of Payments” above. See “— Priority of Payments” above.

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LEGAL PROCEEDINGS

There are no legal proceedings pending (or contemplated, in the case of proceedings by governmental authorities) against any of GE Capital, CEF Equipment Holding, L.L.C., the indenture trustee, the Issuing Entity or the other parties described in Item 1117 of Regulation AB or to which any of their respective property is subject, that would have a material adverse impact on investors of the Notes.

LEGAL INVESTMENT

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act. Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity, risk diversification, and the rating agencies rating the securities. If you are a money market fund contemplating a purchase of Class A-1 Notes, you or your advisor should consider the requirements of Rule 2a-7 before making a purchase.

CERTAIN INVESTMENT COMPANY ACT CONSIDERATIONS

The issuing entity is not registered or required to be registered as an investment company under the Investment Company Act. In determining whether the issuing entity is not required to be registered as an investment company, the issuing entity does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

CAPITAL REQUIREMENTS DIRECTIVE

None of the sponsor, any originator, the managing member, the Depositor, the Servicer, the administrator, the Issuing Entity, its managing member, or the indenture trustee makes any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament of the Counsel of June 26, 2013, know as the Capital Requirements Regulation (“CRR”). Noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the Notes for investment and compliance with the CRR.

U.S. FEDERAL INCOME TAX CONSEQUENCES

Mayer Brown LLP, special tax counsel to the Depositor, will deliver an opinion for U.S. federal income tax purposes, that the Notes will be treated as indebtedness. Each Noteholder, by the acceptance of such a Note, will agree to treat that Note as debt for federal, state and local income and franchise tax purposes.

The Notes are not expected to be treated as issued with “original issue discount” (“OID”). The final prospectus supplement will confirm if the Notes are, in fact, treated as issued with OID.

Mayer Brown LLP, will deliver an opinion that the Issuing Entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

See “U.S. FEDERAL INCOME TAX CONSEQUENCES” and “STATE TAX CONSEQUENCES” in the prospectus accompanying this prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit pension, profit-sharing or other employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, individual retirement accounts, specified types of Keogh plans or other plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, and other entities, such as collective investment funds or insurance company general or separate accounts that are deemed to hold “plan assets” of these plans and accounts (each of the

S-66

foregoing, a “Benefit Plan Investor”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed herein.

Certain transactions involving the purchase, holding or transfer of any Notes not retained by the Depositor or an entity disregarded from the Depositor for U.S. federal income tax purposes (the “Offered Notes”) might be deemed to constitute or result in prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that purchased Offered Notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor (as modified by Section 3(42) of ERISA) (the “Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the issuing entity believes that, at the time of their issuance, the Offered Notes should not be treated as an equity interest in the issuing entity for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of Offered Notes that the Offered Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Offered Notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of notes.

However, without regard to whether the Offered Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Offered Notes by, or on behalf of, a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the issuing entity’s managing member, the depositor, any originator, the servicer, any sub-servicer, the underwriters, the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Offered Notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such Offered Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptions for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Offered Notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption.

By acquiring a Offered Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Offered Note with the assets of a Benefit Plan Investor or any governmental plan, non-U.S. plan or church plan that is subject to a law that is substantially similar to Title I of

S-67

ERISA or Section 4975 of the Code (“Similar Law”) or (ii) (x) such Offered Note is rated at least “BBB-” or its equivalent by a nationally recognized statistical rating organization at the time of purchase or transfer and (y) the acquisition, holding and disposition of the Offered Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a violation of Similar Law. Benefit Plan Investors may not acquire the notes at any time that the notes do not have a current investment grade rating from a nationally recognized statistical rating agency.

A plan fiduciary considering the purchase of Offered Notes should consult its legal and tax advisors with respect to the potential applicability of ERISA and the Code to such investments and the consequences of such an investment under ERISA and the Code. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of ERISA, an investment in the Offered Notes or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR, ANY ORIGINATOR, THE SERVICER, ANY SUB-SERVICER, THE UNDERWRITERS, THE MANAGING MEMBER, THE INDENTURE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS OR EMPLOYEES WILL ACT AS A FIDUCIARY TO ANY BENEFIT PLAN INVESTOR WITH RESPECT TO THE BENEFIT PLAN INVESTOR’S DECISION TO INVEST IN THE OFFERED NOTES. EACH FIDUCIARY OR OTHER PERSON WITH INVESTMENT RESPONSIBILITIES OVER THE ASSETS OF A BENEFIT PLAN INVESTOR CONSIDERING AN INVESTMENT IN THE OFFERED NOTES MUST CAREFULLY CONSIDER THE ABOVE FACTORS BEFORE MAKING AN INVESTMENT. FIDUCIARIES OF BENEFIT PLAN INVESTORS CONSIDERING THE PURCHASE OF OFFERED NOTES SHOULD CONSULT THEIR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE ISSUING ENTITY WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

For additional information regarding treatment of the notes under ERISA, see “ERISA CONSIDERATIONS” in the prospectus accompanying this prospectus supplement.

S-68

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement relating to the Notes, the issuing entity’s managing member has agreed to cause the Issuing Entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Notes set forth opposite its name below:

Underwriters	Class A-1 Notes		Class A-2 Notes		Class A-3 Notes		Class A-4 Notes
Credit Suisse Securities (USA) LLC	$		$		$		$
J.P. Morgan Securities LLC	$		$		$		$
Total		$138,600,000		$190,000,000		$173,000,000		$77,500,000

The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters and such dealers may re-allow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

	Class A-1 Notes		Class A-2 Notes		Class A-3 Notes		Class A-4 Notes
Concessions		%		%		%		%
Reallowances		%		%		%		%

The Class A Notes will be purchased and then offered by certain of the underwriters. However, there is currently no underwriting agreement in effect for the Class B Notes. The Class B Notes will be initially held by an affiliate of the Depositor, and may be offered from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to that affiliate from any sale of Class B Notes will equal the respective purchase price paid by their purchaser, net of any expenses payable by that affiliate and any compensation payable to any underwriter or agent.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

The underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from an underwriter or a dealer when the Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time. The underwriting agreement provides that the Depositor and the sponsor will indemnify the underwriters and that under limited circumstances, the underwriters will indemnify the Depositor and the sponsor against certain civil liabilities under the Securities Act of 1933, as amended or contribute to payments made in respect thereof.

S-69

LEGAL MATTERS

Mayer Brown LLP, New York, New York will pass upon some legal matters with respect to the Notes, including the material U.S. federal income tax matters, for the Issuing Entity, its managing member, the Depositor, the sponsor, the originators and the Servicer. Bingham McCutchen LLP, New York, New York will act as counsel to the underwriters.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement relating to the Notes with the Securities and Exchange Commission (the “Commission”). This prospectus supplement is part of the registration statement, but the registration statement includes additional information.

For so long as the Issuing Entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the Issuing Entity’s annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be prepared by the administrator on behalf of the Issuing Entity and filed with the Commission. The reports will be filed under the name of the Issuing Entity and the Titling Trust. The Commission file number for the Depositor is 333-197074, the Commission file number of the Titling Trust is 333-197074-01 and the Commission file number of the Issuing Entity is 333-197074-02. See also “Administrative Information About the Securities Reports to Securityholders” in the accompanying prospectus for a more detailed description of noteholder reports. These reports will be available online at http://www.ge/abs.com. For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. Passwords for this website can be obtained by contacting Investor Development at (203) 229-5531.

You may read and copy any reports, statements or other information we file at the Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at (202) 551-8090. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission’s Internet site is www.sec.gov.

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INDEX OF TERMS

Aggregate Receivable Value	S-27, S-53
Available Amounts	S-63
Available Reserve Account Amount	S-53
Benefit Plan Investor	S-67
Book Residual Value	S-28, S-53
Business Day	S-53
CF	S-26, S-43
Class A Noteholder	S-53
Class A Notes	S-53
Class A-1 Noteholder	S-54
Class A-1 Notes	S-54
Class A-2 Noteholder	S-54
Class A-2 Notes	S-54
Class A-3 Noteholder	S-54
Class A-3 Notes	S-54
Class A-4 Noteholder	S-54
Class A-4 Notes	S-54
Class B Noteholder	S-54
Class B Notes	S-54
Closing Date	S-54
Code	S-66
Collection Account	S-54
Collection Period	S-54
Collections	S-54
Commission	S-70
CPR	S-45
Credit and Collection Policy	S-54
CRR	S-66
Defaulted Receivable	S-54
Delinquent Receivable	S-55
Depositor	S-24
Dodd-Frank Act	S-16
Economic Crisis	S-17
EF	S-26, S-43
Equipment	S-55
ERISA	S-66
Excess Reserve	S-55
Excess Spread Amount	S-55
GE Capital	S-16, S-24
GECA	S-26, S-43
GECC of Tennessee	S-25
Guaranteed Payment	S-55
Hired NRSROs	S-18
Implicit Rate of Return	S-55
Initial Beneficiary	S-24, S-25, S-55
Interest Accrual Period	S-52
Investment Earnings	S-55
Lease	S-55
Lease Value	S-28, S-55
Loan	S-55
Loan Value	S-28, S-55
Managing Member	S-24
Maturity Date	S-53
Net Receivable Value	S-28, S-55
Note Balance	S-55
Note Distribution Account	S-55
Notes	S-55
NRSRO	S-15
Obligor	S-55
Offered Notes	S-55, S-67
OIC	S-66
Origination Trust	S-25
Outstanding Principal Balance	S-56
Overcollateralization Amount	S-56
Payment Date	S-56
Precomputed Loan	S-56
PTCE	S-67
Purchase Amount	S-56
Recoveries	S-56
Regulation	S-67
Regulation AB	S-56
Removed Receivable	S-56
Required Reserve Account Amount	S-56
Reserve Account	S-56
Reserve Account Deficiency	S-56
Residual	S-57
Residual Realization	S-57
Rule 193 Information	S-43
Scheduled Payment	S-57
SEC	S-16
Series 2014-1A SUBI	S-57
Series 2014-1A SUBI Certificate	S-57
Servicer	S-25
Similar Law	S-68
Simple Interest Loan	S-57
Split-Payment Stream Receivable	S-57
Static Pool Data	S-36
Termination Values	S-57
Titling Trust	S-57
TRAC Amount	S-57
TRAC Lease	S-57
Transfer Date	S-57
UTI	S-57

S-71

SCHEDULE I

STATIC POOL DATA

This Schedule I constitutes an integral part of the preceding prospectus supplement and the information set forth herein is incorporated into the prospectus supplement.

As used in the Static Pool Data, a receivable is considered to be “31 to 60 days,” “61 to 90 days,” “91 to 120 days,” “121 to 150 days,” “151 to 180 days” and “181+ days” delinquent when a payment due on any due date remains unpaid as of the close of business on the business day immediately following the monthly due date. The determination as to whether a receivable falls into this category is made as of the close of business on the last business day of each month.

From time to time, the Servicer will modify a contract under which a receivable arises, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Upon such modification, the receivable will no longer be classified as delinquent. A description of GE Capital’s loss mitigation strategy can be found at “ORIGINATION OF RECEIVABLES—Delinquency and Loss Mitigation Strategy” in the accompanying prospectus.

S-72

Summary of Prior Pools

As of respective Cut-off Date

	GE Equipment Midticket	GE Equipment Midticket	GE Equipment Midticket	GE Equipment Midticket	GE Equipment Midticket
	LLC, Series 2009-1	LLC, Series 2010-1	LLC, Series 2011-1	LLC, Series 2012-1	LLC, Series 2013-1
Closing Date	9/11/2009	9/29/2010	10/5/2011	9/26/2012	9/25/2013
Cut-off Date	8/1/2009	8/28/2010	9/3/2011	8/4/2012	8/3/2013
Original Pool Balance	$618,399,513	$759,165,132	$549,455,374	$547,048,995	$518,409,407
% of Pool Balance - Fixed Rate	100.00%	100.00%	100.00%	100.00%	100.00%
% of Pool Balance - Floating Rate	0.00%	0.00%	0.00%	0.00%	0.00%
Original Number of Contracts	5,666	3,148	4,633	7,685	4,245
Average Receivable Balance	$109,142	$241,158	$118,596	$71,184	$108,427
Weighted Average Original Term	61.5	65.4	57.4	55.3	56.6
Weighted Average Remaining Term	48.6	54.3	49.7	47.2	8.6
Contract Rate - Fixed - (% of Pool Balance)
0% - 3.00%	1.31%	2.01%	3.34%	0.05%	3.28%
3.01% - 4.00%	0.11%	1.12%	0.83%	0.30%	4.33%
4.01% - 5.00%	0.72%	2.27%	4.03%	15.08%	18.22%
5.01% - 6.00%	5.10%	8.12%	22.84%	48.44%	39.48%
6.01% - 7.00%	25.41%	24.29%	34.51%	20.01%	17.87%
7.01% - 8.00%	21.46%	33.62%	19.03%	11.71%	8.64%
8.01% - 9.00%	17.71%	16.59%	8.67%	2.01%	6.01%
9.01% - 10.00%	14.81%	8.17%	3.38%	0.65%	0.57%
10.01% or Greater	13.37%	3.81%	3.37%	1.75%	1.60%
Gross Margin - Floating - (% of Pool Balance)
0.00% - 0.99%	0.00%	0.00%	0.00%	0.00%	0.00%
1.00% - 1.99%	0.00%	0.00%	0.00%	0.00%	0.00%
2.00% - 2.99%	0.00%	0.00%	0.00%	0.00%	0.00%
3.00% - 3.99%	0.00%	0.00%	0.00%	0.00%	0.00%
4.00% - 4.99%	0.00%	0.00%	0.00%	0.00%	0.00%
5.00% or Greater	0.00%	0.00%	0.00%	0.00%	0.00%
Geographic Distribution (% of Pool Balance) Top 5 States
Top 1 State %	California - 15.95%	Illinois - 11.38%	California - 14.12%	California - 11.56%	California - 12.50%
Top 2 State %	Texas - 11.43%	California - 9.97%	Texas - 12.00%	Texas - 10.29%	Texas - 8.75%
Top 3 State %	New York - 7.46%	Texas - 9.36%	Michigan - 4.59%	Illinois - 7.32%	Illinois - 7.50%
Top 4 State %	Illinois - 5.79%	New York - 5.49%	Illinois - 4.89%	Michigan - 5.88%	New York - 6.03%
Top 5 State %	Florida - 3.80%	Oregon - 4.17%	New York - 4.83%	Georgia - 4.61%	Georgia - 5.73%
Equipment Type (% of Pool Balance)
Transportation Equipment	51.22%	45.28%	6.54%	8.62%	13.30%
Industrial Equipment	15.30%	27.71%	40.82%	56.43%	37.35%
Furniture & Fixtures	4.92%	5.15%	8.56%	2.42%	0.50%
Construction Equipment	10.01%	9.66%	29.70%	24.28%	37.86%
Technology & Telecommunications Equipment	4.00%	2.68%	9.55%	3.15%	3.00%
Maritime Assets	5.35%	2.49%	3.00%	3.87%	3.14%
Printing Presses	5.14%	3.66%	1.82%	0.00%	4.53%
Other Equipment	4.06%	3.37%	0.00%	1.22%	0.33%
Obligor Industry (% of Pool Balance)
Mining & Construction	11.53%	7.54%	12.73%	13.54%	18.25%
Transportation	43.34%	41.30%	7.04%	9.82%	8.14%
Manufacturing	8.18%	13.44%	21.99%	24.25%	22.44%
Services	14.66%	9.97%	22.15%	20.05%	19.64%
Agriculture, Forestry & Fishing	3.27%	12.64%	9.46%	10.90%	15.23%
Printing & Publishing	8.40%	7.49%	9.45%	5.85%	5.70%
Distribution/Wholesale	5.98%	3.91%	9.94%	10.03%	5.15%
Retail	1.93%	2.78%	3.96%	1.81%	3.23%
Electronics	2.39%	0.00%	3.29%	3.64%	2.16%
Healthcare	0.25%	0.00%	0.00%	0.08%	0.06%
Other	0.07%	0.92%	0.00%	0.04%	0.00%

S-73

Lifetime CPR

As of June 30, 2014

Months
from
Closing	GE Equipment Midticket LLC,	GE Equipment Midticket LLC,	GE Equipment Midticket LLC,	GE Equipment Midticket LLC,	GE Equipment Midticket LLC,
Date	Series 2009-1	Series 2010-1	Series 2011-1	Series 2012-1	Series 2013-1
1	11.33%	16.24%	16.54%	10.66%	9.03%
2	9.70%	11.30%	11.52%	11.84%	10.86%
3	11.19%	14.79%	10.27%	8.32%	6.33%
4	11.12%	15.75%	14.63%	9.80%	6.24%
5	12.01%	14.64%	13.79%	9.43%	6.11%
6	10.53%	13.35%	11.56%	8.40%	6.19%
7	10.53%	14.76%	13.10%	6.91%	5.42%
8	10.89%	13.34%	11.27%	7.53%	7.54%
9	10.85%	12.72%	9.85%	6.14%	7.19%
10	10.79%	14.05%	10.49%	6.10%	8.68%
11	11.12%	13.28%	9.22%	7.51%
12	12.52%	12.10%	9.36%	6.65%
13	13.04%	13.20%	9.97%	6.96%
14	13.78%	13.24%	10.02%	7.58%
15	12.79%	13.92%	12.18%	6.78%
16	14.10%	14.54%	12.72%	6.64%
17	13.63%	14.18%	12.39%	6.77%
18	14.75%	14.90%	11.46%	6.64%
19	14.73%	15.67%	12.28%	6.59%
20	14.42%	16.30%	11.70%	7.39%
21	14.54%	16.38%	11.19%	6.71%
22	16.48%	17.73%	11.68%	7.12%
23	18.14%	16.93%	10.99%
24	18.38%	16.72%	10.59%
25	19.55%	16.68%	11.29%
26	20.58%	15.96%	11.22%
27	20.68%	17.02%	12.25%
28	20.93%	16.71%	11.99%
29	20.85%	16.90%	12.73%
30	21.11%	16.50%	12.52%
31	21.28%	16.83%	13.41%
32	21.02%	16.00%	12.89%
33	20.98%	16.97%	12.97%
34	21.22%	17.30%
35	21.11%	16.64%
36	20.89%	16.55%
37	20.82%	16.88%
38	21.32%	16.80%
39	21.06%	17.19%
40		17.29%
41		17.24%

S-74

Cumulative Net Loss

As of June 30, 2014

Months
from
Closing	GE Equipment Midticket LLC,	GE Equipment Midticket LLC,	GE Equipment Midticket LLC,	GE Equipment Midticket LLC,	GE Equipment Midticket LLC,
Date	Series 2009-1	Series 2010-1	Series 2011-1	Series 2012-1	Series 2013-1
1	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.01%	0.00%	0.02%	0.00%	0.00%
4	0.03%	0.00%	0.06%	0.02%	0.00%
5	0.04%	0.00%	0.07%	0.04%	0.01%
6	0.10%	0.01%	0.07%	0.09%	0.01%
7	0.18%	0.01%	0.07%	0.11%	0.02%
8	0.20%	0.00%	0.07%	0.13%	0.05%
9	0.21%	0.00%	0.07%	0.14%	0.10%
10	0.29%	0.03%	0.10%	0.15%	0.09%
11	0.29%	0.03%	0.09%	0.18%
12	0.30%	0.18%	0.09%	0.18%
13	0.30%	0.18%	0.11%	0.18%
14	0.56%	0.19%	0.11%	0.18%
15	0.60%	0.19%	0.21%	0.20%
16	0.62%	0.19%	0.22%	0.20%
17	0.63%	0.18%	0.22%	0.20%
18	0.67%	0.18%	0.24%	0.20%
19	0.65%	0.18%	0.25%	0.21%
20	0.69%	0.18%	0.25%	0.21%
21	0.71%	0.18%	0.25%	0.22%
22	0.78%	0.18%	0.25%	0.85%
23	0.86%	0.18%	0.25%
24	0.91%	0.18%	0.25%
25	0.92%	0.18%	0.26%
26	0.92%	0.18%	0.26%
27	0.99%	0.18%	0.26%
28	0.99%	0.18%	0.26%
29	0.99%	0.19%	0.28%
30	1.02%	0.19%	0.33%
31	1.02%	0.19%	0.38%
32	1.02%	0.19%	0.38%
33	1.04%	0.19%	0.41%
34	1.05%	0.19%
35	1.04%	0.19%
36	1.04%	0.19%
37	1.08%	0.20%
38	1.08%	0.21%
39	1.08%	0.20%
40		0.20%
41		0.30%

S-75

Monthly Delinquencies 31-60 Days Past Due
As of June 30, 2014

Months from Closing Date	GE Equipment Midticket LLC, Series 2009-1	GE Equipment Midticket LLC, Series 2010-1	GE Equipment Midticket LLC, Series 2011-1	GE Equipment Midticket LLC, Series 2012-1	GE Equipment Midticket LLC, Series 2013-1
1	0.20%	0.02%	0.11%	0.31%	0.16%
2	0.53%	0.13%	0.07%	0.19%	0.36%
3	0.44%	0.04%	0.05%	0.68%	0.45%
4	0.64%	0.02%	0.07%	1.20%	0.20%
5	0.38%	0.06%	0.08%	0.05%	0.74%
6	1.37%	0.20%	0.09%	0.28%	0.38%
7	0.95%	0.07%	0.37%	0.57%	0.43%
8	0.69%	0.12%	0.17%	1.88%	0.82%
9	0.43%	0.12%	0.18%	1.73%	0.94%
10	0.51%	0.10%	0.14%	0.45%	0.26%
11	1.11%	0.05%	0.14%	2.22%
12	0.38%	0.30%	0.93%	1.54%
13	0.99%	0.06%	0.32%	0.68%
14	0.85%	0.09%	1.08%	1.54%
15	1.24%	0.38%	0.40%	0.12%
16	0.45%	0.02%	0.14%	0.24%
17	0.20%	0.46%	1.09%	2.28%
18	1.00%	0.15%	1.64%	0.44%
19	1.36%	0.16%	2.08%	1.88%
20	2.05%	0.26%	1.12%	2.18%
21	3.99%	0.35%	0.84%	2.32%
22	0.35%	0.09%	1.04%	0.84%
23	1.87%	0.08%	1.01%
24	0.78%	1.30%	1.28%
25	1.64%	0.29%	1.25%
26	0.62%	0.64%	0.15%
27	0.82%	0.69%	0.70%
28	0.44%	0.03%	2.65%
29	1.07%	0.13%	0.76%
30	2.74%	0.25%	1.10%
31	0.31%	0.93%	1.61%
32	1.46%	1.10%	2.61%
33	1.12%	0.23%	0.80%
34	0.66%	1.16%
35	1.31%	1.73%
36	0.89%	0.67%
37	1.87%	1.23%
38	1.98%	0.27%
39	1.09%	0.23%
40		4.78%

S-76

Monthly Delinquencies 61-90 Days Past Due As of June 30, 2014

Months from Closing Date	GE Equipment Midticket LLC, Series 2009-1	GE Equipment Midticket LLC, Series 2010-1	GE Equipment Midticket LLC, Series 2011-1	GE Equipment Midticket LLC, Series 2012-1	GE Equipment Midticket LLC, Series 2013-1
1	0.01%	0.00%	0.00%	0.03%	0.01%
2	0.11%	0.00%	0.10%	0.02%	0.01%
3	0.48%	0.05%	0.01%	0.12%	0.02%
4	0.02%	0.08%	0.03%	0.05%	0.08%
5	0.57%	0.04%	0.02%	0.43%	0.09%
6	0.45%	0.01%	0.07%	0.03%	0.03%
7	0.26%	0.01%	0.01%	0.08%	0.16%
8	0.66%	0.02%	0.01%	0.26%	0.07%
9	0.25%	0.05%	0.07%	0.12%	0.18%
10	0.08%	0.01%	0.05%	0.05%	0.05%
11	0.12%	0.04%	0.05%	0.35%
12	1.13%	0.01%	0.05%	0.15%
13	0.22%	0.02%	0.02%	0.13%
14	0.24%	0.01%	0.51%	0.25%
15	0.60%	0.00%	0.68%	0.24%
16	0.37%	0.06%	0.55%	0.04%
17	0.43%	0.03%	0.66%	0.17%
18	0.41%	0.28%	0.05%	0.09%
19	0.11%	0.01%	0.75%	0.07%
20	0.27%	0.00%	0.32%	0.34%
21	0.04%	0.03%	0.06%	0.20%
22	3.53%	0.01%	0.14%	0.24%
23	0.13%	0.07%	0.18%
24	1.10%	0.01%	0.07%
25	0.76%	0.07%	0.05%
26	0.76%	0.26%	0.12%
27	0.05%	0.02%	0.02%
28	0.00%	0.04%	0.13%
29	0.45%	0.00%	0.09%
30	0.08%	0.60%	0.05%
31	0.48%	0.31%	0.38%
32	0.08%	0.24%	0.25%
33	0.00%	0.03%	0.66%
34	0.15%	0.06%
35	0.05%	0.15%
36	1.42%	0.03%
37	0.75%	0.27%
38	0.31%	0.43%
39	0.11%	0.02%
40		1.11%

S-77

Monthly Delinquencies 91-120 Days Past Due As of June 30, 2014

Months from Closing Date	GE Equipment Midticket LLC, Series 2009-1	GE Equipment Midticket LLC, Series 2010-1	GE Equipment Midticket LLC, Series 2011-1	GE Equipment Midticket LLC, Series 2012-1	GE Equipment Midticket LLC, Series 2013-1
1	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.02%	0.00%	0.00%	0.01%	0.00%
3	0.11%	0.03%	0.03%	0.02%	0.01%
4	0.44%	0.04%	0.00%	0.09%	0.02%
5	0.00%	0.00%	0.01%	0.09%	0.01%
6	0.01%	0.04%	0.01%	0.08%	0.09%
7	0.29%	0.00%	0.01%	0.02%	0.02%
8	0.09%	0.00%	0.08%	0.06%	0.06%
9	0.56%	0.00%	0.01%	0.07%	0.05%
10	0.20%	0.00%	0.05%	0.03%	0.09%
11	0.07%	0.01%	0.03%	0.05%
12	0.04%	0.01%	0.02%	0.07%
13	0.48%	0.01%	0.02%	0.03%
14	0.88%	0.01%	0.01%	0.06%
15	0.04%	0.01%	0.07%	0.06%
16	0.19%	0.03%	0.67%	0.03%
17	0.43%	0.02%	0.03%	0.06%
18	0.09%	0.00%	0.12%	0.05%
19	0.26%	0.26%	0.41%	0.04%
20	0.06%	0.04%	1.04%	1.32%
21	0.20%	0.00%	0.29%	1.55%
22	0.01%	0.01%	0.06%	0.17%
23	0.04%	0.01%	0.04%
24	0.12%	0.01%	0.04%
25	0.30%	0.92%	0.04%
26	0.71%	0.06%	0.01%
27	0.81%	0.08%	0.02%
28	0.03%	0.57%	0.07%
29	0.05%	0.62%	0.05%
30	0.20%	0.00%	0.09%
31	0.02%	0.01%	0.18%
32	0.46%	0.32%	0.51%
33	0.14%	0.35%	0.21%
34	0.00%	0.03%
35	0.30%	0.09%
36	0.39%	0.06%
37	0.72%	0.14%
38	1.34%	0.24%
39	0.30%	0.04%
40		0.01%

S-78

Monthly Delinquencies 121-150 Days Past Due As of June 30, 2014

Months from Closing Date	GE Equipment Midticket LLC, Series 2009-1	GE Equipment Midticket LLC, Series 2010-1	GE Equipment Midticket LLC, Series 2011-1	GE Equipment Midticket LLC, Series 2012-1	GE Equipment Midticket LLC, Series 2013-1
1	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.02%	0.00%	0.00%	0.01%	0.00%
4	0.29%	0.00%	0.00%	0.10%	0.01%
5	0.41%	0.04%	0.00%	0.10%	0.01%
6	0.16%	0.00%	0.00%	0.03%	0.01%
7	0.02%	0.05%	0.01%	0.08%	0.08%
8	0.11%	0.00%	0.01%	0.00%	0.01%
9	0.28%	0.00%	0.00%	0.00%	0.01%
10	0.51%	0.00%	0.00%	0.05%	0.03%
11	0.25%	0.00%	0.06%	0.00%
12	0.04%	0.00%	0.02%	0.02%
13	0.05%	0.01%	0.01%	0.02%
14	0.01%	0.00%	0.00%	0.01%
15	0.57%	0.00%	0.00%	0.05%
16	0.06%	0.01%	0.02%	0.02%
17	0.19%	0.01%	0.70%	0.01%
18	0.34%	0.00%	0.04%	0.02%
19	0.09%	0.00%	0.00%	0.00%
20	0.24%	0.24%	0.05%	0.08%
21	0.04%	0.00%	0.47%	0.00%
22	0.17%	0.00%	0.28%	0.01%
23	0.01%	0.01%	0.29%
24	0.00%	0.01%	0.01%
25	0.11%	0.00%	0.02%
26	0.27%	0.94%	0.04%
27	0.18%	0.05%	0.01%
28	0.91%	0.04%	0.00%
29	0.04%	0.00%	0.07%
30	0.00%	0.07%	0.03%
31	0.16%	0.63%	0.05%
32	0.01%	0.09%	0.02%
33	0.49%	0.11%	0.21%
34	0.11%	0.05%
35	0.00%	0.17%
36	0.06%	0.03%
37	0.00%	0.00%
38	0.69%	0.14%
39	1.32%	0.26%
40		0.04%

S-79

Monthly Delinquencies 151-180 Days Past Due As of June 30, 2014

Months from Closing Date	GE Equipment Midticket LLC, Series 2009-1	GE Equipment Midticket LLC, Series 2010-1	GE Equipment Midticket LLC, Series 2011-1	GE Equipment Midticket LLC, Series 2012-1	GE Equipment Midticket LLC, Series 2013-1
1	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.02%	0.00%	0.00%	0.00%	0.00%
5	0.30%	0.00%	0.00%	0.01%	0.01%
6	0.26%	0.04%	0.00%	0.00%	0.01%
7	0.00%	0.00%	0.00%	0.00%	0.00%
8	0.00%	0.00%	0.01%	0.02%	0.08%
9	0.00%	0.00%	0.01%	0.06%	0.00%
10	0.05%	0.00%	0.00%	0.01%	0.00%
11	0.52%	0.00%	0.00%	0.06%
12	0.26%	0.00%	0.06%	0.00%
13	0.03%	0.00%	0.00%	0.00%
14	0.05%	0.00%	0.01%	0.02%
15	0.01%	0.00%	0.00%	0.01%
16	0.45%	0.00%	0.00%	0.01%
17	0.04%	0.01%	0.00%	0.02%
18	0.05%	0.03%	0.68%	0.00%
19	0.07%	0.00%	0.14%	0.00%
20	0.10%	0.00%	0.00%	0.01%
21	0.00%	0.25%	0.03%	0.04%
22	0.03%	0.00%	0.49%	0.04%
23	0.20%	0.00%	0.00%
24	0.02%	0.00%	0.30%
25	0.00%	0.01%	0.01%
26	0.09%	0.00%	0.00%
27	0.09%	1.02%	0.05%
28	0.24%	0.03%	0.01%
29	0.96%	0.00%	0.00%
30	0.05%	0.00%	0.00%
31	0.01%	0.00%	0.02%
32	0.15%	0.00%	0.02%
33	0.02%	0.00%	0.02%
34	0.01%	0.40%
35	0.03%	0.04%
36	0.00%	0.18%
37	0.06%	0.10%
38	0.00%	0.00%
39	0.66%	0.15%
40		0.28%

S-80

Monthly Delinquencies 181+ Days Past Due As of June 30, 2014

Months from Closing Date	GE Equipment Midticket LLC, Series 2009-1	GE Equipment Midticket LLC, Series 2010-1	GE Equipment Midticket LLC, Series 2011-1	GE Equipment Midticket LLC, Series 2012-1	GE Equipment Midticket LLC, Series 2013-1
1	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.00%	0.00%	0.00%	0.00%	0.00%
5	0.02%	0.00%	0.00%	0.00%	0.00%
6	0.02%	0.00%	0.00%	0.01%	0.00%
7	0.38%	0.05%	0.00%	0.02%	0.00%
8	0.39%	0.05%	0.00%	0.02%	0.00%
9	0.50%	0.05%	0.01%	0.02%	0.08%
10	0.12%	0.00%	0.00%	0.06%	0.08%
11	0.13%	0.00%	0.01%	0.07%
12	0.67%	0.00%	0.00%	0.12%
13	0.95%	0.00%	0.06%	0.05%
14	0.35%	0.00%	0.06%	0.06%
15	0.29%	0.00%	0.00%	0.04%
16	0.28%	0.00%	0.00%	0.05%
17	0.84%	0.00%	0.00%	0.04%
18	0.36%	0.00%	0.01%	0.04%
19	0.58%	0.00%	0.72%	0.04%
20	0.61%	0.00%	0.89%	0.05%
21	0.72%	0.04%	0.92%	0.03%
22	0.50%	0.04%	0.99%	0.03%
23	0.33%	0.04%	1.32%
24	0.11%	0.00%	1.35%
25	0.13%	0.00%	1.75%
26	0.10%	0.01%	1.69%
27	0.12%	0.02%	1.81%
28	0.09%	1.08%	1.75%
29	0.35%	1.17%	1.81%
30	0.37%	1.19%	1.51%
31	0.42%	1.27%	1.42%
32	0.41%	1.28%	1.50%
33	0.34%	1.40%	1.53%
34	0.25%	1.44%
35	0.28%	1.59%
36	0.30%	1.73%
37	0.14%	2.01%
38	0.22%	2.17%
39	0.22%	2.34%
40		2.68%

S-81

Consider carefully the risk factors beginning on page 3 in this prospectus and in your prospectus supplement. Notes in your series represent debt obligations only of the issuing entity that issues them. No one else is liable for the payments or distributions due on your notes. This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

PROSPECTUS

GE Commercial Equipment Issuing Entities

Asset Backed Notes

CEF Equipment Holding, L.L.C.
Depositor

General Electric Capital Corporation
Sponsor, Administrator and Servicer

The issuing entity—

●	We, CEF Equipment Holding L.L.C. will cause a new trust or limited liability company to be formed to issue each series of notes offered by this prospectus.

●	The assets of each issuing entity will primarily consist of one or more of the following:

●	a pool of receivables consisting of loans secured by, and/or receivables arising under leases of, new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, healthcare equipment or other equipment.

●	leased equipment that gave rise to receivables.

●	a certificate evidencing a 100% beneficial interest in a portfolio of true leases of new or used titled transportation equipment and the related equipment, including the lease payments and the right to payments received from the sale or other disposition of the titled transportation equipment.

●	When the assets of an issuing entity include a SUBI certificate, that SUBI certificate will be held by the issuing entity and will be pledged under an indenture to secure asset backed notes issued by such issuing entity.

●	The assets of each issuing entity may also include amounts on deposit in specified bank accounts and other credit enhancements.

●	The description of your issuing entity’s pool of assets will be set forth in the accompanying prospectus supplement.

The Notes —

●	will be asset-backed securities issued periodically in designated series of one or more classes. The securities of any series will consist of notes representing interests in a trust or limited liability company and will be paid only from the assets of that trust or limited liability company. Each series may include multiple classes of notes with differing payment terms and priorities. Credit enhancement may be provided for the notes to the extent set forth in the accompanying prospectus supplement for that series of notes.

●	if offered by this prospectus, will be rated in one of the four highest long-term rating categories or the highest short-term rating category by at least one nationally recognized statistical rating organization.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

September 3, 2014

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement

We tell you about the notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of notes, including:

●	the timing of interest and principal payments on notes;

●	the priority of interest and principal payments on notes;

●	financial and other information about the pool of receivables and any other assets included in your issuing entity’s pool of assets;

●	information about credit enhancement (if any) for each class; and

●	the method for selling the notes.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state or jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

SUMMARY: OVERVIEW OF TRANSACTIONS	1

RISK FACTORS	3

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended	3

Vicarious tort liability may result in a loss	4

State laws and other factors may impede recovery efforts and affect your issuing entity’s ability to recover the full amount due on the receivables	5

Failure to perfect the assignment of a security interest in equipment securing a loan or a finance lease could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on that equipment and could result in losses on your notes	6

Failure to perfect the assignment of a security interest in any of the transportation equipment related to loans or finance leases could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on that transportation equipment and could result in losses on your notes	7

Failure to perfect the assignment of a security interest in any of the maritime assets could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the maritime assets and could result in losses on your notes	8

Possible changes in federal health care regulations may impair obligors’ ability to make payments	10

We may be affected by healthcare reform and potential additional reforms	10

The costs involved in repossessing equipment upon an obligor default could result in reduced or delayed payments on your notes	10

A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your notes	11

Our bankruptcy or the bankruptcy of an originator may cause payment delays or losses	12

The insolvency of an obligor may reduce payments on your notes	12

Possible liability for third party claims may cause payment delays or losses	13

If ERISA liens are placed on the titling trust assets, you could suffer a loss on your investment	14

Defaults on the receivables may cause payment delays or losses	14

Transfer of servicing may delay your payments	14

Commingling of payments	15

Losses and delinquencies on the receivables and the related equipment may differ from the originator’s historical loss and delinquency levels	15

CHARACTERISTICS OF THE RECEIVABLES	16

Equipment Loans and Lease Payments	16

Selection Criteria	17

Residual Valuation	17

Security Interests / Residuals	17

Interest and Amortization Types	18

Payment Terms	20

Lessor / Lessee Ongoing Obligations	20

Insurance	20

Extension Procedures	20

Non-Accrual and Write-Off Policy	20

ORIGINATION OF RECEIVABLES	21

Credit Approval Process	21

Credit Authorities	24

Asset and Portfolio Control	24

Delinquencies and Net Losses	25

Delinquency and Loss Mitigation Strategy	25

i

(continued)

ii

(continued)

iii

SUMMARY: OVERVIEW OF TRANSACTIONS1

Each series of notes will be issued by a separate issuing entity and will include one or more classes of notes, representing debt of the issuing entity.

If a series includes two or more classes of notes, each class of notes may differ as to timing and priority of payments, seniority, allocations of losses, interest rates or amount of payments in respect of principal or interest. We will disclose the details of these timing, priority and other matters in a prospectus supplement.

The primary assets of each issuing entity will be a pool of assets consisting of one or more of the following:

●	equipment loans;

●	equipment leases;

●	in the case of true leases of equipment other than titled transportation equipment, the related equipment; and

●	a certificate (a “SUBI certificate”) evidencing a 100% beneficial interest in a portfolio of true leases of new or used titled transportation equipment and the related equipment owned by the titling trust and interests therein that were allocated by the titling trust for the benefit of the holder of such SUBI certificate and such holder’s assigns and pledgees.

When the assets of an issuing entity include a SUBI certificate, that SUBI certificate will be held by the issuing entity and will be pledged under an indenture to secure asset backed notes issued by such issuing entity.

The assets of each issuing entity may also include cash reserve accounts or other credit enhancements for the benefit of some or all of the issuing entity’s notes.

We will sell receivables and the related assets that were sold to us by the originators other than the titling trust, and the SUBI certificate that was sold to us by the initial beneficiary of the titling trust, as applicable, to each issuing entity on the issuance date for cash. In addition, to the extent described in the related prospectus supplement, each issuing entity will have a pre-funding period. In that case, a portion of the cash raised from the issuance of the related notes will be placed in a pre-funding account. The issuing entity will use that cash to buy additional

1 This chart provides only a simplified overview among the key parties to the transaction and sets forth the types of assets that may be owned by your issuing entity. Refer to this prospectus and the accompanying prospectus supplement for further description of the parties to this transaction and to the accompanying prospectus supplement for a description of your issuing entity’s assets

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receivables and, if applicable, the related equipment from us during a pre-funding period, which will last not more than one year from the related closing date.

Each issuing entity’s receivables will be originated directly or indirectly by, or purchased by GE Capital and/or any other affiliated originators as may be specified in your prospectus supplement. We will buy those receivables and related assets, directly or indirectly, from the originators or, in the case of true leases of titled transportation equipment and the related equipment, if applicable, we will buy a beneficial interest in such assets, directly or indirectly, from the initial beneficiary of the titling trust.

GE Capital or any other eligible servicer will service receivables that are transferred to the issuing entities and receivables the beneficial ownership of which is transferred to the issuing entities but are owned by the titling trust, as applicable, and, if the issuing entity’s assets include receivables or beneficial interest in receivables arising under leases, provide remarketing services for the related equipment under a servicing agreement entered into by each issuing entity or the titling trust, as applicable, subject to removal upon specified servicer defaults. GE Capital or any other eligible administrator will also act as administrator for each issuing entity.

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RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes.

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended.

The principal payments on any series of notes on any payment date will depend mostly upon the amount of collections received on that issuing entity’s assets during the prior fiscal month, including with respect to residual realizations. As a result, the rate at which payments on the receivables are received, including, if applicable, with respect to the special unit of beneficial interest in certain assets in the titling trust created by allocation of titling trust assets to a separate portfolio for the benefit of your series of notes (a “SUBI”) and residual realizations, will affect the rate at which principal or any invested amount is paid or distributed on the related notes. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

●	Receivables with respect to the loans may be voluntarily prepaid, in full or in part, or obligors may be required to prepay receivables as a result of defaults, casualties to the related equipment, death of an obligor or other reasons. Prepayments with respect to leases may also be accepted by the servicer if requested by the obligor and if the terms of such prepayment comply with the applicable credit and collection policies. Prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

●	Upon request of the issuing entity, under certain circumstances we or the servicer of the receivables may be required to repurchase one or more receivables from an issuing entity or, if applicable, in the case such receivables constitute part of a SUBI, we may be required to repurchase the beneficial interest in such receivables and the related equipment from the issuing entity. In each case, we would be required to pay the issuing entity an amount equal to the predetermined value of such receivables and the related equipment. In those cases, the repurchase price or payment amount, as applicable, received by the issuing entity will be treated like a prepayment of the affected receivables. This would happen if we, at the time we sell receivables to the issuing entity, an originator, at the time it sold receivables to us or the initial beneficiary of the titling trust, at the time it sold beneficial interest in titled transportation leases and the related equipment to us, as applicable, made inaccurate representations about a receivable or if the servicer fails to maintain the issuing entity’s perfected security interest in certain types of property.

●	The issuing entity’s managing member may purchase all of an issuing entity’s receivables, related equipment and the related SUBI certificate, as applicable, anytime after the aggregate receivable value of the receivables and the related equipment owned and beneficially owned by your issuing entity have paid down to 10% or less of their aggregate receivable value as of the time they were transferred to the issuing entity. In this case,

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the purchase price received by the issuing entity will be treated like a prepayment of the remaining receivables.

Each prepayment, repurchase or purchase will shorten the average life of the related notes. On the other hand, the payment schedule under a receivable may be extended or revised, which may lengthen the average life of the related notes.

You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables owned or beneficially owned by your issuing entity. If you purchase a note at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your notes could result in an actual yield that is less than the anticipated yield. Conversely, if you purchase a note at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your notes could result in an actual yield that is less than the anticipated yield.

Vicarious tort liability may result in a loss.

Some states allow a party that incurs an injury involving a motor vehicle (in this prospectus, also, “titled transportation equipment”) to sue the owner of that motor vehicle merely because of that ownership. As owner of the titled transportation equipment, the titling trust may be subject to these lawsuits. Most, but not all, states, however, either prohibit these vicarious liability suits against leasing companies or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

On August 10, 2005, President George W. Bush signed into law the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109-59. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the titling trust. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. While the vast majority of courts have concluded that the Transportation Act preempts state laws permitting vicarious liability, one New York lower court has reached a contrary conclusion in a case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the

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Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, a similar decision was issued by the U.S. Court of Appeals for the 8th Circuit. While the outcome in these cases upheld federal preemption under the Transportation Act, the outcome of cases that are pending in other jurisdictions and their impact are uncertain at this time.

In the event the titling trust is found liable in a vicarious liability suit, the court judgment could be satisfied out of the proceeds of the leases of titled transportation equipment and the related equipment allocated to the related SUBI for your series of notes and you could incur a loss on your investment.

For a discussion of the possible liability of the titling trust in connection with the use or operation of the leased motor vehicles, you should refer to “Legal Aspects of the Receivables – Vicarious Tort Liability” in this prospectus.

State laws and other factors may impede recovery efforts and affect your issuing entity’s ability to recover the full amount due on the receivables.

State laws impose requirements and restrictions on foreclosure sales and obtaining deficiency judgments and may prohibit, limit or delay repossession and sale, re-lease or other disposition of equipment to recover losses on non-performing receivables.

Additional factors that may affect your issuing entity’s ability to recoup the full amount due on a receivable or the related equipment include:

●	depreciation;

●	obsolescence;

●	damage or loss of any item of equipment; and

●	the application of federal and state bankruptcy and insolvency laws.

As a result, you may be subject to delays in receiving payments on your notes.

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Failure to perfect the assignment of a security interest in equipment securing a loan or a finance lease could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on that equipment and could result in losses on your notes.

One or more of the originators will sell receivables to us and, in the case of loans and finance leases, will also assign the related security interests in the related equipment to us. In connection with our sale of those receivables to the issuing entity, we will also assign the related security interests in the related equipment to the issuing entity which will, in turn, pledge those receivables and related security interests in the equipment to the indenture trustee for your benefit. We will agree to file appropriate financing statements under the applicable uniform commercial code to perfect the security interest of the indenture trustee for your benefit. Our failure to file appropriate financing statements may result in neither the issuing entity nor the indenture trustee having a first priority perfected security interest in the related equipment. As liquidated damages, upon request of the issuing entity, we will be obligated to purchase any such receivable that we sold to the issuing entity, and for which the interests of the issuing entity or indenture trustee are materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related equipment, if such failure is not cured within the applicable grace period. The applicable originator (or if applicable, the initial beneficiary) will have a corresponding purchase obligation with respect to its transfer to us of those receivables.

As liquidated damages, upon request of the issuing entity, the servicer will also be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the equipment securing such receivable, if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period.

If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in the equipment related to loans and finance leases, the ability to realize on that equipment in the event of a default may be adversely affected. To the extent the security interest is perfected, the issuing entity or the indenture trustee will have a prior claim over subsequent purchasers of that equipment and holders of subsequently perfected security interests. However, as against liens for repairs of equipment or for taxes unpaid by an obligor under a receivable, or claims for fraud or negligence, the issuing entity or the indenture trustee could lose the priority of its security interest or its security interest in the equipment related to loans or finance leases owned by your issuing entity. We will not have any obligation to repurchase a receivable as to which any of these occurrences results in the issuing entity or the indenture trustee losing the priority of its security interest or its security interest in equipment after the date the security interest was assigned to the issuing entity or the indenture trustee.

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Failure to perfect the assignment of a security interest in any of the transportation equipment related to loans or finance leases could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on that transportation equipment and could result in losses on your notes.

To the extent any of the receivables are secured by transportation equipment related to loans or finance leases, one or more of the originators will sell the receivables to us and will also assign the related security interests in that transportation equipment to us. In connection with our sale of the receivables to the issuing entity, we will also assign the related security interests in that transportation equipment to the issuing entity which will, in turn, pledge the receivables and assign the related security interests in that transportation equipment to the indenture trustee for your benefit. We will agree to file appropriate financing statements under the applicable uniform commercial code to perfect the security interest of the indenture trustee for your benefit. Our failure to file appropriate financing statements may result in neither the issuing entity nor the indenture trustee having a first priority perfected security interest in the related transportation equipment. The servicer will maintain on the issuing entity’s behalf, physical possession of each receivable and any certificate of title relating to the applicable transportation equipment. Due to administrative burdens and expense, any certificates of title to that transportation equipment will not be amended or reissued to reflect the assignment to the issuing entity or the pledge to the indenture trustee. In the absence of such an amendment to any certificate of title, depending upon the particular state at issue, it is possible that neither the issuing entity nor the indenture trustee, will obtain a perfected security interest in that transportation equipment securing the receivables. As liquidated damages, upon request of the issuing entity we will be obligated to purchase any receivable that we sold to the issuing entity, and for which the interests of the issuing entity or the indenture trustee are materially and adversely affected by failure to obtain a perfected security interest in the issuing entity’s name in the transportation equipment relating to such receivable on the closing date, if such failure is not cured within the applicable grace period. The applicable originator (or if applicable, the initial beneficiary) will have a corresponding repurchase obligation with respect to its transfer to us of those receivables.

As liquidated damages, upon request of the issuing entity, the servicer will be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the transportation equipment securing such receivable (other than as a result of the failure to retitle the lienholder interest in the name of the indenture trustee), if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period. There can be no assurance, however, that we or the servicer, as the case may be, will have the funds available to make any such purchase.

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If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in any transportation equipment related to loans or finance leases, the ability to realize on such transportation equipment in the event of a default may be adversely affected. To the extent the issuing entity’s security interest in any transportation equipment related to loans or finance leases and the assignment thereof are perfected, the issuing entity will have a prior claim over subsequent purchasers of such transportation equipment and holders of a subsequently perfected security interest. However, as against liens for repairs or unpaid storage charges of any transportation equipment related to loans or finance leases or for taxes by an obligor under a receivable or against any such transportation equipment, or through fraud or negligence, the indenture trustee or the issuing entity could lose the priority of its security interest or lose its security interest in such transportation equipment. Notwithstanding the foregoing, neither we nor the servicer will have any obligation to purchase a receivable as to which any of the aforementioned occurrences result in the issuing entity’s losing the priority of its security interest or its security interest in such transportation equipment due to the creation of such a lien, or as a result of fraud or negligence (other than our fraud or negligence or the fraud or negligence of the servicer as the case may be) which is proven to have occurred after the closing date.

Failure to perfect the assignment of a security interest in any of the maritime assets could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the maritime assets and could result in losses on your notes.

To the extent any of the receivables are secured by maritime assets in excess of 5 net tons that are not inland barges, one or more of the originators will sell the receivables to us and will also assign the related first preferred ship mortgages in the maritime vessels to us. In connection with our sale of the receivables to the issuing entity, we will also assign the related first preferred ship mortgages to the issuing entity which will, in turn, pledge the receivables and related security interests in the maritime assets to the indenture trustee for your benefit. We will agree to submit appropriate security assignments of the first preferred ship mortgages over the maritime assets to the United States Coast Guard evidencing the assignments of the mortgages relating to the maritime assets within specified time periods after the closing date. Although the filings would perfect the security interest in the maritime assets, such filings would not cover any removable fixtures in the maritime assets. In addition, any defects in the mortgages may render the security interests invalid. If either of these cases occur, you could suffer losses on your notes. In order to alleviate these risks, we will agree to file financing statements under the uniform commercial code, with respect to the maritime assets, including any removable fixtures in the vessels not subject to the first preferred ship mortgage. This is done to provide backup security for the receivables. In connection with the sale of the receivables to the issuing entity, we will assign these uniform commercial code security interests to the issuing entity, which will in turn pledge the security interest to the indenture trustee for your benefit. Our failure to complete the filing of the security assignments

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for maritime assets registered in the United States may result in neither the issuing entity nor the indenture trustee, upon exercising remedies under the indenture, having a first priority perfected security interest in the related maritime assets. As liquidated damages, upon request of the issuing entity, we will be obligated to purchase any receivable that we sold to the issuing entity, and for which the interests of the issuing entity or indenture trustee are materially and adversely affected by its failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related maritime assets, if such failure is not cured within the applicable grace period. The applicable originator (or if applicable, the initial beneficiary) will have a corresponding purchase obligation with respect to its transfer to us of the receivables.

As liquidated damages, upon request of the issuing entity, the servicer will also be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the vessel securing such receivable, if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period.

There can be no assurance, however, that we or the servicer, as the case may be, will have the means to make any such purchase.

If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in a maritime asset, its ability to realize on that maritime asset in the event of a default may be adversely affected. To the extent the security interest is perfected and properly assigned, the issuing entity or the indenture trustee will have a prior claim over subsequent purchasers of the vessel and over all claims against the vessel except for fees allowed and costs imposed by the court in connection with arrest and the judicial sale of the vessel, maritime liens arising before the mortgage is filed with the United States Coast Guard, liens arising from maritime torts, including personal injury to seamen and pollution damages, maritime liens for wages of a stevedore employed by or on behalf of the vessel, for wages of the vessel’s crew, and for general average or for salvage, including contract salvage. In most instances, claims allowed by a court in connection with the arrest of a ship for maritime tort claims for pollution will exceed the amounts secured by the first preferred ship mortgage, in which case amounts available for payment or distribution on your notes would be reduced. In order to mitigate this possibility, the applicable originator requires marine insurance policies to be issued naming such originator as the loss payee and additional insured. The marine insurance policies would meet any liabilities, including pollution liability, up to a specified amount but do not cover any pre-existing claims arising prior to the issuance of the marine insurance policies. In addition, the marine insurance policies contain warranties, conditions and defenses, which enable the insurer, under certain circumstances, to deny coverage under the policy if, for example, the vessel owner has breached a warranty or condition of the marine insurance policy. In some but not all instances, the originator may require the borrower/vessel owner to carry additional insurance to protect the originator against a breach of the marine insurance policy by the vessel owner. To the extent any such pre-existing claims exist or amounts claimed are in excess of the specified amount covered under a

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marine insurance policy or the marine insurer can successfully deny coverage under a marine insurance policy, the amounts available for payment or distribution on your notes would be reduced.

Neither we nor the servicer will have any obligation to repurchase a receivable as to which any of these occurrences results in the issuing entity or the indenture trustee losing the priority or benefit of its security interest or its security interest in such maritime asset after the date the security interest was assigned to the issuing entity or the indenture trustee.

Possible changes in federal health care regulations may impair obligors’
ability to make payments.	Congress has considered various changes in federal regulations and reimbursement policies relating to health care delivery in the United States. Any legislation adopted could affect the regulation, the availability, the pricing or the reimbursement of health care products and services provided by an obligor and hence the ability of obligors to make their payments.

Financing services provided by CEF and other finance companies may also need to change as a result of changes in such regulations and policies. Such changes could affect the financial well-being of several obligors or of CEF and other finance companies. No one can accurately predict the effect, if any, that any such legislation or regulations will have on the ability of such parties to satisfy their payment obligations.

We may be affected by healthcare reform and potential additional
reforms.	In March 2010, the United State Congress enacted healthcare reform legislation intended to expand, over time, health insurance coverage and impose health industry cost containment measures. This legislation will significantly impact the healthcare industry. In addition, numerous government bodies are considering or have adopted various healthcare reforms and may undertake, or are in the process of undertaking, efforts to control growing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and biopharmaceutical companies. We are uncertain as to the effects of these recent reforms on our business and are unable to predict what legislative proposals, if any, will be adopted in the future.

The costs involved in repossessing equipment upon an obligor default could result in reduced or delayed
payments on your notes.	Upon a default under a receivable that is a loan or a finance lease, the servicer, on behalf of the issuing entity, has the right to enforce the issuing entity’s security interest in the related equipment. The servicer, on behalf of the issuing entity, also has the right to repossess and sell the equipment relating to a true lease after a lessee defaults. If a defaulting obligor contests the enforcement of a security interest, it may be difficult, expensive and time-consuming to exercise these rights.

Direct costs may be incurred in connection with repossession of equipment, which include legal and similar costs and the costs of necessary maintenance to make the equipment available for sale, re-lease or disposition. These could be fairly substantial. In connection

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with the repossession of equipment, all outstanding mechanic’s and other liens may be required to be paid as well as, in some jurisdictions, taxes to the extent not paid by the obligor.

The exercise of rights and remedies (including repossession) upon an obligor default may also be subject to the limitations and requirements of applicable law, including the need to obtain a court order for repossession of the equipment. Accordingly, the issuing entity or, if applicable, in the case of default under a true lease of titled transportation equipment, the titling trust may be delayed in, or prevented from enforcing, certain of its rights under a receivable and in selling the related equipment. These limitations and delays could adversely affect the issuing entity’s ability to make payments on the notes and therefore reduce or delay the amounts available for distribution to you on your notes.

A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced
or delayed payments on your notes.	Liens and other charges of detention are likely to arise over the life of the equipment. The sums for which these liens can be asserted may be substantial and in some jurisdictions may exceed the value of the charges incurred by the equipment in respect of which the lien is being asserted. Lienholders may have rights to detain or even, in some circumstances, sell or cause the forfeiture of the equipment. These rights, as well as, in some jurisdictions, repairer’s charges and similar mechanic’s liens, may have priority over the security interest of the issuing entity or the indenture trustee in the equipment subject to the receivables.

Under the terms of the receivables, the obligors will be required to bear responsibility for and discharge all liens of this nature arising during the term of their contracts. However, we cannot assure you that the obligors will comply with their obligations, and any failure to remove a lien could adversely affect the servicer’s ability to repossess or resell the related equipment if an obligor defaults.

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Our bankruptcy or the bankruptcy of an originator may
cause payment delays or losses.	The originators other than the titling trust will sell to us, directly or indirectly, receivables and, if applicable, in the case of true leases of equipment other than titled transportation equipment, the related equipment. To the extent described in the accompanying prospectus supplement, the initial beneficiary of the titling trust will sell to us a SUBI certificate evidencing a beneficial interest in true leases of titled transportation equipment and the related equipment allocated to the related SUBI. We, in turn, will sell those assets to each issuing entity. We intend to structure these transfers in a manner designed to ensure that they are treated as “true sales,” rather than secured loans. However, a court could conclude that we or an originator effectively still own the assets supporting any series of notes. This could happen if a court presiding over our bankruptcy or the bankruptcy of an originator were to conclude either that the transfers referred to above were not “true sales” or that the bankrupt party and the owner of the assets should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

● the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code that permit substitution of collateral;

● tax or government liens on an originator’s, or our property that arose prior to the transfer of a receivable or a beneficial interest in a receivable, as applicable, to the issuing entity having a right to be paid from collections before the collections are used to make payments on the notes; or

● the fact that the issuing entity might not have a perfected interest in (a) some equipment relating to loans or finance leases and subject to certificate of title statutes or (b) any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “Description of the Transaction AgreementS – Collections” for a description of the time the servicer is allowed to commingle collections with its funds;

Furthermore, if an originator becomes subject to a bankruptcy proceeding, such originator, as debtor-in-possession, or such originator’s bankruptcy trustee, may reject the leases of which the applicable originator is the lessor in reliance on its right, under federal bankruptcy or similar state laws, to reject an executory contract or unexpired lease which is considered to be a “true lease” under applicable law. Upon rejection, payments to the applicable originator under the rejected lease may terminate and your investment may be subject to losses.

The insolvency of an obligor may
reduce payments on your notes.	If an obligor becomes a debtor in federal bankruptcy proceedings or any similar applicable state law, the issuing entity or the titling trust, as applicable, may be delayed or prevented from enforcing certain of its rights under the receivables, and we, the issuing entity or the titling

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trust, as applicable, may be delayed or prevented from obtaining possession of the related equipment from the obligor.

An obligor or its bankruptcy trustee may reject an equipment lease under which it is a lessee. Upon rejection, payments by the obligor under the rejected lease will terminate, the leased property will no longer be property of the obligor’s estate and the stay, so long as it pertains to the recovery of the leased equipment, will be automatically terminated.

For any receivable that is a loan, the issuing entity will have a bankruptcy claim equal to the outstanding amount of the loan to the obligor. If the issuing entity’s security interest in the equipment was not perfected (or such perfection has been permitted to lapse), the issuing entity will have an unsecured claim against the obligor in the outstanding amount of its loan and will have no right to obtain possession of the underlying equipment. On the other hand, if the issuing entity’s security interest in the equipment was properly perfected and of first priority, and that perfection and priority has been maintained, the issuing entity will have a secured claim to the extent of the value of the equipment and an unsecured claim for the remainder. If the issuing entity has a valid secured claim, it will be difficult to predict in any given case whether the issuing entity will be able to obtain bankruptcy court permission to obtain relief from the automatic stay and regain possession of the equipment and the length of time it will take to obtain such permission. In the meantime, however, the bankruptcy court may: (1) order the obligor to make a cash payment or periodic cash payments to the titling trust or the issuing entity, as applicable, as adequate protection for a decrease in value of such entity’s interest in the equipment while the automatic stay is in effect; (2) substitute other collateral for the equipment so long as such substitute collateral provides adequate protection for the titling trust’s or the issuing entity’s interests, as applicable (which may not be equipment); or (3) grant other relief as the court deems will result in the realization by the titling trust or the issuing entity, as applicable, of the indubitable equivalent of such entity’s interest in the equipment.

Possible liability for third party claims may cause payment delays
or losses.	The transfers of receivables and, if applicable, the related equipment from the originators other than the titling trust to us, the transfer of SUBI certificates evidencing beneficial interests in the related transaction SUBIs from the initial beneficiary of the titling trust to us (if applicable), and the transfer of all of those assets from us to each issuing entity, are intended to reduce the possibility that cash flows from those assets will be subject to claims other than the rights of investors in the notes issued by the issuing entity and of the parties to the applicable transaction agreements. However, to the extent an originator violates federal or state laws applicable to the receivables, an issuing entity or the titling trust, as applicable, could be liable to the obligor, as an assignee of any of the affected receivables. Under the related transaction agreements, we may be required to repurchase from the issuing entity any affected receivables and related equipment or, if those receivables are included in the SUBI for your series of notes, repurchase the beneficial interest in any such receivables and the related titled equipment and pay the issuing entity an amount equal to

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the predetermined value of such receivables and related equipment, as applicable. Since repurchasing a receivable included in a SUBI would require a repurchase payment and may also entail a reallocation of receivables and the related equipment from the SUBI to the undivided trust interest of the titling trust, additional risk is associated with the enforcement of that repurchase requirement. Additionally, if we fail for any reason to perform our repurchase or payment obligations, as applicable, you could experience delays or reductions in payments on your notes as a result of any liabilities imposed upon your issuing entity.

If ERISA liens are placed on the titling trust assets, you could suffer a loss on
your investment.	Liens in favor of, or enforceable by, the Pension Benefit Guaranty
Corporation could attach to the true leases of titled transportation equipment and the related equipment owned by the titling trust, including any titled transportation receivables and the related equipment allocated to any transaction SUBI, and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes GE Capital and its affiliates. However, because the collateral agent of the titling trust has a prior perfected security interest in the leases of titled transportation equipment and the related leased equipment owned by the titling trust, these liens would not have priority over the interest of the collateral agent of the titling trust in those assets. While we believe that the likelihood of this liability being asserted against the assets of the titling trust or, if so asserted, being successfully pursued, is remote, you cannot be sure the true leases of titled transportation equipment and the related equipment owned by the titling trust will not become subject to an ERISA liability. Also see “ – Failure to perfect the assignment of a security interest in equipment securing a loan or a finance lease could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on such equipment and could result in losses on your notes.”

Defaults on the receivables may
cause payment delays or losses.	The notes of your series will represent debt obligations solely of your issuing entity. The notes in your series will not be insured by any of us, the servicer, the sub-servicer, your issuing entity or any other person or issuing entity and consequently, you will rely primarily upon collections on the receivables in your issuing entity and, if applicable, the receivables included in the related SUBI, for payments on your notes. Your notes may have the benefit of a cash reserve account, subordination of one or more other classes of notes and/or one or more other forms of credit enhancement specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the receivables up to some level. However, if the level of receivables losses and delinquencies exceeds the available credit enhancement, you may experience delays in payments on your notes or may not ultimately receive all interest and principal due on your notes.

Transfer of servicing may delay
your payments.	If the applicable servicer were to cease servicing the receivables or, if applicable, the related equipment, or a successor servicer was not able to be appointed, delays in processing payments on the receivables and information regarding payments on the receivables, including,

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if applicable, residual realizations on the related equipment, could occur. This could delay payments to you on your notes.

Commingling of payments.	The servicer, on behalf of the issuing entity or, if applicable, in the case of receivables beneficial interest in which is represented by a SUBI certificate, the titling trust on behalf of the issuing entity will deposit all payments on, and proceeds of, the receivables and, if applicable, the related equipment collected during each fiscal month into the related collection account within two business days after receipt. However, provided that certain requirements for monthly or less frequent remittances as described herein and in the prospectus supplement are satisfied, then so long as such servicer is the servicer and (i) there exists no servicer default and (ii) each other condition to making monthly or less frequent deposits as may be specified by the rating agencies is satisfied, the servicer will not be required to deposit such amounts into the related collection account until on or before the business day preceding the payment date. Pending deposit into the related collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit such funds, you might incur a loss.

Losses and delinquencies on
the receivables and the related
equipment may differ from the
originator’s historical loss and
delinquency levels.	We cannot guarantee that the delinquency and loss levels of receivables and, if applicable, the related equipment in your issuing entity’s asset pool, including, if applicable, in the related SUBI, will correspond to the historical levels the originator has experienced on its similar equipment receivables portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

● changes in the local, regional or national economies; or

● changes in particular industries.

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CHARACTERISTICS OF THE RECEIVABLES

We will provide information about each issuing entity’s pool of receivables and, if applicable, the related equipment and/or the SUBI in the applicable prospectus supplement. The receivables pool consists of one or more of the following types of assets: loan receivables, lease receivables, security interests in, or ownership of the related new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, healthcare equipment or other equipment and a certificate evidencing a 100% beneficial interest in a portfolio of new or used leases of titled transportation equipment and the related equipment (“SUBI certificate”). The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over a designated floating rate, type of equipment, payment frequency and loan value and lease value, as applicable, of the receivables and the geographic distribution of obligations owing on the receivables. In no event will the receivables secured by equipment loans and leases secured by, or related to, new or used maritime assets and, in the case of true leases, the related equipment, exceed 49% of the net receivable value of the receivables, and in no event will the net receivable value of the receivables secured by equipment loans and leases secured by, or related to, “other equipment,” exceed 10% of the net receivable value of the receivables, in each case, as of the cut-off date. To the extent your issuing entity’s assets include a beneficial interest in a SUBI, references to your issuing entity’s receivables and the related equipment in this prospectus and the accompanying prospectus supplement will be deemed to refer to all the receivables and the related equipment owned by your issuing entity and all the receivables and the related equipment included in the related SUBI.

Equipment Loans and Lease Payments

Each issuing entity’s receivables consist of financing arrangements that can be categorized into two types, and each issuing entity may have one or both types of the following: (a) loan receivables, by which we mean amounts owed under a contract that takes the form of a promissory note, secured by specific equipment, that is financed under that note; or (b) lease receivables, by which we mean receivables that arise under a contract that takes the form of a lease, regardless of whether that lease would be characterized as a “finance lease” or a “true lease” for tax, accounting or other purposes. In a true lease other than TRAC lease, the applicable originator, as lessor, retains the residual risk in the equipment and the right to claim the tax benefits associated with the ownership of the equipment. As a general matter, in a true lease that is a TRAC Lease, the lessee, retains the residual risk in the equipment but the applicable originator, as lessor, may claim the tax benefits associated with ownership of the equipment.

Leases of personal property may have one of two different characterizations for commercial law purposes:

●	“lease intended as security” – is a lease where the lessee is deemed to be the beneficial owner of, and the lessor (or its assignee) is deemed to hold a security interest in, the leased equipment. These leases are often referred to as “finance leases” and are referred to herein and in the accompanying prospectus supplement, if applicable, as “finance leases”; and

●	“true lease” – is a lease where the lessor (i.e., an originator and its assigns) is deemed to be the beneficial owner of the leased equipment.

A portion of the leases included directly in your issuing entity’s asset pool or represented by the applicable SUBI certificate may consist of TRAC leases. TRAC leases generally provide that, in effect, upon the expiration of the lease term, the lessee is required to pay to the applicable originator the amount fixed by the lessee and the applicable originator at the inception of the related lease and specified therein (the “TRAC amount”). This obligation has the economic effect of allocating the residual value risk of the leased equipment to the lessee. Specifically, the terminal rental adjustment clause in a TRAC lease will specify that at the end of the term of the TRAC lease, the lessee will either purchase the leased equipment for the TRAC amount or return such equipment to the applicable originator which will then sell it either to a third party or to such lessee. In either case (i) the proceeds of such disposition of the leased equipment will be applied to pay the TRAC amount and (ii) the lessee will be obligated to pay the excess of the TRAC amount over the sale proceeds or the lessee will be entitled to receive the excess of the sale proceeds over such TRAC amount. A number of states have enacted statutory provisions which specify that a lease with a term like a TRAC lease is to be treated as a “true lease” for purposes of commercial law.

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Selection Criteria

We will select receivables (including any receivables included in the applicable SUBI, if applicable) to sell to each issuing entity using several criteria. These criteria will include that each receivable transferred to an issuing entity must:

(a)  be payable in United States dollars;

(b)  have an obligor which (i) is not a governmental or municipal issuer (other than United States governmental authorities), provided that otherwise eligible receivables owing from state, local or municipal entities and not exceeding the limit on such receivables described in the related prospectus supplement are deemed eligible receivables, and (ii) is not domiciled outside of the United States and who does not have its primary address outside the United States;

(c)  have the equipment relating to such receivable located in the United States or Puerto Rico;

(d)  not be delinquent (i.e. not greater than 30 days past due and/or in non accrual status, or written off as uncollectible by the applicable originator );

(e)  have been originated or acquired in accordance with the applicable originator’s credit and collection policies;

(f)  if such receivable is a loan or a finance lease, grant a first priority perfected security interest in the related equipment, free and clear of all liens other than certain permitted encumbrances unless the receivable meets the applicable originator’s criteria to not file a financing statement with respect to the related equipment; and

(g)  not have an obligor that is shown in the applicable originator’s records as being the subject of a bankruptcy proceeding.

Additional criteria for any particular issuing entity’s receivables will be listed in the related prospectus supplement. We will not use selection procedures that we believe to be adverse to you in selecting the receivables that we sell to your issuing entity.

Each issuing entity’s receivables may include receivables with respect to which the initial payment has not been made.

Residual Valuation

A key input to the origination process for a lease is establishing the residual value of the related equipment. GE Capital’s residual value policy is specified in the Credit Risk Management Policy of GECA. Residual values of the equipment related to receivables are determined by utilizing the market / comparable sales approach in accordance with the FAS 13 and FAS 157 rules issued by the Financial Accounting Standards Board. This valuation methodology involves obtaining a primary data source (internal or external) that is generally accepted in the industry to establish market values of residuals, and identifying one or two other data sources to confirm the market values that are assigned by such primary source to those residuals. Expected and unexpected changes in the market or the industry (e.g. model changes, technology shifts, etc.) are measured and taken into account where applicable. Professional appraisers, along with the American Society of Appraisers, recognize the market / comparable sales approach as being the most effective and prudent method for valuing either new or used machinery and equipment.

Security Interests / Residuals

To the extent an issuing entity’s receivables are equipment loans or arise under finance leases, the applicable originator will obtain a security interest in the related equipment, which it will sell to us, we will transfer to your issuing entity and your issuing entity will pledge to the indenture trustee for your series. No security interest may be

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obtained when the receivable relates exclusively to software. Whether the originator takes steps necessary to perfect its security interests in such equipment depends on the originating reporting category and the type and size of the transaction (the “Perfection Criteria”). Failure to take all steps necessary to perfect security interests in equipment may hinder the ability of your issuing entity to realize the value of equipment securing the receivables. See “RISK FACTORS” in this prospectus.

For Direct Origination receivables and subject to the Perfection Criteria, financing statements are filed on non-titled equipment. Perfection may also be achieved through alternative means, such as filing of collateral interests with the Department of Motor Vehicles, in the case of transportation assets.

In instances when the Direct Origination receivables have been acquired from third parties and subject to the Perfection Criteria, the originator confirms that all steps have been taken by the third party originator to obtain or perfect the security interest in the related equipment, which perfected security interest is assigned by that third party originator to that originator.

As a general rule, financing statements are filed, (i) in the case of indirect loans, where the related equipment’s cost is in excess of $15,000, (ii) in the case of indirect finance leases, for each contract where the fixed purchase option of the related equipment is equal to or less than 10% of the cost of the contract and (iii) in the case of indirect true leases, the related equipment as a precautionary measure taken either by GE Capital or another originator, for each transaction in excess of $100,000. In the case of direct receivables originated by NMHG Financial Services, Inc. secured by any type of equipment, financing statements are, as a general rule, filed in all instances. Notwithstanding the foregoing, when GE Capital or another originator acquires portfolios of leases originated by third parties, it may not confirm that all steps may have been taken by the third party originator to obtain or perfect the security interests in the related equipment. We will disclose in the applicable prospectus supplement if lease receivables from acquired portfolios make up a material portion of the issuing entity’s assets. Also, no filing of financing statements may be made when the receivable relates exclusively to software.

To the extent an issuing entity’s receivables are true leases for commercial law purposes, upon origination, the originator owns the leased equipment, rather than having a security interest in it. Originators other than the titling trust will sell us true leases of equipment other than titled transportation equipment and, in the case of true leases, the related equipment and, to the extent set forth in the accompanying prospectus supplement, the initial beneficiary of the titling trust will sell us beneficial interest in true leases of titled transportation equipment and the related equipment. We will transfer the assets sold to us by the originators and, if applicable, the initial beneficiary of the titling trust to the issuing entity to the extent described in the accompanying prospectus supplement. Your issuing entity will arrange, and, with respect to leases of titled transportation equipment and the related equipment included in the SUBI, the titling trust has arranged for the servicing of those leases and the related equipment by GE Capital as servicer (or, in the case of your issuing entity, any other eligible servicer) under a servicing agreement between your issuing entity and the servicer or, in the case of leases of titled transportation equipment and the related equipment, included in the related SUBI, under the titling trust servicing agreement, as supplemented by the supplement related to the related SUBI (the “SUBI servicing agreement”). The proceeds of any residual realizations, that the issuing entity receives from the sale, re-lease or other disposition of that equipment in any fiscal month, will be available to, or be the property of, the issuing entity to the extent specified in the applicable prospectus supplement.

Interest and Amortization Types

An issuing entity’s receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are loans have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including true leases and finance leases, may not disclose an explicit interest rate, but they have an implicit interest rate that the applicable originator uses to calculate the periodic payments in a way similar to the way that it calculates periodic installment payments under a loan.

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All of the receivables in each issuing entity will be either pre-computed receivables or simple interest receivables. The difference between these two types of receivables is the way that each installment payment is divided between principal and interest.

Under a pre-computed receivable, each installment payment is divided between interest and principal on a predetermined basis, without regard to the period of time that has elapsed since the prior payment was made. This allocation is made either on an actuarial basis or according to a variation on the rule of 78’s. (See the box below for an explanation of the difference.)

In contrast, under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.

Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.

Under an actuarial receivable, the interest component of each installment equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by an appropriate fraction. On a receivable that requires payments every month, the appropriate fraction would be1/12, since that is the portion of a year that elapses between the required payment dates. On a receivable that requires payments every three months, the appropriate fraction would be 3/12, or 1/4.

Under a rule of 78’s receivable, the interest component of each installment is determined using a method equivalent to the rule of 78’s. The rule of 78’s is a method of calculating the unearned portion of the pre-computed finance charge on receivables repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the pre-computed finance charge at any time is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the calculation date (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.

If a pre-computed receivable is prepaid in full, the obligor is entitled to a rebate equal to the portion of the total amount of payments that is allocable to unearned add-on interest. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of the rebate on a pre-computed receivable is determined based upon whether the receivable is an actuarial receivable or a rule of 78’s receivable and the requirements of the law of the state where the obligor is located; however, the rebate for certain pre-computed receivables may, in some circumstances, be an amount approximately equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule.

The amount of the rebate under a rule of 78’s receivable generally will be less than the amount of the rebate on an actuarial receivable for the same amount and generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule. These amortization features and related rebates for pre-computed receivables should not result in shortfalls of principal payments on your notes because the portion of the interest payments on these receivables that give rise to rebate requirements are essentially treated as principal paydown for purposes of the notes.

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Payment Terms

The receivables primarily have either quarterly or monthly payment schedules. Most of the receivables require level payments. In certain cases, the payment terms of receivables permit an obligor to skip specified payments to accommodate the seasonal or other cash flow fluctuations of the obligor’s business.

Most of the receivables either do not permit voluntary prepayment or require additional payments to compensate the holder of the receivable in the event of a voluntary prepayment. However, some receivables may permit voluntary prepayment by the obligor, with no such compensation.

Lessor / Lessee Ongoing Obligations

The leases under which your issuing entity’s receivables arise will generally be documented as “triple net leases.” Accordingly, the lessees under such leases will generally be responsible for paying all the applicable taxes, and obtaining and maintaining adequate insurance in connection with the possession and operation of the equipment, as well as for maintaining, registering or certificating (as applicable) such equipment. Additionally, a lessee under a typical lease owned or beneficially owned by your issuing entity is required to notify the lessor of changes in the leased equipment’s location and obtain the lessor’s written permission to any rent or sub-lease of the leased equipment to a third party.  Furthermore, under the typical terms of such lease, the lessee is also responsible for compliance with the return conditions set forth in the lease upon ultimate return of the leased equipment. Such return conditions may include usage limitations, normal “wear and tear” conditions, payment of de-installation costs and costs associated with delivery of the related equipment to warehouses or other venues.

Insurance

Obligors may be required to obtain and maintain physical damage insurance with respect to the equipment related to your issuing entity’s receivables in a minimum amount equal to the unpaid balance of such receivables, the stipulated loss value of the related equipment, or such other amount as the applicable originator may specify. To the extent physical damage insurance is required, an obligor may also be required to deliver to the applicable originator policies or certificates of insurance evidencing such coverage and naming such originator as a loss payee or, in certain cases, provide for coverage to such originator regardless of the breach by the obligor of any warranty or representation made therein, or provide that coverage may not be canceled or altered by the insurer except upon prior written notice to the applicable originator within a specified period of time.

Extension Procedures

The servicer may, on behalf of the issuing entity, agree to extend a receivable when payment delinquencies result from temporary interruptions in an obligor’s cash flow. In an extension, one or more payments are moved to a future date, which may be before or after the original final maturity of the receivable. The servicer is not permitted to extend the final payment date for any receivable beyond the maturity date specified in the applicable prospectus supplement.

An obligor may be charged an extension fee, which is usually payable at the time a receivable is extended. Interest continues to accrue on the unpaid balance of the receivable during the period that payments are not required.

Non-Accrual and Write-Off Policy

Receivables are booked as non-accrual in the month following when they become more than 90 days past due for payment or when the collection of the receivable is determined to be at risk. Each Direct Originations receivable is reviewed on a case-by-case basis to determine the need for, and the amount of any partial or full write-down. Indirectly originated receivables are typically written down to the collateral value or written off in full when the account is deemed uncollectible or is aged more than 180 days past due for payment. Directly originated receivables are typically written down to the collateral value or written off in full when the account is deemed uncollectible or aged more than 365 days past due for payment and collateral repossession and/or disposition is impaired. Write-off of delinquent receivables from companies in bankruptcy is contingent on the circumstances of the situation,

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which could include legal impediments, or in the case of certain Indirect Origination receivables, based on the terms of a program agreement.

ORIGINATION OF RECEIVABLES

The receivables acquired by your issuing entity and the receivables included in the beneficial interest acquired by your issuing entity, were originated by the Corporate Finance (“CF”) and Equipment Finance (“EF”) reporting categories of Commercial Lending and Leasing (“GECA”), which in turn is a division of GE Capital, and other originators, as may be specified in your prospectus supplement. CF and EF originate and acquire receivables in several ways:

●	CF and EF make equipment loans and leases directly to persons who are primarily end-user purchasers of new and used transportation equipment, maritime assets, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, healthcare equipment and other equipment using standard documentation, except where revisions have been negotiated and approved (“Direct Originations”).

●	EF makes equipment loans and leases to end-user purchasers of industrial equipment, construction equipment, technology and telecommunications equipment utilizing long-term partner relationships with equipment manufacturers, vendors and dealers (“Indirect Originations”). Indirect Originations are generally governed by a “program” agreement, which defines the working relationship between the partner and EF. Some of the program agreements include loss sharing, residual sharing or other arrangements through which the partner agrees to participate in the risk of receivables originated under the agreement.

●	CF and EF acquire receivables originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, CF and EF review all or a sample of the third party documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with their standards.

Credit Approval Process

The GECA Credit Risk Management Policy is rendered, implemented and delegated within various operating business units of GE Capital. Individual risk procedures and authority delegations are implemented where appropriate within the business segment origination process. Each origination of a receivable must identify and analyze the material bases of the investment, including the obligor, collateral, industry, legal, compliance, reputational, and environmental risk, as appropriate. All known and contingent liabilities and material risks must be considered.

The Credit Risk Management Policy describes the practices used to identify, monitor, measure and control credit risk in a manner that is consistent with GECA’s overall credit risk profile. These practices include:

•	establishing GECA’s credit risk strategy and profile, including limits to single obligors, industries, collateral types and geographic exposures;

•	monitoring GECA’s credit risk profile through credit risk stress-testing and rigorous portfolio and investment monitoring;

•	establishing rigorous origination criteria to ensure appropriate risk and reward measures are met, and are in compliance with the defined investment authorities;

•	defining escalation procedures and circumstances that may require senior management, the board of directors of General Electric Company (“GE”), or the GE Audit Committee to take action to change GE’s credit risk position;

•	establishing criteria to ensure risk data is accurate and appropriately governed;

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•	establishing requirements to ensure the most efficient and effective collections management; and

•	assessing compliance with all of the foregoing through periodic risk and control-based internal audit testing.

The following is a summary of CF’s and EF’s origination and Credit Risk Management Policies:

The CF and EF business segments deploy and utilize the following two underwriting methodologies: automated risk scoring models and discrete investment approval.

Automated risk scoring models are used in decision strategies or as enablers of manual underwriting for certain investment profiles to improve the decision cycle time and simplify the equipment acquisition process for the dealers and obligors. Proprietary business segment models tailored to the unique operations of GECA’s business units are used to approve investment decisions. Among other things, the applications use auto-decision technology and/or “workflows” to approve or decline a credit application, based on GECA’s credit approval hierarchy, and serve as an online repository of all credit application data. The credit system that utilizes automatic risk scoring models uses a proprietary model of statistically based data that includes business tenure, credit experience, payment performance, and limited financial and personal credit information, if supplied, to generate a credit decision.

In general, Indirect Origination receivables (typically between $5,000 and $500,000) are subject to credit evaluation based on an automated credit system that is employed to process applications, which arrive by telephone, facsimile machine and the internet.

In general, for Indirect Origination receivables less than $500,000, or, if the obligor is a public company having a long-term debt rating of at least “BB” and the receivable is less than $1,000,000, credit evaluation is based on an automated credit system that is employed to process applications, which arrive by telephone, facsimile machine and the internet. The credit system uses a proprietary model of statistically based data that includes business tenure, credit experience, payment performance, and limited financial and personal credit information, if supplied, to generate a credit decision. The application is referred for manual evaluation if the credit system lacks sufficient information to render a decision, the aggregate exposure to an obligor is greater than the limits set forth above or the standard business practice for a particular program relationship is to do so.

In general, for all Indirect Origination receivables greater than $500,000, or, if the obligor is a public company having a long-term debt rating of at least “BB” and the receivable is greater than $1,000,000, and all Direct Origination receivables primary responsibility for credit approval, monitoring and review are placed with risk analysts. Risk analysts evaluate each applicant based on the obligor and any guarantor’s assets, liabilities, income, credit history and other relevant demographic, business, personal and collateral information. In cases where receivables originated by unaffiliated companies are acquired, GECA applies the same credit approval standards to those receivables. In general for all receivables greater than the limits set forth above, the applicant is required to provide information, which may include the following:

●	details of the financing request;

●	three years of financial statements;

●	bank, trade and other references;

●	with respect to customers in the construction industry, references from companies that provide performance bonds guaranteeing the performance of the customer of its obligations under a construction contract; and

●	in the event there are guarantees to be provided, bank references and three years of financial statements of each guarantor.

Each application subject to the discrete origination method is submitted, along with related materials, to a risk analyst for review. Each risk analyst is required to evaluate each discrete investment approval underwriting based on

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the obligor and any guarantor’s assets, liabilities, income, credit history and other relevant demographic, business, personal and collateral information, and prepare a credit evaluation which may include:

●	a summary of the proposed terms of the financing;

●	a description of the obligor’s business, including its managerial experience;

●	financial statement and cash flow analysis of the applicant and any guarantors;

●	an analysis of recent profits and losses, margin trends and portfolio comparisons of obligors in the same industry;

●	an evaluation of the related collateral; and

●	an analysis of GE’s aggregate potential exposure to the obligor.

When the risk analyst with the appropriate credit authority has completed his or her review, a decision is made to approve, reject or escalate the application in accordance with the credit policies described below.

Applications that were not supported either by the automated risk scoring models or, in the case of applications subject to the discrete investment approval origination method, by such risk analyst that reviewed such applications, may become subject to an approval escalation process. If such approval escalation process is applied to any of those applications, those applications will be directed to a risk analyst at the appropriate credit authority at the applicable originator who may approve such applications after taking into account a variety of non-exclusive compensating factors such as additional down payment, additional collateral, a security deposit or a personal guarantee or after exercising discretion granted to it under GECA’s underwriting and receivable management policies and procedures (including, the authority to waive the restriction for which the related application was not supported by the automated risk scoring models).

In addition to the financial information provided by the applicant, CF and EF utilize proprietary and third party vended financial models to evaluate the credit application and establish a credit rating for the obligor. The financial models consider data such as failure rates in the obligor’s industry, the average years in business of companies in the obligor’s industry, the level of profitability of companies in the obligor’s industry and variations in the obligor’s industry according to geographical location. These financial models, in conjunction with the financial information provided by the applicant, provide CF and EF with a comprehensive view of the risk profile of the obligor and are an integral part of its credit approval process.

The maximum amount that CF and EF will finance under a receivable varies based on the obligor’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule, the length of the receivable and GE Capital’s existing exposure to the obligor. If approved, documentation is prepared and forwarded to funding specialists who book the receivable on to the applicable accounting system. Funds are disbursed based on the obligors’ instructions.

Obligors are provided with options for remitting payments including checks, direct debit or wire transfer. Most obligors choose to remit payment by check. Under an arrangement with a collecting financial institution, obligors remit funds to a designated postal address at that institution. Employees of that institution process the checks for clearing and post the balances to the CF or EF account. The collecting institution then transmits to CF or EF, in electronic format, a notification of daily balances posted to the applicable account. This information is used by CF or EF to update its receivables account database on a daily basis.

In cases where receivables originated by unaffiliated companies are acquired, CF or EF, as applicable, applies the same credit approval standards to those receivables. More specifically, to the extent there are discrepancies between an obligor’s receivables account on the applicable database and the collecting institution’s records, CF or EF hires an unaffiliated company to investigate the discrepancy and reconcile the accounts.

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Credit Authorities

The credit authorities of the originators are set forth in their 5.0. Investment Authorities, which is a General Electric Board of Directors approved delegation of portfolio credit authority for each of the GE businesses in conjunction with GE Capital’s Credit Risk Management Policy.

Investment authority is segmented by aggregate GE exposure to the obligor, transaction size and equipment type. Based upon the segmented approach, the following maximum credit authorities have been established:

Authority:	Amount:
GE Capital Board of Directors	Above $150 million
President and Chief Risk Officer of GE Capital	Up to $150 million
President and Chief Risk Officer of GECA	Up to $100 million
Chief Risk Officer and President of CF or EF	$75 million
Senior Risk Officer or Risk Manager of CF or EF	Up to $40 million depending on experience
Risk Analyst	Up to $20 million depending on experience

The 5.0 Investment Authorities are approved by GE Capital’s board of directors. At least annually, GE Capital’s chief risk officer or such person’s delegates are responsible for establishing credit risk 5.0 Investment Authorities in line with the GE Capital and business unit level credit risk limits. GE Capital’s board of directors ultimately approves those investment authorities. Any changes to the investment authorities, including for new products, must be reapproved through GE Capital’s board of directors. For individually managed clients, each credit approval must consider GE’s consolidated total direct exposure to the obligor. In this regard, the applicable business unit must conduct a GE Capital-wide risk exposure search utilizing GE Capital’s corporate database tool and take it into account when determining the appropriate 5.0 Investment Authorities approval level. Any changes in credit authority must first be approved by a chief risk officer.

Reporting 6.0 augments the 5.0. Investment Authorities. Reporting 6.0 is a portfolio management tool that facilitates proactive management of credit risk by:

●	reviewing economic activity at the local, state and national levels, including reviewing industrial diversity, employment volatility and geographic strengths and weaknesses;

●	developing a risk demographic profile by simplifying over 50 macroeconomic factors into one of the following aggregate metrics:

●	population size

●	population trend

●	industrial diversity

●	employment volatility; and

●	publishing risk bulletins which are macroeconomic summaries of changes in the economic climate that could impact current underwriting policies.

The risk bulletins serve as an early warning system to the credit authorities such that industrial sub-segments experiencing significant weaknesses over a given time period may have credit authorities restricted by the chief risk officer until economic trends in such sub-sectors improve.

Asset and Portfolio Control

Chief risk officers at GECA are responsible for ensuring that appropriate controls exist to monitor compliance with GECA’s Risk Management Policy. Various business segment asset and operational review processes exist to

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further test compliance with delegated authorities. Additionally, in accordance with GE Capital’s annual risk assessment and audit plan, various teams outside of the originating business unit perform independent reviews to evaluate the extent to which GECA’s Risk Management Policy and practices are being appropriately implemented and followed.

The integrity of the automated risk scoring models used to process prospective customer applications is periodically validated under the GECA Credit Ratings and Credit Model Policy. This validation is performed to ensure that the scores and decisions that are generated by the automated risk scoring models are accurate and fully aligned with the model development specifications. Additionally, risk analysts from the various business units of GECA are also required to perform unit validation.

Delinquencies and Net Losses

We provide you with certain historical information concerning delinquencies and net losses on the entire portfolio of receivables of the originators in the prospectus supplement for your notes. This information may exclude any category of receivables not included in the issuing entity. We will also provide you with certain static pool information in the prospectus supplement for your notes.

Delinquency and Loss Mitigation Strategy

In order to reduce potential losses on the receivables, GECA utilizes a dual approach to manage delinquencies and mitigate losses, namely:

●	an identification process; and

●	a prevention and resolution process.

Identification Process

GECA utilizes a statistically-based analysis of economic leading indicators and emerging portfolio trends that highlights any weaknesses in an industrial sub-sector in the form of a Reporting 6.0 risk bulletin. The use of risk bulletins are important not only to provide feedback to the credit authorities as part of the credit approval process in 5.0 Investment Authorities, but also to serve as an early warning system of potential losses with respect to current obligors. Analysis of industry trends is used in conjunction with customer behavior scoring models that are intended to identify in advance obligors that are likely to default on their obligations.

Prevention and Resolution Process

Central collections departments in Connecticut, Texas, Wisconsin and Iowa service the receivables of the originator and utilizes the following servicing standards depending on the type of receivable.

From time to time (generally 10% of the CF and EF portfolio in the aggregate) the originator has contracted with third parties to execute early stage collection tactics designed to improve customer contact and determine reasons for delinquency. All third party activity is governed by service agreements between the originator and the servicing party and maintains the standards and integrity of processes applied to the originator directly. In all cases, the originator maintains management oversight of collection activity.

In general, for all Direct Origination receivables, after an account is 10-days past due or an applicable grace period has expired, the obligor is contacted by telephone to remind it of the obligation to make payment, including any applicable late charges. In general for Indirect Origination receivables, after an account is 5 days past due the obligor is contacted by telephone reminding it of the obligation to make payment, including any applicable late charges.

In certain instances, the obligor may request an extension of payment terms from the originator. Generally extensions are subject to evaluation of the request, and updated financial and other information before making a

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determination. In consideration for the extension, the obligor may be required to pay an extension fee as noted above in “Characteristics of the Receivables—Extension Procedures”. In the event the extension is granted, interest will continue to accrue on the unpaid balance.

After efforts to cure the delinquency have been exhausted, the obligor is sent a formal default notice and given 10 days to cure the default. If payment is not received within a defined (generally 10 day) cure period, then a variety of options are available for recovery of the debt. These include:

●	Referral to Global Restructuring Solutions.

GECA’s Global Restructuring Solutions Group (“GRS”) specializes in formulating restructuring and workout arrangements for troubled companies with outstanding balances greater than $500,000. GRS is engaged proactively to manage accounts deemed to have a favorable prospect of collection when the account is either delinquent or not delinquent, but subject to financial or operating distress that may render the account in default or imminent default.

If GRS determines that a restructuring solution is not viable, then it may either refer the matter back to the collections department for further action or it may refer the matter directly to outside counsel.

●	Repossession of equipment.

In certain instances, the collections department will instruct a repossession agent to repossess the equipment underlying the receivable. This approach is common in cases where the collateral is not essential to the business of the obligor and where repossession is feasible without damaging the equipment. Once the equipment is recovered either pursuant to a court order or pursuant to repossession, the collections department will transfer the equipment to the originator’s asset management group to sell the equipment. Amounts recovered from the sale are applied to the debts owed to the originator. To the extent there is still a deficiency in the amount recovered from the proceeds of the sale, then the collections department may instruct outside counsel to pursue the outstanding amount by obtaining a deficiency judgment against the obligor or any guarantor. For more information on deficiency judgments, please refer to “Deficiency JudgmentS and Excess Proceeds; Other Limitations” in this prospectus.

●	Referral to outside counsel.

In cases where the collateral is essential to the business of the obligor, for example, trailers belonging to an obligor in the transportation industry, the obligor may not surrender possession of the collateral. In these cases, the matter is referred to outside counsel to commence litigation proceedings to recover the equipment. Litigation may also be pursued against personal guarantors or in various other circumstances.

•	Referral to a Collection Agency.

After the outstanding balance of a receivable has been written off in full, the receivable may be referred to a collection agency to continue the collection effort. Generally, the collection agency is given authority to settle an account at any time. If there is a possible settlement below their stated authority, then the collection agency is required to obtain the originator’s approval to settle. Recovery payments on equipment loans that have been written off are remitted to the originator on a monthly basis. In certain instances, receivables may be referred to a collection agency prior to a write-off. In those instances, recovery payments are remitted to the originator promptly upon receipt.

USE OF PROCEEDS

Your issuing entity will apply the net proceeds from the issuance of notes to buy receivables, related assets and/or, to the extent specified in the accompanying prospectus supplement, the SUBI certificate evidencing a beneficial interest in the assets included in the related SUBI from us, and, to the extent specified in your prospectus supplement, to make deposits in various bank accounts, which may include, any pre-funding account for your issuing entity or reserve account for the issuing entity to the extent described in the prospectus supplement for your series.

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IMPORTANT PARTIES

CEF Equipment Holding, L.L.C.

We will sell the receivables and, to the extent specified in the accompanying prospectus supplement, the SUBI certificate and sell or pledge, as applicable, any residual interests in the related equipment to each issuing entity. We may act as each issuing entity’s managing member. We are a wholly-owned subsidiary of General Electric Capital Corporation. We are a Delaware limited liability company formed on June 17, 2002. We are organized for the limited purpose of buying receivables and related equipment residuals, to the extent specified in the accompanying prospectus supplement, directly or indirectly, from GE Capital and its affiliates, transferring or pledging those receivables and residual interests to issuing entities that issue notes backed by such receivables. The Depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The notes issued by the issuing entity do not represent an interest in or an obligation of the depositor. Our principal executive offices are located at 10 Riverview Drive, Danbury CT 06810, and our telephone number is (203) 749-2101. You can find more information about our legal separateness from GE Capital, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under “Legal Aspects of the Receivables — Bankruptcy Related Considerations” in this prospectus.

GE Equipment Funding, LLC

GE Equipment Funding, LLC (“Managing Member”) may act as each issuing entity’s managing member, if specified in the accompanying prospectus supplement. The Managing Member is a wholly-owned subsidiary of General Electric Capital Corporation. The Managing Member is a Delaware limited liability company formed on August 21, 2013. The Managing Member is organized for the limited purpose of holding interests in issuing entities and purchasing receivables and residual interests from issuing entities that issue notes backed by such receivables. The Managing Member does not engage in any other activities and does not have, nor is the Managing Member expected in the future to have, any significant assets. The notes issued by the issuing entity do not represent an interest in or an obligation of the Managing Member. The Managing Member’s principal executive offices are located at 10 Riverview Drive, Danbury CT 06810, and the Managing Member’s telephone number is (203) 749-2101.

GE Capital Corporation

General Electric Capital Corporation, a Delaware corporation (often referred to as “GE Capital”), will act as the sponsor and servicer of the receivables owned by, and provide administrative services to each of the issuing entities. All of the outstanding common stock of GE Capital is owned by GE.

GE Capital was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, GE Capital’s name was General Electric Credit Corporation. On July 2, 2001, GE Capital changed its state of incorporation to Delaware. Financing and services offered by GE Capital are diversified, a significant change from the original business of GE Capital, that is, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GE Capital. The operations of GE Capital are subject to a variety of regulations in their respective jurisdictions.

GE Capital’s services are offered primarily in North America, Europe and Asia. GE Capital’s principal executive offices are located at 3135 Easton Turnpike, Fairfield, Connecticut 06828. At December 31, 2013, GE Capital’s employment totaled approximately 50,000.

GE Capital’s financial information, including filings with the U.S. Securities and Exchange Commission (“SEC”), is available at www.ge.com/secreports. Copies are also available, without charge, from GE Corporate Investor Communications, 3135 Easton Turnpike, Fairfield, Connecticut 06828-0001. Reports filed with the SEC may be viewed at www.sec.gov or obtained at the SEC Public Reference Room in Washington, D.C. No website referenced in this prospectus constitutes a part of this prospectus. You can find more information about GE Capital in the reports and other information that are described under “Where You Can Find More Information.”

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GE Capital offers an array of financial services worldwide. With particular expertise in the mid-market segment, this operating segment offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets including industrial facilities and equipment, energy-related facilities, commercial and residential real estate, vehicles, aircraft, and equipment used in construction, manufacturing, data processing and office applications, electronics and telecommunications, and healthcare. GECA has offices throughout the United States and in Canada and Latin America. GECA is a division of GE Capital.

CF and EF are reporting categories of GECA and provide large and small companies with a broad line of innovative financial solutions including leases and loans to middle-market customers, including manufacturers, distributors, dealers and end-users, as well as municipal financing and facilities financing, in such areas as aircraft, maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and healthcare equipment. CF also furnishes customers with direct source tax exempt finance programs, as well as lease and sale/leaseback offerings.

Generally, CF and EF’s commercial equipment financing transactions range in size from $5 thousand to $50 million, with financing terms from 36 to 180 months. They also maintain an asset management operation that redeploys off-lease and repossessed equipment and other assets.

The global equipment financing industry continues to be highly fragmented and intensely competitive. Competitors in the U.S. domestic and international markets include independent originators, financing subsidiaries of equipment manufacturers, and banks (national, regional, and local). Industry participants compete not only on the basis of monthly payments, interest rates and fees charged customers but also on deal structures and credit terms. The profitability of EF and CF is affected not only by broad economic conditions that impact customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and market risk. Important factors to continued success include maintaining strong risk management systems, diverse portfolios, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the reduction of costs through enhanced use of technology.

EF and CF operate from offices throughout the United States.

The Issuing Entities

Your issuing entity will be either a new trust or limited liability company formed by the Managing Member or us. Your issuing entity will issue one series of notes, in one or more classes, at prices and on terms set forth in the accompanying prospectus supplement. Your issuing entity may also issue certificates representing an equity interest in your issuing entity. If any such certificates are issued by your issuing entity, those certificates will be described in the accompanying prospectus supplement but will not be offered to the public.

The Titling Trust

GE TF Trust (the “titling trust”), is a Delaware statutory trust and is governed by the trust agreement, dated as of June 4, 2009, between GE Capital Title Holding Corp. (“GE Capital Title Holding” or, in its capacity as initial beneficiary of the titling trust, the “initial beneficiary” ), as settlor and initial beneficiary and Wilmington Trust Company, as UTI trustee, administrative trustee and Delaware trustee. The titling trust was created to avoid the administrative difficulty and expense associated with retitling leased titled transportation equipment in connection with securitization thereof. The titling trust issued to GE Capital Title Holding the undivided trust interest representing the entire beneficial trust interest in the unallocated assets of the titling trust (“UTI”). The primary business purpose of the titling trust is to take assignments of, and serve as record holder of title to leases related to titled transportation equipment and the other assets directly related to such leases in order to facilitate sale or financing transactions in connection with the issuance of asset-backed securities involving such assets, including the securitization thereof. The Initial Beneficiary is the beneficiary of all the assets of the titling trust that have not been allocated to any SUBI.

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For more information on the titling trust, please refer to “Description of the Transaction Agreements – Agreements of the Titling Trust” and “LEGAL ASPECTS OF THE RECEIVABLES – The Titling Trust.”

The Owner Trustee or the Managing Member and the Indenture Trustee

We will identify the owner trustee for your trust or the issuing entity’s managing member and the indenture trustee for your notes in your prospectus supplement. The obligations of the indenture trustee and the owner trustee or the issuing entity’s managing member, as applicable, in connection with the issuance of the related notes, are limited solely to its express obligations under the related agreements.

An owner trustee or the issuing entity’s managing member, as applicable, may resign at any time, in which event the owners of the issuing entity must appoint a successor owner trustee or the issuing entity’s managing member, as applicable. The administrator of the issuing entity, on behalf of the issuing entity, may also remove the owner trustee or the issuing entity’s managing member, as applicable, if the owner trustee or the issuing entity’s managing member, as applicable, ceases to be eligible to continue as owner trustee or the issuing entity’s managing member, as applicable, or if the owner trustee or the issuing entity’s managing member, as applicable, becomes insolvent. In that case, the administrator, on behalf of the issuing entity, must appoint a successor trustee or the issuing entity’s managing member, as applicable.

An indenture trustee may resign at any time by notifying the issuing entity in writing, and may be removed by the issuing entity if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the issuing entity must appoint a successor indenture trustee. In addition, noteholders of not less than 66⅔% of the outstanding principal balance of the notes may remove the indenture trustee by so notifying the indenture trustee in writing and may appoint a successor indenture trustee.

No resignation or removal of an owner trustee or the issuing entity’s managing member, as applicable, or an indenture trustee, as the case may be, or appointment of a successor owner trustee or the issuing entity’s managing member, as applicable, or successor indenture trustee, as the case may be, will become effective until the successor owner trustee or the issuing entity’s managing member, as applicable, or successor indenture trustee has accepted its appointment.

DESCRIPTION OF THE NOTES

Each issuing entity will issue one or more classes of notes pursuant to an indenture between the issuing entity and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each issuing entity may issue one or more additional classes of notes that may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. Those additional classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.

Principal and Interest on the Notes

We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on, each class of notes of a series in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series. Each series may include one or more classes of notes of a type known as “strip notes.” Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.

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The Indenture

Modification of Indenture. The indenture for each issuing entity may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the issuing entity and the indenture trustee. However, the following changes may not be made to any indenture without the consent of each affected noteholder:

(1)  any change to the due date of any installment of principal of or interest on any note or any reduction of the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;

(2)  any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;

(3)  any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;

(4)  any modification of the provisions of the indenture regarding the voting of notes held by you, the applicable issuing entity or any other obligor on the notes;

(5)  any modification of the provisions of the indenture which affects the calculation of the amount of any payment of interest or principal due on any note on any payment date or which affects your rights to the benefit of any provisions for the mandatory redemption of the notes;

(6)  any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or

(7)  any change that adversely affects the status or priority of the lien of the indenture on any collateral.

Also an issuing entity and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, for the purpose of:

(1)  correcting or amplifying the description of any property at any time subject to the lien of the applicable indenture, or better to assure, convey and confirm to the indenture trustee a Lien on any property subject or required to be subjected to the lien of the indenture;

(2)  evidencing the succession, in compliance with the provisions of the applicable indenture, of another person to the applicable issuing entity, and the assumption by any such successor of the covenants of the issuing entity under the applicable indenture and in the notes;

(3)  adding to the covenants of the issuing entity, for your benefit, or to surrender any right or power herein conferred upon the applicable issuing entity;

(4)  mortgaging or pledging any property to or with the applicable indenture trustee;

(5)  replacing any cash reserve account with another form of credit enhancement; provided, the rating agency condition is satisfied;

(6)  curing any ambiguity, correcting or supplementing any provision in the applicable indenture or in any supplemental indenture that may be inconsistent with any other provision in the applicable indenture or in any supplemental indenture, or making any other provisions with respect to matters or questions arising under the applicable indenture or in any supplemental indenture; provided, that such action does not materially adversely affect your interests as noteholders;

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(7)  evidencing and providing for the acceptance of the appointment under the applicable indenture by a successor or additional indenture trustee with respect to the notes or any class thereof and to add to or change any of the provisions of the applicable indenture as will be necessary to facilitate the administration of the applicable issuing entity under the applicable indenture by more than one indenture trustee, pursuant to the requirements of the applicable indenture;

(8)  modifying, eliminating or adding to the provisions of the applicable indenture to such extent as will be necessary to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted and to add to the applicable indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939; or

(9)  reflecting any change in GE Capital’s fiscal calendar (as long as the applicable issuing entity provides an officer’s certificate to its indenture trustee certifying that such amendment will not adversely affect in any material respect the interests of noteholders).

Events of Default; Rights upon Event of Default. Any one of the following events will be an event of default for the notes in your series:

•	the issuing entity fails to pay any interest on any note within 5 days after its due date;

•	the issuing entity fails to pay any installment of the principal of any note on its due date;

•	the issuing entity materially defaults in observance or performance of any of its other covenants in the indenture for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

•	the issuing entity fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

•	the issuing entity becomes bankrupt or insolvent or is liquidated.

You should note, however, that until the maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the maturity date for that class of notes.

If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes will be required to, declare the principal of the notes of that series to be immediately due and payable; provided that the indenture trustee will, at the direction of holders of 66⅔% of the outstanding principal balance of the notes, or if specified in your prospectus supplement, holders of 66⅔% of the outstanding principal balance of one or more classes of those notes, be required to, exercise all rights, remedies, powers, privileges and claims of the issuing entity against the servicer or the transferor under or in connection with

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the servicing agreement between the issuing entity and the servicer, the SUBI servicing agreement and the purchase and sale agreement, including the right or power to terminate or to take any action to compel or secure performance or observance by the servicer or the transferor of each of their obligations to the issuing entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the servicing agreement between the issuing entity and the servicer, the SUBI servicing agreement or the purchase and sale agreement, and any right of the issuing entity to take such action will be suspended. The holders of a majority in principal amount of those notes may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or of exercising any power conferred on it. The declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders’ voting rights may vary by class.

If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on the issuing entity’s property, exercise remedies as a secured party, sell the related receivables or make demand upon the issuing entity by written notice that the issuing entity deliver the receivables files to it. However, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66⅔% of the outstanding principal amount of those notes.

Each indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. The issuing entity is required to reimburse the indenture trustee for any losses and expenses incurred without willful misconduct, negligence or bad faith. Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.

No noteholder will have the right to take legal action under the related indenture, unless:

•	the noteholder gives the indenture trustee written notice of a continuing event of default;

•	the holders of at least 66⅔% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and offered reasonable indemnity to the indenture trustee;

•	the indenture trustee has not received a direction not to take legal action from the holders of at least 66⅔% of the outstanding principal amount of the notes in that series;

•	the indenture trustee has failed to take legal action within 60 days after the receipt of any such written notices; and

•	In addition, the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their issuing entity unless noteholders representing not less than 66⅔% of the notes of each class of notes have consented thereto in writing.

For purposes of determining whether the requisite percentage of noteholders has consented to, or has given direction to the indenture trustee to take, any action, any notes held by the related issuing entity or any of its affiliates will be disregarded.

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None of the owner trustee or the issuing entity’s managing member , the related indenture trustee in its individual capacity, any owner of an issuing entity or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such issuing entity contained in the applicable indenture.

Certain Covenants. In its indenture, each issuing entity will agree not to consolidate with or merge into any other issuing entity, unless:

•	the issuing entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	that issuing entity expressly assumes the issuing entity’s obligations relating to the notes;

•	immediately after the transaction, no event of default would have occurred and not have been remedied;

•	the issuing entity has been advised that the ratings of the notes of the particular series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of the transaction; and

•	the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would not (i) result in the issuing entity being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for United States federal income tax purposes, and (ii) cause the noteholders or beneficial owners of notes previously issued to be deemed to have sold or exchanged such notes under Section 1001 of the Code.

Each issuing entity will also agree not to take the following actions:

•	sell or otherwise dispose of any of its assets, except as permitted by its transaction documents;

•	claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law;

•	assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the collateral;

•	engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning (and beneficially owning), selling and managing ownership (and beneficial ownership) of, the receivables, the related equipment and the interests in the property constituting the collateral and, the issuance of the notes;

•	dissolve or liquidate or reorganize in whole or in part, except as contemplated by its transaction documents;

•	permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture;

•	make any loan or advance to any affiliate of the issuing entity or to any other person;

•	make any expenditure (by long term or operating lease or otherwise) for capital assets (either realty or personalty);

•	permit any lien, claim or other encumbrance to affect its assets or any part of the issuing entity, any interest in its assets or the issuing entity or any related proceeds;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its indenture and its other transaction documents;

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•	remove the issuing entity’s managing member or trustee, as applicable, without cause unless the rating agency condition shall have been satisfied in connection with such removal; or

•	(i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of the issuing entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security, (iii) set aside or otherwise segregate any amounts for any such purpose or (iv) make payments to or distributions from the collection account, in each case, except in accordance with the indenture.

Each issuing entity may engage in only the activities described in the related prospectus supplement.

Annual Compliance Statement. Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.

Indenture Trustee’s Annual Report. The indenture trustee for each issuing entity will be required to mail each year to all of the related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture. An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES

Denominations

We will identify minimum denominations for purchase of notes in the related prospectus supplement. If we do not specify any denomination, then the notes will be available for purchase in minimum denominations of $250,000 and in greater $1,000 denominations.

Fixed Rate Notes

Each class of notes may bear interest at a fixed rate per annum. We will identify the applicable interest rate for each class of fixed rate notes in the applicable prospectus supplement. Interest on each class of fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.

Floating Rate Notes

Each class of notes may bear interest for interest periods specified in the applicable prospectus supplement at a floating rate per annum equal to:

•	a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as “LIBOR”), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

•	plus or minus a “spread” of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

•	or multiplied by a “spread multiplier,” which is a percentage that we will specify in the applicable prospectus supplement.

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In the prospectus supplement for any floating rate notes we may also specify either or both of the following for any class:

•	a maximum, or ceiling, on the rate at which interest may accrue during any interest period; and

•	a minimum, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate notes will in no event be higher than the maximum rate permitted by applicable law.

Each issuing entity that issues floating rate notes will appoint a calculation agent to calculate interest rates on each class of its floating rate notes. The applicable prospectus supplement will identify the calculation agent for each class of floating rate notes in the offered series. Determinations of interest by a calculation agent will be binding on the holders of the related floating rate notes, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/ 100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.

Global Notes

The Clearing Organizations. Unless otherwise specified in the related prospectus supplement, investors may hold their notes in global form, directly or indirectly, through one or more of three major securities clearing organizations:

•	in the United States, The Depository Trust Company (commonly known as “DTC”); or

•	in Europe, either Clearstream Banking, société anonyme (commonly known as “Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear system (“Euroclear”).

Each of these securities clearing organizations holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes for global notes in the participants’ accounts. This eliminates the need for physical movement of certificates representing the securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream is a limited liability company organized under the laws of Luxembourg as a professional depository. It settles transactions in a number of currencies, including United States dollars. Clearstream provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream’s participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

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Euroclear was created in 1968. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The board of the cooperative establishes policy for Euroclear. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Global Note Clearance Mechanics. If issued in global form, the classes of a series of notes will be initially issued through the facilities of The Depository Trust Company, or DTC. No global certificate representing global notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes issued in global form and will be considered the sole representative of the beneficial owners of such notes for all purposes. All notes, whether in global or definitive form, will be issued in “Registered Form” as defined in the Internal Revenue Code of 1986, as amended.

The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system for global notes is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer global notes.

Purchasers of global notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of global notes in Europe may hold interests in the global notes through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global notes, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

Transfers between DTC’s participants will occur in accordance with DTC rules. Transfers between Clearstream’s participants and Euroclear’s participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding global notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in

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accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Credits or other transactions in securities settled during any processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Purchases of global notes under the DTC system must be made by or through DTC participants, which will receive a credit for the global notes on DTC’s records. The ownership interest of each actual noteholder is in turn to be recorded on the DTC participants’ and indirect participants’ records.

Noteholders will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the global notes are to be accomplished by entries made on the books of DTC participants acting on behalf of noteholders. Noteholders will not receive certificates representing their ownership interest in notes, unless the book-entry system for the global notes is discontinued. Because of this, unless and until definitive notes for such series are issued, noteholders will not be recognized by the applicable indenture trustee as “noteholders,” Hence, unless and until definitive notes are issued, noteholders will only be able to exercise their rights as noteholders indirectly through DTC and its participating organizations. Definitive notes will only be issued under the circumstances specified under “-Definitive Notes” below.

To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s nominee. The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership. DTC has no knowledge of the actual securityholders of the securities. Its records reflect only the issuing entity of the DTC participants to whose accounts such securities are credited, which may or may not be the securityholders. The DTC participants are responsible for keeping account of their holdings on behalf of their customers.

Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.

Neither DTC nor its nominee will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date, which assigns its nominee’s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto).

Principal and interest payments on global notes cleared through DTC will be made to DTC. DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to noteholders will be governed by standing instructions and customary practices and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or the issuing entity, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC is the responsibility of the paying agent under the related indenture, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to global noteholders is the responsibility of DTC participants and indirect participants.

Principal and interest payments on global notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in “U.S. Federal Income Tax

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Consequences.” Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under a related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

We obtained the information in this section concerning DTC, Clearstream and Euroclear and their respective global note systems from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Definitive Notes

Global notes initially cleared through DTC will be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, only if:

•	the administrator for any issuing entity advises the related indenture trustee or the related trustee or managing member, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such notes, and the administrator is unable to locate a qualified successor;

•	the administrator for any issuing entity at its option advises the indenture trustee in writing that it elects to terminate the global system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the global notes agree to initiate a termination; or

•	after the occurrence of an event of default or a servicer default with respect to a series of notes, noteholders representing at least a majority of the outstanding principal amount of the notes in that series advise the applicable trustee or managing member, as applicable through DTC in writing that the continuation of a book-entry system for the global notes through DTC (or a successor thereto) with respect to the notes is no longer in the best interest of their holders.

If any of these events occur, the applicable indenture trustee will be required to notify all holders of the global notes in the affected series through clearing organization participants of the availability of definitive notes. Upon surrender by DTC of the global certificates representing the corresponding notes and receipt of instructions for re-registration, the applicable indenture trustee will reissue the notes to the noteholders as definitive notes.

Principal and interest payments on all definitive notes will be made by the applicable indenture trustee in accordance with the procedures set forth in the related indenture or the servicing agreement between an issuing entity and the servicer directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date specified for the notes in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable indenture trustee. The final payment on any definitive note, however, will be made only upon presentation and surrender of the definitive note at the office or agency specified in the notice of final distribution to the applicable noteholders.

Definitive notes will be transferable and exchangeable at the offices of the applicable indenture trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the applicable indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.

List of Noteholders

Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture

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trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.

Reports to Noteholders

On or prior to each payment date for the notes of an issuing entity, the issuing entity will or will cause the servicer to, prepare and provide to the issuing entity’s indenture trustee (with a copy to the rating agencies) a statement to be delivered to the related noteholders on the payment date. These reports will be available online at http://www.ge.com/abs. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created. Passwords for this website can be obtained by contacting Investor Development at (203) 229-5531. Each of these statements will include, to the extent applicable to the particular series or class of notes, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:

(1)  the applicable payment date;

(2)  the amount of any principal payment on each class of notes;

(3)  the amount of any interest payment on each class of notes;

(4)  the outstanding aggregate receivable value of receivables and, in the case of true leases, the related equipment (including any receivables and related equipment included in the applicable SUBI) as of the opening of business on the first day of the fiscal month in which such determination date occurs;

(5)  the aggregate outstanding principal balance and the note pool factor (as described below) for each class of notes after giving effect to all payments reported under clause (2) above;

(6)  the amount of the servicing fee paid to the servicer for the prior calendar month;

(7)  the amount of the administration fee paid to the administrator for the prior calendar month;

(8)  the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

(9)  the amount of outstanding servicer advances, if any, made by the servicer on such payment date, the amount of advances, if any, reimbursed on such payment date and the amount of advances, if any, which remain unreimbursed as of the end of such payment date;

(10)  the amount of collections and other funds available to make payments on the notes on the applicable payment date received by us during the related collection period;

(11)  the amount of defaulted receivables, if any, during the prior fiscal month;

(12)  any material breaches of receivables representations or warranties or covenants in the transaction documents;

(13)  the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us or the servicer during the prior fiscal month;

(14)  the residual value realization rate of the equipment related to the receivables other than TRAC leases during the related collection period; and

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(15)  any performance measurements described in the prospectus supplement.

Each amount described in subclauses (2), (3), (4), (6) and (7) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes.

The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Each note pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes.

A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder’s note and (ii) the applicable note pool factor.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuing entity, the applicable indenture trustee, on behalf of the issuing entity, will mail to each person who at any time during such calendar year has been a noteholder with respect to such issuing entity and received any payment thereon, a statement containing certain information for the purposes of such noteholder’s preparation of Federal income tax returns.

DESCRIPTION OF THE TRANSACTION AGREEMENTS

We summarize below the material terms of the agreements under which the initial beneficiary and the originators will sell receivables, related equipment and SUBI certificates, as applicable, to us, and we will transfer them to each issuing entity, and under which GE Capital has agreed to service and administer the titling trust and GE Capital or any other originator will agree to service the issuing entity’s receivables and related equipment and administer the issuing entity. We will disclose any additional material terms relating to a particular issuing entity’s agreements in the related prospectus supplement. We have filed forms of these agreements as exhibits to the registration statement of which this prospectus is a part. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

Regular Sales of Receivables, Beneficial Interest in Receivables and Related Equipment

We buy receivables or, in the case of true leases of titled transportation equipment, beneficial interests in receivables without recourse to the originator or the initial beneficiary, as applicable, for defaults by the obligors. For administrative convenience and to avoid expenses associated with retitling leased titled transportation equipment, the titling trust is listed on the certificate of title and serves as record holder of title in the related equipment. The titling trust issues an undivided trust interest representing the entire undivided trust interest in the leases of titled transportation equipment and the related equipment to the initial beneficiary, which sells us beneficial interests in those receivables. Since no certificate of title needs to be assigned, held or otherwise transferred for non-titled lease equipment, we buy those receivables directly from the originator. Similarly, in the case of receivables arising under true leases of any equipment other than titled transportation equipment, we also buy the related equipment and, in the case of true leases of titled transportation equipment, beneficial interest in such equipment, in each case, without recourse to the originator or the initial beneficiary, as applicable. However, the initial beneficiary and any such originator represents and warrants to us on each purchase date as to the receivables being sold on that date, among other things, that each of the receivables meets our eligibility requirements and the information the initial beneficiary or such originator, as applicable, has provided to us about the receivables is correct in all material respects. The receivables we buy under these purchase agreements and the receivables allocated to SUBIs the beneficial interest in which we buy in such purchase agreements are originated by the originators or, in the case of any originator that is not the titling trust, may have been acquired by such originator from an unaffiliated seller. The originators other than the titling trust may also sell receivables to another one of their subsidiaries, and we may buy the receivables from that subsidiary on substantially the same terms as our purchases from such originators.

We then sell the assets that we have acquired as described above to one of the issuing entities pursuant to a purchase and sale agreement. These sales are also made without recourse. If the issuing entity will issue notes, it will

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pledge its assets to the indenture trustee to secure the notes issued pursuant to the related indenture. The issuing entity will, concurrently with this sale, execute and deliver the related notes and will apply the net proceeds received from the issuance of its notes (together with any capital contribution received from the Managing Member) to pay us for the related receivables, the related equipment and the SUBI certificates, as applicable, and, to the extent specified in the related prospectus supplement, to make a deposit in a pre-funding account and initial deposits in other trust accounts. If there is a pre-funding account, the originators will sell, directly or indirectly, additional receivables and, in the case of true leases of equipment other than titled transportation equipment, related equipment to us, and we will in turn sell them to the issuing entity from time to time during a pre-funding period, as described further in the related prospectus supplement.

Among other things, we will represent and warrant that each of the receivables meets the eligibility criteria described herein under “Characteristics of the Receivables – Selection Criteria” and other eligibility criteria relating to various legal matters. If we breach any of our representations or warranties made in a sale agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the indenture trustee of the breach, as liquidated damages, upon request of the issuing entity, we will be obligated as of such last day to:

•	in the case of any receivable materially and adversely affected by our breach that is not related to titled transportation equipment, repurchase such receivable and, if such receivable is a true lease, the related equipment at the predetermined value of such receivable and, if applicable, the related equipment; and,

•	in the case of any receivable materially and adversely affected by our breach that is related to titled transportation equipment, to repurchase the beneficial interest in such receivable and the related titled equipment and pay the issuing entity an amount equal to the predetermined value of such receivable and the related equipment,

In either case, as specified in the related prospectus supplement, upon our request, the originators other than the titling trust will have a corresponding repurchase obligation and the initial beneficiary will have a corresponding payment obligation with respect to the affected assets.

The obligors on the receivables are not notified that their receivables or beneficial ownership interests in receivables, as applicable, have been transferred by the applicable originator or the initial beneficiary, as applicable, to us or by us to the issuing entity. However, each originator marks its accounting records to reflect these transfers, and, except in the case of any receivables included in any SUBI, Uniform Commercial Code financing statements reflecting these transfers are filed.

The Managing Member may purchase all of the remaining receivables and, if applicable, the related equipment and the related SUBI certificate owned by the issuing entity after the outstanding aggregate receivable value of such receivables and the related equipment (including the receivables and the related equipment included in the related SUBI, if applicable) equals 10% or less of the aggregate receivable value of the receivables and the related equipment (including the receivables and the related equipment included in the related SUBI, if applicable) measured for each such asset at the time of the applicable cut-off date.

Accounts

The issuing entity will establish and maintain the following bank accounts:

•	a collection account, into which all payments made on or with respect to the related receivables will be deposited;

•	a note distribution account into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

•	if so specified in the prospectus supplement, a reserve account; and

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•	if so specified in the prospectus supplement, a pre-funding account.

We will describe any other accounts to be established for an issuing entity in the related prospectus supplement.

Funds held in an issuing entity’s bank accounts will be invested in the following types of investments (the “Permitted Investments”):

(a)  obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

(b)  repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated in the highest rating category by the applicable rating agency;

(c)  federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State thereof or of any United States branch or agency of a foreign commercial bank; provided that the short-term debt obligations of such depository institution or trust company are rated in the highest rating category by the applicable rating agency;

(d)  commercial paper (having original maturities of not more than 30 days) which on the date of acquisition are rated in the highest rating category by the applicable rating agency;

(e)  securities of money market funds rated in the highest rating category by the applicable rating agency at the time of such investment (or in the event that the rating methodology or symbols of such rating agency changes, then a rating in one of the top three rating categories from such rating agency); and

(f)  any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the indenture trustee.

Permitted Investments described in clauses (e) and (f) will be made only so long as making such investments will not require the issuing entity to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates. Except as described below with respect to cash reserve accounts, the investments made in each issuing entity’s bank accounts are limited to obligations or securities that mature on or before the business day preceding the next payment date.

In the event of defaults on investments made in an issuing entity’s bank accounts, investors in the notes could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.

Each issuing entity’s bank accounts will be maintained in one of the following forms:

•	a segregated deposit account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated in the highest rating category from each applicable rating agency;

•	a segregated account which may be an account maintained in the corporate trust department of the Indenture Trustee or a segregated account which is maintained with a depository institution or trust company whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade or a credit rating of “A” or its equivalent, if specified in the related indenture;

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•	a segregated trust account or similar account maintained with a federally or state chartered depository institution whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade or a credit rating of “A” or its equivalent, if specified in the related indenture subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b) in effect on the closing date; or

•	as any other segregated account the deposit of funds in which has been approved by the applicable rating agencies.

Servicing Procedures

The servicer has agreed or will agree to conduct the servicing, administration and collection and take, or cause to be taken, all actions that may be necessary or advisable to collect all payments on the receivables owned by the titling trust on behalf of the issuing entity and each issuing entity, that it would take if the receivables were owned by it and that are consistent with the issuing entity’s or the titling trust’s, as applicable, credit and collection policies. In addition, if an issuing entity’s assets include receivables arising under true leases (including the related SUBI), the servicer will provide, or arrange for others to provide, remarketing services for the related equipment. Each issuing entity and the titling trust will adopt the credit and collection policies of GE Capital as such policies may be in effect from time to time. For purposes of servicing, administering and collecting the receivables and remarketing the related equipment, as applicable, the issuing entity and the servicer will agree that the issuing entity’s credit and collection policies will be the same as those of GE Capital and the titling trust and the servicer will agree that the titling trust’s credit and collection policies, including the credit and collection policies applicable to any assets included in any SUBI, will be the same as those of GE Capital. These procedures may vary in some respects between receivables originated by originators other than GE Capital and the titling trust and other receivables. The servicer on behalf of or, in the case of receivables included in the related SUBI, for the benefit of the issuing entity may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. However, no such arrangement will be permitted to extend the final payment date of any receivable beyond the maturity date specified for the related notes in the applicable prospectus supplement. If the servicer, on behalf of the issuing entity or the titling trust, as applicable, repossesses on the collateral for a receivable, the servicer, on behalf of the issuing entity or the titling trust, as applicable, may sell the collateral at a public or a private sale, or take any other action permitted by applicable law.

Collections

The issuing entity will deposit, or cause to be deposited by the servicer, all payments received on an issuing entity’s receivables during a fiscal month into the related collection account within two business days after receipt. However, at any time when there exists no servicer default and each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the issuing entity will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. Pending deposit into the collection account, the issuing entity may or may cause the servicer to, invest collections at such issuing entity’s, or servicer’s, own risk, as applicable, and for such issuing entity’s, or servicer’s, own benefit, as applicable, and the collections will not be segregated from such issuing entity’s, or servicer’s, own funds, as applicable. If the issuing entity or the servicer acting at the request of the issuing entity were unable to remit such funds, noteholders might incur a loss. To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections on the related receivables.

At any time when the issuing entity is permitted to remit collections once a fiscal month, the issuing entity will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same fiscal month.

Residual Realizations

The servicer will obtain residual realizations on each issuing entity’s behalf or, in the case of any titled transportation equipment included in a related SUBI, for the issuing entity’s benefit in these primary forms:

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•	rent received from the original lessees when they continue to use equipment on a month-to-month or similar basis after expiration of the related lease but without executing a new lease;

•	purchase prices received from the original lessees upon exercise of end-of-term purchase options, except that payments received upon exercise of “dollar out” or other nominal consideration purchase options are not treated as residual realizations; and

•	amounts received from the sale, re-lease or other disposition of equipment to someone other than the original lessee after expiration of the related lease term except that with respect to any equipment related to a TRAC lease, any amount in excess of the predetermined value of the disposed equipment will be remitted to the relevant lessee.

In the case described in the second and third bullet points above, amounts are net of any refurbishing and remarketing expenses.  Refurbishing and remarketing expenses are generally payable to third parties who contract with the servicer, and remarketing expenses are generally calculated as a percentage of the proceeds of sale, re-lease or other disposition.  The servicer utilizes a variety of remarketing channels to optimize the proceeds from the liquidation of the equipment related to the receivables.  Those channels include direct sale to end-users, re-deployment to third-party users, dealer / manufacturer consignment and remarketing programs, and auction sales conducted by other persons on behalf of the servicer.

Servicing Compensation

With respect to each issuing entity, the servicer will be entitled to receive a servicing fee for each fiscal month in an amount equal to a percentage per annum specified in the related prospectus supplement of the outstanding aggregate receivable value of the issuing entity’s receivables as of the first day of the applicable fiscal month. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement including, but not limited to, late fees, prepayment charges, modification fees and other ancillary amounts. Any fees agreed to between the servicer, and a subservicer, in the event a subservicer is engaged, shall be paid solely by the servicer. Additionally, the servicer will be entitled to receive such servicing fees with respect to any titling trust assets allocated to the related SUBI (if any) as may be set forth in the related prospectus supplement.

Servicing Advances

The servicer may, but will have no obligation to, make a servicer advance in the manner and to the extent provided in the servicing agreement between the servicer and your issuing entity and, with respect to the leases of titled transportation equipment and the related equipment included in your SUBI, the SUBI servicing agreement, but only to the extent the servicer, in its sole discretion, expects to be reimbursed for such advance. If the servicer elects to make a servicer advance, prior to the close of business on each determination date, the servicer will determine the amount of the advance that it has elected to make on the related transfer date. The servicer will include information as to such determination in the servicer’s certificate furnished by it and will transfer to the collection account on the transfer date in next day funds the amounts applicable to such determinations appearing in such servicer’s certificate. The servicer will be reimbursed for outstanding servicer advances as provided in your prospectus supplement and interest will accrue on such advance as provided in your prospectus supplement.

Evidence as to Compliance

Each servicing agreement between an issuing entity and the servicer will require the servicer to deliver to the trustee, on or before the 90th day following the end of each issuing entity’s fiscal year, and, if required, file with the SEC as part of a report on Form 10-K filed on behalf of each issuing entity, a report on assessment of compliance with the servicing criteria described in the following paragraph. Each assessment will encompass all the receivables and the related equipment owned by such issuing entity and any receivables and related titled transportation equipment included in a SUBI related to such issuing entity and, in any event, include:

•	a statement of the servicer’s responsibility for assessing compliance with the applicable servicing criteria;

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•	a statement that the servicer used the criteria described in the following paragraph to assess compliance with the applicable servicing criteria;

•	the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year; and

•	a statement that a registered public accounting firm has issued an attestation report on the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year.

The servicer will use the criteria required by law, which includes the following criteria, among others, for purposes of preparing the assessment of compliance described in the preceding paragraph:

•	policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the applicable servicing agreement and the other related agreements;

•	if any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with those servicing activities;

•	payments on trust assets are deposited into the appropriate accounts within the time periods specified in the applicable servicing agreement and other related agreements;

•	reports to noteholders are timely and accurately prepared pursuant to the applicable servicing agreement and other related agreements;

•	amounts due to noteholders are remitted within the timeframes specified in the applicable servicing agreement and the other related agreements; and

•	any additions, removals or substitutions to the asset pool are made, reviewed and approved pursuant to the applicable servicing agreement and the related agreements.

The servicing agreement between each issuing entity and the servicer provides that on or before the 90th day following the end of such issuing entity’s fiscal year, the servicer and each subservicer, other than any subservicer unaffiliated with the servicer that services less than 10% of the issuing entity assets, will provide an officer’s certificate to the indenture trustee to the effect that:

•	a review of the servicer’s activities during the applicable fiscal year and of its performance under the applicable servicing agreement has been made under the officer’s supervision; and

•	to the best of the officer’s knowledge, based on the officer’s review, the servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects or, if there has been a failure to fulfill any of the servicer’s obligations in any material respect, specifying the nature and status of the failure.

The servicer’s obligation to deliver to the indenture trustee any assessment or attestation report described above and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer on or before the 90th day following the end of each issuing entity’s fiscal year.

Appointment of Subservicers

Pursuant to each of the servicing agreement between your issuing entity and the servicer and the SUBI servicing agreement, the servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer. If the servicer carries out such appointment, the servicer will remain obligated and be liable to the issuing entity for the servicing of the receivables and, in the case of true leases, managing of the related equipment in accordance with the applicable servicing agreement without diminution of those obligations and liabilities by virtue

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of the appointment of any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables and/or managing the related equipment, as applicable. The fees and expenses of each subservicer will be as agreed between the servicer and its subservicer from time to time and the issuing entity will not have any responsibility therefor.

Resignation, Liability and Successors of the Servicer

The servicer will not be permitted to resign from its obligations and duties as servicer for any issuing entity (including, if applicable as servicer of any receivables and related titled transportation equipment included in a SUBI), except as provided under the applicable servicing agreement. No resignation will become effective until a successor servicer has assumed such servicer’s servicing obligations and duties. Pursuant to the servicing agreement between the servicer and your issuing entity and the SUBI servicing agreement, upon compliance with procedural requirements specified in the applicable servicing agreement, any of the following will be the successor of the servicer under that servicing agreement:

•	any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party,

•	any entity succeeding to the business of the servicer, or

•	any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by General Electric Company, which assumes the obligations of the servicer.

Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any issuing entity for taking any action or for refraining from taking any action under the applicable servicing agreement or for errors in judgment. However, the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the applicable servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

Servicer Default

The following events will constitute “servicer defaults” under each servicing agreement between an issuing entity and the servicer and, solely to the extent related to the related SUBI (if any), the SUBI servicing agreement:

•	the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a 3 business day cure period after discovery or notice;

•	the servicer breaches its obligations under the applicable servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

•	bankruptcy or insolvency of the servicer.

Rights upon Servicer Default

If a servicer default under the servicing agreement between your issuing entity and the servicer or, solely to the extent related to the related SUBI, the SUBI servicing agreement, occurs and remains unremedied, the indenture provides that the related issuing entity will promptly exercise its rights to terminate the servicer with respect to certain servicer defaults set forth in your prospectus supplement and if any other servicer default occurs under the related servicing agreement, prior to terminating the servicer, the indenture requires the issuing entity to obtain the consent of holders of notes of the related series evidencing at least 50% in outstanding principal amount of such notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement). In that event, a successor servicer appointed by the issuing entity will succeed to all the responsibilities, duties and

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liabilities of the servicer under the related servicing agreement and will be entitled to similar compensation arrangements. If a successor servicer has not been appointed and accepted its appointment at the time when the servicer ceases to act as servicer, the indenture trustee will automatically be appointed as the successor servicer. If the indenture trustee is unwilling or unable to act as successor servicer, it may resign, after which the issuing entity will appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of equipment receivables.

Waiver of Past Defaults

With respect to each issuing entity, such issuing entity may, upon obtaining the consent of the holders of notes of such series evidencing at least 50% in outstanding principal amount of such notes, waive any default by the servicer in the performance of its obligations under the related servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. None of these waivers will impair the issuing entity’s rights with respect to subsequent defaults.

Amendment

Each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders, to substitute or add credit enhancement for any class of notes, so long as the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of any class of notes in the related series.

Each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series. However, no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or (b) reduce the required percentage of the notes that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes, as the case may be, of such series.

Termination

With respect to each issuing entity, our and the Managing Member’s obligations and the obligations of the servicer, the related owner trustee or the issuing entity’s managing member, as applicable, and the related indenture trustee pursuant to the issuing entity’s transaction agreements will terminate upon (a) the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any such remaining receivables and (b) the payment to noteholders of the related series of all amounts required to be paid to them pursuant to the transaction agreements. The servicer will provide notice of any termination of such obligations to the owner trustee or the issuing entity’s managing member, as applicable. The issuing entity will mail notice of any such termination to the indenture trustee and the noteholders.

Administration Agreement

GE Capital or any other originator will enter into an administration agreement with each issuing entity under which such originator will act as administrator for the issuing entity. The administrator will perform, on behalf of the issuing entity, administrative obligations required by the related indenture and the other transaction documents.

Agreements Relating to the Titling Trust

The following summary describes certain terms of:

•	the amended and restated trust agreement, dated as of April 30, 2012 (the “titling trust agreement”), between GE Capital Title Holding Corp., as settlor and initial beneficiary and Wilmington Trust Company, as UTI trustee, administrative trustee and Delaware trustee, as may be further amended, supplemented or otherwise modified from time to time;

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•	the amended and restated servicing agreement, dated as of April 30, 2012 (in this section “Agreements Relating to the Titling Trust,” the “servicing agreement” and in the remainder of this prospectus, the “titling trust servicing agreement”), between the titling trust and GE Capital, as servicer, as it may be amended, supplemented and otherwise modified from time to time;

•	the collateral agency agreement, dated as of April 30, 2012 (the “titling trust collateral agency agreement”), among the titling trust, GE Title Agent LLC (the “collateral agent”), as collateral agent and GE Capital, pursuant to which the collateral agent serves as nominal secured party as to certificates of title of titled transportation equipment which is held in the name of the titling trust, as it may be amended, supplemented or otherwise modified from time to time; and

•	the administration agreement, dated as of February 10, 2010 (in this section “Agreements Relating to the Titling Trust,” and/or the “administration agreement”), between the collateral agent and GE Capital, as administrator, as it may be amended, supplemented or otherwise modified from time to time, pursuant to which GE Capital will perform certain administration duties with respect to the transaction SUBI.

The Titling Trust’s Assets. Pursuant to the titling trust agreement, the titling trust will acquire, either directly or through an assignment, the following assets:

•	cash;

•	lease contracts of motor vehicles, other equipment and/or other tangible property or assets, together with all non-severable appliances, instruments, accessories, furnishings, other equipment, additions, parts and improvements from time to time constituting a part thereof and all accessions thereof (“leased transportation assets”);

•	leased transportation assets and all proceeds thereof, including, without limitation, the residual values of the leased transportation assets, payments under any TRAC (terminal rental adjustment clause) provisions, payments received from any other person, either directly or through a servicer, with respect to the residual value of the leased transportation assets or payments under any residual value insurance policy, each certificate of title or other evidence of ownership of a leased transportation asset issued by the Registrar of Titles in the respective jurisdiction in which each such leased transportation asset is registered, which certificate of title will reflect, as the owner of such leased transportation asset, “GE TF Trust”, any trustee of the titling trust or such other similar designation as may be acceptable to any applicable department, agency or official in each state responsible for accepting applications for, and maintaining records regarding, certificates of title and liens thereon;

•	all of the titling trust’s rights with respect to any lease contract or leased transportation asset, including, without limitation, the right to proceeds arising from all vendor repurchase obligations, if any, relating to any lease contract or leased transportation asset under any vendor, all warranty and indemnity provisions contained in, or to be provided pursuant to, purchase agreements that relate to any leased transportation asset and all claims against the applicable manufacturer or distributor and any guaranty or other credit enhancement given in connection with any lease contract, together with all rights, powers, privileges, licenses, easements, options and other benefits of the beneficiary of the guaranty thereunder and any collateral given as security therefor, to the extent pertaining to such lease contract;

•	any insurance policy and rights thereunder or proceeds therefrom, including, without limitation, any residual value insurance policy, any policy of comprehensive, collision, public liability, physical damage, personal liability, general liability, excess or umbrella liability, credit accident or health or credit disability, credit life insurance maintained by the initial beneficiary, any end user or any affiliate of any such person to the extent that any such policy covers or applies to any lease contract, leased transportation assets or the ability of any end user to make required payments with respect to the related lease contract or related leased transportation assets;

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•	any security deposit due to the lessor under the related lease contact in accordance with the terms of such lease contract;

•	any other right to any payment relating to a leased transportation asset, the related lease and any rights thereunder;

•	any permitted agreement; and

•	all proceeds of any of the foregoing.

Limitations on Titling Trust Activity. Except as provided in, or otherwise expressly contemplated by, the titling trust agreement or the servicing agreement, the titling trust will not (i) issue beneficial or other interests in the titling trust assets or securities of the titling trust other than beneficial ownership interest in all of the titling trust’s assets that have not been allocated to a SUBI (“UTI assets”) and certificates evidencing such interests (“UTI certificates”) and one or more SUBIs and SUBI certificates; (ii) except for self funded lease loans and intercompany advances, borrow money on behalf of the titling trust; (iii) make loans or extend credit on behalf of the titling trust; (iv) underwrite securities; (v) offer securities in exchange for titling trust assets (other than UTI certificates and SUBI certificates); (vi) repurchase or otherwise reacquire any UTI certificate or, except as permitted by, or in connection with, any financing relating thereto, any SUBI certificate; (vii) have any employees; (viii) own any real property or (ix) except for permitted agreements set forth in the titling trust agreement, enter into any agreements or contracts.

Undivided Trust Interest. GE Capital Title Holding currently holds the UTI. The UTI is a separate series of the titling trust, and as such, separate and distinct records will be maintained for such series and the assets associated with such series will be held and accounted for separately from the other assets of the titling trust. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the UTI or the related UTI assets will be enforceable against such assets only, and not against any SUBI. Except to the extent required by law or specified in the titling trust agreement, the UTI will not be subject to the claims arising from or with respect to any SUBI. No creditor or holder of a claim relating to assets allocated to the UTI will be entitled to maintain any action against, or recover any assets allocated to, any SUBI in respect of such claim (whether or not such assets were UTI assets at any time since such claim arose).

Creation of SUBI. From time to time, GE Capital Title Holding may instruct the UTI trustee in writing to identify and allocate, or cause to be identified and allocated, on the books and records of the titling trust one or more separate portfolios of titling trust assets, theretofore constituting all or a portion of the UTI, which the UTI trustee will thereafter designate and account for separately within the titling trust as portfolio assets attributable to a new divided beneficial interest in the titling trust (“SUBI”). Upon their allocation as SUBI, such UTI assets will cease to be assets of, or allocated to, the UTI (unless and until specifically reallocated to the UTI). The beneficial interest in such SUBI will constitute a separate “undivided beneficial ownership interest” in the portion of the titling trust assets comprised of assets allocated to such SUBIs. Each SUBI will be represented by one or more SUBI certificates (each, a “SUBI certificate”) to be issued by the titling trust and will be created by the execution of a supplement to the titling trust agreement, which supplement will specify: the terms and provisions pursuant to which SUBI certificates will be issued with respect to such SUBI; the titling trust assets to be initially included in the related SUBI; the arrangements, if any, whereby additional titling trust assets may be added subsequently to the SUBI; the provisions under which proceeds of the related SUBI will be collected and other relevant terms and provisions specific to such SUBI, all as may be prescribed and established by GE Capital Title Holding.

Duties of the Titling Trustees.  Each of the trustees under the titling trust agreement will at all times: (i) be a bank or trust company organized under the laws of the United States or one of the 50 states of the United States or the District of Columbia, (ii) have capital and surplus of at least $50,000,000, and (iii) in the case of the Delaware trustee only, a trustee that satisfies the provisions of Section 3807 of Chapter 38 of Title 12 of the Delaware Code, including without limitation, having a principal place of business, or will have appointed a co-trustee with a principal place of business, in the State of Delaware. Any trustee under the titling trust agreement need not meet the qualifications set forth in clause (i) above if such trustee has appointed a trust agent that meets such qualifications.

Except as provided in the related prospectus supplement, each of the titling trust trustees undertakes to perform such duties, and only such duties, as are specified in the titling trust agreement, any supplement entered into

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pursuant to the titling trust agreement by such trustee, or, except with respect to the duties of any titling trust trustee to the extent such duties relate to any SUBI and the assets thereof, as it may be directed to perform by GE Capital Title Holding in a manner not contrary to the terms of the titling trust agreement, from time to time, including, without limitation, in connection with (i) a financing transaction of any sort undertaken by GE Capital Title Holding or a special purpose entity or any leasing transaction entered into by GE Capital Title Holding, an affiliate thereof or a special purpose entity as lessor or lessee, which is, in any case, secured, directly or indirectly, by assets owned by the titling trust, by all or part of the UTI or by any SUBI or any interest therein including, without limitation, any financing undertaken in connection with the issuance and assignment of a SUBI and related SUBI certificate, (ii) any sale, transfer or pledge by GE Capital Title Holding, an affiliate thereof or a special purpose entity of any interest in one or more SUBIs, (iii) any other asset securitization, sale-leaseback, secured loan or similar transaction involving titling trust assets or any beneficial interest therein or in the titling trust (clauses (i), (ii) and (iii), collectively, the “financings”), (iv) sales by the titling trust of titled transportation equipment or other trust assets to the extent permitted by the terms of any existing financings (so long as the certificate of title of any titled transportation equipment so sold is amended to reflect the transfer of ownership thereof from the titling trust, unless applicable law permits the transfer of ownership of such titled transportation equipment without an amendment to that equipment’s certificate of title) or (v) activities ancillary to any of the foregoing.

Title to Titling Trust Assets; Retitling of Titling Trust Assets. Legal title to the UTI will be vested at all times in the titling trust or, if required by applicable law, in the UTI trustee or a co-trustee or a separate trustee, as the case may be. Legal title to any SUBI assets will be vested at all times in the titling trust or, if required by applicable law, in the applicable SUBI trustee, or a co-trustee or a separate trustee, as the case may be. A titling trustee, or any such co-trustee or separate trustee, will at all times hold the UTI assets or the SUBI, as the case may be, on behalf of the related holders. Each holder of a UTI certificate or, in certain circumstances, a SUBI certificate may at any time, at its option, to be exercised by written notice delivered to the applicable UTI trustee or SUBI trustee, with a copy to the servicer, request that titled transportation equipment allocated to such UTI certificate or SUBI certificate be retitled in the name of such holder (or a person designated by such holder), that a lien be noted on the certificate of title therefor in the name of such holder (or such designee) and that possession of such certificate of title and/or the other titled transportation equipment allocated to such UTI certificate or, if applicable, SUBI certificate be transferred to such holder (or such designee) free and clear of the interest of the titling trust. Except as otherwise provided in the related SUBI supplement, such holder will indemnify the titling trust and the titling trustees for, and hold the titling trust and the titling trustees harmless against, and pay any and all expenses, costs, liabilities, losses and claims incurred by any of them as a result of or relating to such retitling or transfer, or any action or inaction such holder will take as the registered owner of such titled transportation equipment, including sales and transfer taxes and registration fees.

The Collateral Agency Agreement. Pursuant to the collateral agency agreement, the titling trust will grant to the collateral agent, for the benefit of the secured parties, a continuing first priority security interest in the titled transportation equipment allocated to the related SUBI. The collateral agent agrees that its security interest in any SUBI will be solely for the respective benefit of the applicable secured party, including, with respect to the related SUBI, each issuing entity. The collateral agent will from time to time execute and deliver such assignments, terminations or other documents relating to the titling or transfer of such certificates of title as the titling trust, GE Capital, the UTI trustee or the applicable SUBI trustee may reasonably request, and all costs and expenses related to such execution and delivery by the collateral agent will be paid by or on behalf of the servicer of the titling trust. The collateral agent may resign at any time by giving written notice to the titling trust, the secured parties and GE Capital not less than 60 days prior to the effective date of such resignation; provided, that the collateral agent may not resign until such time as a successor has assumed such collateral agent’s duties, responsibilities and obligations under the collateral agency agreement. In the event of any such resignation, the collateral agent will take any and all actions requested by the secured parties, the titling trust or GE Capital in connection therewith, all at the expense of GE Capital.

The Servicing Agreement. The servicing agreement sets forth the arrangements pertaining to the servicing of the titling trust assets (including any assets allocated to any SUBI). The titling trust servicing agreement may be amended from time to time in a writing by the trustees, on behalf of the titling trust, and the servicer. The consent of the holders or pledgees of any SUBI certificate (including the consent of your issuing entity and the indenture trustee) shall be required to amend the servicing agreement to the extent the interests of such holder or pledgee would be adversely affected. If your issuing entity’s pool of assets include beneficial interests in a SUBI, the titling

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trust and the servicer shall enter into a supplement to the servicing agreement which will terminate the servicing agreement with respect to the leases of titled transportation equipment and the related equipment allocated to that SUBI and provide that the servicing arrangements set forth in the servicing agreement between the applicable issuing entity and the servicer shall solely govern the servicing of the leases of titled transportation equipment and the related equipment included in that SUBI. Accordingly the arrangements set forth in the servicing agreement between the servicer and the titling trust shall not be applicable to the servicing of leases and equipment included in any SUBI. For additional information on the titling trust servicing agreement, please refer to “ – Servicing Procedures,” “ – Residual Realizations,” “ – Servicing Compensation,” “ – Servicing Advances,” “ – Appointment of Subservicers,” “ – Resignation, Liability and Successors of the Servicer” “ – Servicer Default” and “ – Rights upon Servicer Default” in this prospectus. For additional information on the SUBI servicing agreement, please refer to and “DESCRIPTION OF THE TRANSACTION AGREEMENTS – Servicing Compensation and Payment of Expenses” and “DESCRIPTION OF THE TRANSACTION AGREEMENTS – Servicer Advances” in the accompanying prospectus supplement.

The Administration Agreement. GE Capital has entered into an administration agreement with GE Title Agent LLC, as collateral agent under which GE Capital will perform the administrative duties of the collateral agent, under the Collateral Agency Agreement. The administrator will perform, on behalf of the titling trust, administrative obligations required by the related indenture and other transaction documents.

CREDIT AND CASH FLOW ENHANCEMENT

We will describe the amounts and types of credit enhancement arrangements and the provider of the credit enhancements, if applicable, with respect to each class of notes of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of notes, cash reserve accounts, over-collateralization, demand notes, letters of credit, credit or liquidity facilities, residual receipts, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of notes may cover one or more other classes of notes of the same series, and credit enhancement for a series of notes may cover one or more series of notes. Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act unless exempt from such registration.

Subordination

If specified in the related prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes. In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If stated in the prospectus supplement, losses on defaulted equipment loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes in a series, the circumstances in which this subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cash Reserve Accounts

If so provided in the applicable prospectus supplement, an issuing entity will establish for a series or class of notes a reserve account.

The issuing entity or its managing member may initially fund any reserve account by a deposit on the applicable closing date in an amount set forth in the applicable prospectus supplement. As further described in the applicable prospectus supplement, the amount on deposit in the reserve account may be increased on each payment date up to a balance specified in the applicable prospectus supplement by the deposit of collections on the related receivables, and the related equipment remaining after all higher priority payments on that payment date. To the extent permitted by the applicable rating agencies, funds in an issuing entity cash reserve account may be invested in securities that

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will not mature prior to the next payment date. As a result, the amount of cash in a cash reserve account at any time may be less than the balance of the cash reserve account. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the reserve account to holders of notes, to that issuing entity or to any of that issuing entity’s transferees or assignees. If the amount required to be withdrawn from any cash reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the cash reserve account, a temporary shortfall in the amounts paid or distributed to the related noteholders could result, which could, in turn, increase the average life of the related notes.

The issuing entity may at any time, without consent of the noteholders, sell or otherwise transfer its rights to any cash reserve account, if (a) the applicable rating agencies confirm in writing that doing so will not result in a reduction or withdrawal of the then-current rating of any class of notes in the related series, (b) the issuing entity provides to the owner trustee or the issuing entity’s managing member, as applicable, and the indenture trustee a written opinion from independent counsel to the effect that the transfer will not cause the issuing entity to be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and (c) the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the issuing entity.

Over-Collateralization

If specified in the related prospectus supplement, credit enhancement for a series of notes may be provided by overcollateralization where the aggregate receivable value exceeds the outstanding principal balance of the notes.

Demand Notes

If specified in the related prospectus supplement, credit enhancement may be provided for a series of notes by demand note where, upon losses, the maker of the demand note would be subject to a draw by the issuing entity upon repayment terms specified in the related prospectus supplement.

Letters of Credit

If specified in the related prospectus supplement, credit enhancement for a series of notes may be provided by the issuance of one or more letters of credit by a bank or financial institution specified in the relevant prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, as specified in the prospectus supplement. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series will be described in the prospectus supplement.

Credit or Liquidity Facilities

If specified in the related prospectus supplement, a credit or liquidity facility may be used to provide fundings to cover liquidity shortfalls or, in the case of credit facilities, credit-related shortfalls.

Residual Receipts

If specified in the applicable prospectus supplement, residual receipts on the equipment, if such equipment was not originally transferred to the issuing entity, may be contributed or otherwise transferred by the transferor to that issuing entity. We will describe in the applicable prospectus supplement the circumstances and manner under which contributions or transfers of residual receipts may be made to the issuing entity.

Surety Bond

If so specified in the related prospectus supplement, a surety bond will be purchased for the benefit of the holders of any class of notes to assure distributions of interest or principal with respect to that class of notes in the manner and amount specified in the accompanying prospectus supplement.

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If a surety bond is provided for any series or class, the provider of surety bond will be permitted to exercise the voting rights of the noteholders of the applicable class to the extent described in the prospectus supplement. For example, if specified in the related prospectus supplement, the provider of the surety bond, rather than the noteholders, may have the sole right to:

•	consent to amendments to the indenture or direct the issuing entity to take any action under the sale agreement, the servicing agreement or any other applicable document;

•	if an event of default occurs, accelerate the notes or direct the indenture trustee to exercise any remedy available to the noteholders; or

•	waive any event of default or early amortization event for that series.

Guaranteed Investment Contract

If specified in the related prospectus supplement, the issuing entity may enter into a guaranteed investment contract or an investment agreement with an entity specified in such prospectus supplement. Pursuant to the agreement, all or a portion of the amounts which would otherwise be held in the collection account would be invested with the entity specified in the prospectus supplement and earn an agreed rate of return. The issuing entity would be entitled to withdraw amounts invested pursuant to the agreement in the manner specified in the prospectus supplement. The prospectus supplement for a series pursuant to which such an agreement is used will contain a description of the terms of the agreement.

Swaps or Other Interest Rate Protection Agreements

If specified in your prospectus supplement, the related issuing entity will, on or prior to the closing date, enter into one or more swap agreements or other interest rate protection agreements to protect against basis risk with one or more counterparties for purposes of managing the issuing entity’s interest rate risk exposure relating to differences in the basis upon which interest accrues on the receivables and the basis upon which interest accrues on the notes.

Repurchase Obligations

If specified in the related prospectus supplement, a repurchase obligation may be used to require a counterparty to provide liquidity or credit enhancement by agreeing to repurchase receivables that have been sold to the issuing entity.

General

The presence of a cash reserve account and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of the full amount of payments on the notes and to decrease the likelihood that the noteholders will experience losses. The credit enhancement for a class or series of notes generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest on the notes. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of notes, noteholders of any one class or series will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other classes or series.

The issuing entity may replace the credit enhancement for any class of notes with another form of credit enhancement without the consent of noteholders, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of their rating of any class of notes of the related series.

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LEGAL ASPECTS OF THE RECEIVABLES

Bankruptcy Related Considerations

We and the originators will take steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by any of the originators under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities or the assets and liabilities of the issuing entity with those of GE Capital, the initial beneficiary or any originator. These steps include the creation of the issuing entity as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement or trust agreement containing restrictions on the nature of the issuing entity’s business. Our organizational documents and the Managing Member’s organizational documents also contain such restrictions as well as a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our respective members. Moreover, as described in the “ – Titling Trust,” the titling trust agreement contains a deemed release and waiver of holders of UTI certificates and other SUBI certificates, whereby such holders are deemed, by virtue of the acceptance of the UTI or the related SUBI, as applicable, and their respective certificates, to have released and waived all claims against or with respect to titling trust assets allocated to other UTIs and SUBIs and, if such release and waiver is not given effect, to subordinate such claims to the claims of the beneficial owners of such other portfolios. However, there can be no assurance that our or the Managing Member’s activities would not result in a court concluding that our assets and liabilities, the Managing Member’s assets and liabilities or the issuing entity’s assets and liabilities should be consolidated with those of the initial beneficiary, GE Capital or any originator in a proceeding under any insolvency law.

Each originator that sells receivables and, in the case of true leases of any equipment other than titled transportation equipment, the related equipment to us and the initial beneficiary that sells SUBI certificates each of which is evidencing a 100% beneficial interest in the related SUBI to us will warrant that each such sale is a valid sale. If any such originator or the titling trust were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy or the debtor itself were to take the position that one or more of the transfers of receivables, the related equipment and the SUBI certificate, as applicable, should instead be treated as a pledge of such assets to secure a borrowing, then delays in payments of collections to an issuing entity (and in payments on the notes) could occur. If the court ruled in favor of the creditor, owner trustee, managing member or an originator, reductions in the amount of such payments could result in delays or losses on your series of notes. If any transfer of assets referred to above or any of our transfers of assets to an issuing entity, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of such assets may have priority over that issuing entity’s interest in those assets. If those transfers are treated as sales, the receivables, the related equipment and the SUBI certificates, as applicable, would not be part of the transferor’s bankruptcy estate and would not be available to the transferor’s creditors, except under limited circumstances. In addition, cash collections on the receivables may, under some circumstances, be commingled with the funds of the servicer and, in the event of the bankruptcy of the servicer, an issuing entity may not have a perfected interest in those collections.

In addition, if any transfer of assets referred to above was not treated as a sale, the applicable originator, as debtor-in-possession in a bankruptcy case, or such originator’s bankruptcy trustee, may reject certain leases and executory contracts relating to such assets where that originator is a lessor or a lender. Upon such rejection, payments to the applicable originator under the rejected lease or executory contract may terminate.

The Titling Trust

Structural Considerations. Unlike structured financings in which the holders of the securities have a direct ownership interest in the underlying assets being securitized, your issuing entity will not have legal title to the related SUBI assets. Instead, the titling trust will hold the legal title to the titling trust assets, including all SUBI assets, and the titling trustees will take actions with respect thereto in the name of the titling trust on behalf of, and as directed by, the beneficiaries of the titling trust. Each issuing entity may be the owner of a SUBI certificate evidencing a 100% beneficial interest in the related SUBI assets, and the indenture trustee will take action with respect thereto in the name of the issuing entity. Beneficial interests in the true leases of titled transportation equipment and the related equipment represented by the SUBI certificate, rather than direct legal ownership, are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the titled transportation equipment in the name of the transferee. The UTI trustee will segregate the SUBI assets allocated to a

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series of notes from the other titling trust assets on the books and records each maintains for these assets. Neither the servicer nor any holders of other beneficial interests in the titling trust will have rights in that SUBI, and payments made on any titling trust assets, other than that SUBI, generally will not be available to make payments on the related series of notes or to cover expenses of the titling trust allocable to that SUBI. The collateral agent will be the nominal secured party of the certificates of title relating to the titled transportation equipment owned by the titling trust and will have a security interest in the true leases of such equipment and in any other related assets owned by the titling trust; provided that the collateral agent agrees that its security interest in any SUBI is solely for the benefit of the person (a SUBI trustee or any other party) that was added to the collateral agency agreement, by execution and delivery of a supplement thereto, as a secured party with respect to such SUBI.

Allocation of Titling Trust Liabilities. The titling trust assets are and may in the future continue to be comprised of several SUBIs, together with the UTI assets. The initial beneficiary of the titling trust may in the future pledge the UTI as security for obligations to third-party lenders, and may in the future create and sell or pledge other SUBIs in connection with other financings. Pursuant to the titling trust agreement, except to the extent required by law, by the titling trust agreement or any supplement thereto, a transaction SUBI or any assets included in such portfolio will not be subject to claims, debts, liabilities, expenses or obligations arising from, or with respect to, the titling trust, any titling trustee, the UTI or any other SUBI. No creditor or holder of a claim relating to assets allocated to any SUBI will be entitled to maintain any action against or recover any assets allocated to the UTI or any other SUBI. Notice of this limitation on inter-series liabilities will be set forth in the certificate of trust of the titling trust as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to Section 3804 of to Chapter 38 of Title 12 of the Delaware Code (the “Statutory Trust Statute”), and upon the giving of such notice in the certificate of trust, the statutory provisions of Statutory Trust Statute relating to limitations on inter-series liabilities (and the statutory effect under the Statutory Trust Statute) will become applicable to the titling trust, each SUBI and the UTI. The titling trust agreement deems holders of UTI certificates and SUBI Certificates by virtue of the acceptance of the UTI or SUBI, as applicable, and their respective certificates, to have released and waived all claims against or with respect to titling trust assets allocated to other UTI portfolios and SUBIs and, if such release and waiver is not given effect, to subordinate such claims to the claims of the beneficial owners of such other portfolios. Similarly, you will be deemed to have waived any claim they might otherwise have with respect to the UTI assets or any other SUBI assets. See “Description of the Transaction Agreements – Agreements of the Titling Trust” in this prospectus.

Perfection and Priority with Respect to Receivables

A purchaser of equipment loans who gives new value and takes possession of the chattel paper or the promissory note or obtains control of the chattel paper that evidences the equipment loans in good faith, in the ordinary course of the purchaser’s business and without knowledge that the purchase violates the rights of an issuing entity as secured party, may have priority over the interest of the related issuing entity in the receivables. Any sale by an originator of equipment loans that had been previously sold to an issuing entity would be a violation of the originators’ contractual obligations.

Dodd-Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of bank holding companies and non-bank financial companies, and their respective subsidiaries, in specific situations under the “Orderly Liquidation Authority” (“OLA”) implemented by Title II of the Dodd-Frank Act as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations, only some of which have been issued, and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including GE Capital, the titling trust and any other originator, the depositor, the Managing Member, your issuing entity or any of their respective creditors.

Potential Applicability to GE Capital, the Depositor, the Managing Member and Your Issuing Entity. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a

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company to become subject to OLA, as a “covered financial company,” the Secretary of the Treasury, in consultation with the President of the United States, must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the United States Bankruptcy Code or other applicable law would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would avoid or mitigate these adverse effects.

Your issuing entity, the depositor, the Managing Member, or any originator that is a subsidiary of GE Capital could also potentially be subject to the provisions of OLA as a “covered subsidiary” of GE Capital. For your issuing entity, the depositor, the Managing Member, or any such originator to be subject to receivership under OLA as a covered subsidiary of GE Capital the FDIC would have to be appointed as receiver for GE Capital under OLA as described above, and the FDIC and the Secretary of the Treasury would have to jointly determine that (a) your issuing entity, the depositor, the Managing Member, or such originator, as applicable, is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of GE Capital. If the FDIC is appointed as receiver under OLA for your issuing entity, the depositor, the Managing Member, any such originator or your issuing entity, as applicable, will be considered a covered financial company under OLA, and the FDIC will have all the powers and rights with respect to such covered financial company under OLA.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of GE Capital or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to GE Capital, any other subsidiary originator, the depositor, the Managing Member, or your issuing entity or, if it were to apply, that the timing and amounts of payments on your notes would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of GE Capital or of a covered subsidiary, including the depositor, the Managing Member, your issuing entity or any subsidiary originator, under OLA, the FDIC would have various powers, including the power to repudiate any contract to which GE Capital or such covered subsidiary was a party, as applicable, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of GE Capital or such covered subsidiary’s affairs, as applicable. In January 2011, the-then Acting General Counsel and previous General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion covering, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company or a covered subsidiary, which could include GE Capital or its covered subsidiaries (including the depositor, the Managing Member, your issuing entity and any subsidiary originator), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to the contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving GE Capital or its subsidiaries (including the depositor, the Managing Member, your issuing entity and any subsidiary originator), are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by your issuing entity could be delayed or reduced.

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We will structure the transfers of receivables, the related equipment and the SUBI certificate, as applicable, under the receivables sale agreement and the receivable purchase and sale agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, GE Capital believes that the FDIC would not be able to recover the assets transferred under the receivables sale agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the purchaser under the receivables sale agreement would be treated as having made a loan to GE Capital or a covered subsidiary originator, as applicable, secured by the transferred assets. The FDIC, as receiver, generally has the power to repudiate secured loans. Upon such repudiation, any legally enforceable and perfected security interest in the collateral remains and such security interest secures the lenders’ claim for repudiation damages, as described below.

In addition, if we were placed in receivership under OLA as a covered financial company, the FDIC could assert that we effectively still own the transferred assets because the transfers of those assets by us to your issuing entity were not true sales. In such case, the FDIC could recharacterize the transaction as a secured loan from your issuing entity and repudiate the secured loan, and your issuing entity would have a secured claim in our receivership for actual direct compensatory damages as described below. Furthermore, if your issuing entity were placed in receivership under OLA, the FDIC could repudiate the issuance of the notes as a secured loan. In such event, you would have a secured claim for damages in the receivership of your issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” as determined below. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the receivables sale agreement and the receivables purchase and sale agreement are respected as legal true sales, as receiver for GE Capital or a covered subsidiary (including the depositor, your issuing entity or any subsidiary originator) the FDIC could:

•	require your issuing entity or any other transaction party to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	if your issuing entity were subject to receivership under OLA, require the indenture trustee for the related notes to go through an administrative claims procedure to establish its rights to payments on the notes; or

•	enforce a stay for period not to exceed 90 days or act to enforce contractual provisions or exercise legal remedies against GE Capital or such other covered subsidiary (including the depositor, your issuing entity or any subsidiary originator); or

•	repudiate GE Capital’s ongoing servicing obligations under any related servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of a servicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which GE Capital or a covered subsidiary (including the depositor, the Managing Member, your issuing entity or any subsidiary originator) subject to OLA is a party, or to obtain possession of or exercise control over any property of GE Capital or any covered subsidiary or affect any contractual rights of GE Capital or a covered subsidiary (including the depositor, the Managing Member, your issuing entity or any subsidiary originator) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before

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taking these actions relating to a covered financial company’s contracts or property is comparable to the “automatic stay” under the United States Bankruptcy Code.

If the FDIC, as receiver for GE Capital, any other originator, the depositor, the Managing Member or your issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on the notes issued by your issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the United States Bankruptcy Code. If GE Capital or any of its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by GE Capital or those affiliates perfected for purposes of state law and the United States Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the FDIC Counsel issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the United States Bankruptcy Code. In addition, the FDIC has issued a final rule that went into effect on August 15, 2011, and that, among other things, codified the FDIC Counsel’s interpretation. Based on the FDIC Counsel’s interpretation of the preference provisions of OLA and the final rule, the transfer of the receivables by the applicable transferor perfected by the filing of a UCC financing statement against GE Capital or other transferors would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the United States Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to this advisory opinion or the final rule, payments or distributions of principal and interest on the notes issued by your issuing entity could be delayed or reduced.

Security Interests in Financed Equipment

In some states, receivables like the ones that may be included in your issuing entity’s pool of assets evidence the credit sale of the related equipment. In those states, receivables also constitute personal property security agreements and include grants of security interests in the equipment under the Uniform Commercial Code. All finance leases and beneficial interests in finance leases, as applicable, that will be transferred to an issuing entity will have either bargain purchase options or be conditional sale contracts, which under applicable state law standards should be deemed to be finance leases.

Perfection of security interests in the equipment (including, with respect to maritime assets that are either inland barges or are less than 5 net tons (determined in a manner prescribed by 46 CFR Part 69) (the “UCC Vessels”)) is generally governed by the Uniform Commercial Code.

Each of the originators takes appropriate action under the laws of each state in which the obligor is located to perfect its security interest in the transportation equipment with respect to the transportation equipment that may be perfected by the filing of financing statements under the applicable Uniform Commercial Code. Each of the originators will retain physical possession of any original document evidencing the receivables that it originated and the related certificates of title that it originated. Each of the applicable originators or, in the case of titled transportation equipment, the collateral agent, will obtain a first priority perfected security interest in the leased equipment. In the case of finance leases, the applicable originators require the lessees to be named as the owner on the certificates of title and to have the applicable originator named as holder of a security interest.

Pursuant to a receivables sale agreement, each originator that sells us loans and finance leases will assign to us its security interest in the related equipment. Pursuant to a receivables purchase and sale agreement, we will assign the security interest in the related equipment assigned to us under the applicable receivables sale agreement to the issuing entity. Pursuant to the indenture, the issuing entity will pledge its security interest in the equipment assigned to it pursuant to the receivables purchase and sale agreement to the indenture trustee. Pursuant to a supplement to the titling trust collateral agency agreement, the security interest of the collateral agent in leases of titled transportation equipment and the related equipment that were allocated to the related SUBI will be held for the benefit of the indenture trustee. The certificates of title for the titled transportation equipment will at all times reflect the titling trust’s ownership of, and the collateral agent’s lien on, such titled transportation equipment. Accordingly, the

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indenture trustee will be the secured party of record with respect to transportation equipment securing loans and finance leases that we sold to your issuing entity, and the collateral agent of the titling trust will be the secured party of record with respect to the titled transportation equipment included in the related SUBI.

The requirements for the creation, perfection, transfer and release of liens in financed titled transportation equipment generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability of the titling trust or the release of the lien on the titled transportation equipment or other adverse consequences.

Notwithstanding the foregoing, under the laws of some other states, perfection and priority of security interests in maritime assets other than UCC Vessels (“Documentable Vessels”) and perfection of security interests in certain transportation equipment would be governed by certificate of title registration laws of the state in which the equipment is located would be governed by federal law.

Under Title 46 of the United States Code (46 U.S.C. §§ 31301 et seq.), in the absence of an assignment of record of a first preferred ship mortgage, the assignment of the related equipment loan by itself will not convey a first preferred ship mortgage on the Documentable Vessel and the issuing entity will not have a perfected security interest in the Documentable Vessel. Accordingly, each of the applicable originators will make the appropriate filings with the United States Coast Guard in the case of Documentable Vessels. Under Title 46 of the United States Code, a first preferred ship mortgage supersedes all claims against the vessel, including a perfected state law security interest, a state or federally created lien or forfeiture rights (so long as the secured party is innocent of wrongdoing) other than preferred maritime liens, which are maritime liens arising before the mortgage is filed with the United States Coast Guard, maritime liens arising from maritime tort, including personal injury and pollution claims, maritime liens for wages of a stevedore employed by or on behalf of the vessel, for wages of the vessel’s crew, for general average and for salvage, including contract salvage.

Under the laws of some other states, perfection of security interests in certain transportation equipment would be governed by certificate of title registration laws of the state in which the equipment is located. Due to administrative burden and expense, except as noted above, no action will be taken to record the transfer of security interests from the originators to us or from an originator to one of its subsidiaries and ultimately to us or, in any case, from us to the issuing entity of any transportation equipment that secures a loan or a finance lease. In most states, an assignment of a security interest in transportation equipment owned under a certificate of title like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the transportation equipment, or, if applicable, the notation of the applicable originator’s lien on the certificates of title, will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of financed transportation equipment or subsequent lenders who take a security interest in financed transportation equipment. However, by not identifying an issuing entity as the secured party on the financing statement or certificate of title, the security interest of the issuing entity in financed transportation equipment could be defeated through fraud or negligence. In the event that an originator or the initial beneficiary of the titling trust were to become a debtor in a bankruptcy case, a bankruptcy trustee might attempt to characterize the finance leases as true leases and if successful, would have the ability to reject such leases, resulting in cancellation of the remaining scheduled payments under the leases.

With respect to any transportation equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the transportation equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the transportation equipment, or, in the case of transportation equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the transportation equipment in the state of relocation. In states that do not require a certificate of title for registration of transportation equipment, re-registration could result in a loss of perfection. Moreover, the State of New York recently passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or

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error, a lien on titled transportation equipment included in the SUBI represented by the SUBI certificate transferred to your issuing entity could be released without prior payment in full of the lease.

We will represent to each issuing entity that, as of the date the related receivable or the beneficial interest in the related receivable, as applicable, is sold to such issuing entity, each security interest in financed transportation equipment is or will be prior to all other present liens on and security interests in the financed transportation equipment. However, liens for repairs or taxes could arise at any time during the term of a receivable. Also, error, fraud or forgery by the transportation equipment owner or the servicer or administrative error by state or local agencies could impair an issuing entity’s or the collateral agent’s, as applicable, security interest. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the issuing entity’s losing the priority of its security interest or its security interest in the financed transportation equipment after the date the security interest was assigned to the issuing entity.

As liquidated damages, upon request of any issuing entity, we are required to purchase from that issuing entity any receivable owned by that issuing entity or, in the case of any receivable included in the related SUBI (if any), cause the initial beneficiary of the titling trust to reallocate that receivable and the related titled transportation equipment from that SUBI to the UTI and pay to the issuing entity the predetermined value of such receivable and related equipment, in each case, as to which necessary perfection actions have not been taken prior to the time of sale of such receivable or beneficial interest therein, as applicable, to the issuing entity, if the failure to take those actions will materially adversely affect the interest of the issuing entity in the receivable and the failure is not cured within a specified grace period. Correspondingly, upon our request, each originator that sells receivables to us is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us and the initial beneficiary that sells beneficial interests in leases of titled transportation equipment and the related equipment to us is required to reallocate any such receivable and the related equipment from that SUBI to the UTI and pay to us the predetermined value of any such receivable and related equipment. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment.

Beneficial Interests in Titled Transportation Agreement

The titling trust is the owner of record of the titled transportation equipment that is included in the related SUBI. Pursuant to the receivables sale agreement, the initial beneficiary of the titling trust will sell to us all of its right, title and interest in and to the related SUBI, which will be a beneficial (but not a legal) ownership interest in the leases of titled transportation equipment and the related equipment included in the related SUBI. Pursuant to the receivables purchase and sale agreement, we will sell to your issuing entity all of our right, title and interest in and to the related SUBI and the related SUBI certificate. Pursuant to the indenture, your issuing entity will pledge to the indenture trustee all of its right, title and interest in and to the related SUBI and the related SUBI certificate. Notwithstanding these conveyances, the titling trust will continue to be reflected as the owner of record on the certificate of title with respect to each titled transportation equipment, the titled transportation equipment will remain at all times the property of the titling trust as the lessor of that equipment, and the obligor under the related lease will have no right, title or interest in such titled transportation equipment except to use such titled transportation equipment pursuant to the terms of the lease agreement between the titling trust and that obligor.

Rejection of Leases

When we sell loans or receivables arising under finance leases to an issuing entity, we also assign the issuing entity any security interest that we hold in the related equipment or other collateral. When we sell receivables arising under true leases to an issuing entity, we also sell, or grant a security interest in, the related equipment to the issuing entity to the extent specified in the related prospectus supplement.

In the event that an originator were to become a debtor in a bankruptcy case, a bankruptcy trustee might attempt to reject any true leases or executory contracts relating to loans under which an issuing entity’s receivables arose and might attempt to characterize as true leases some or all leases that we consider to be finance leases so that those leases could also be rejected. To the extent that a bankruptcy trustee was successful in rejecting leases or executory contracts, all remaining scheduled payments under the rejected leases or executory contracts would be cancelled.

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Third Party Liabilities

State laws differ as to whether anyone suffering injury to person or property involving leased maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, healthcare equipment or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent the leases are deemed to be true leases and the issuing entity with respect to any equipment other than titled transportation equipment, and the titling trust, with respect to titled transportation equipment is, or is deemed to be, the owner of such equipment, the applicable state law may permit such an action and if such action is successful, the titling trust or the related issuing entity, as applicable and its assets may be subject to liability to the injured party.

Vicarious Tort Liability. Although the titling trust will have legal title to the titled transportation equipment allocated to the transaction SUBI and your issuing entity will have a beneficial interest in such equipment (as evidenced by a SUBI certificate), the related lessees and their respective invitees will operate that titled transportation equipment. State laws differ as to whether anyone suffering injury to person or property involving a leased motor vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act (as discussed below), the titling trust and the titling trust assets may be subject to liability to that injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) provide that the lessor’s liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several). For example, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the leased motor vehicle by any person using the vehicle with the owner’s permission. The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident, and the owner’s liability for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the leased motor vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court. In contrast to California and many other states, in New York, the holder of title of a motor vehicle, including an titling trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of that motor vehicle. It is not clear whether there is a limit on an owner’s liability. In the context of the denial of a motion brought by a defendant to dismiss a claim based on the negligent use or operation of a motor vehicle, the Court of Appeals of New York ruled that a finance company acting as an agent for an titling trust may be considered an “owner” of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease. As a result of the ruling in New York, losses could arise if lawsuits are brought against either the titling trust or GE Capital, as agent of the titling trust, in connection with the negligent use or operation of any leased motor vehicles owned by the titling trust, including the leased motor vehicles allocated to the transaction SUBI. This case was decided prior to the enactment of the Transportation Act. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act was intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on a titling trust. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that these laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a relatively recent case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, a similar decision was issued by the U.S. Court of Appeals for the 8th Circuit.

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While the outcome in these cases upheld federal preemption under the Transportation Act, the outcome of cases that are pending in other jurisdictions and their impact are uncertain at this time. In addition, there is currently pending in the U.S. Supreme Court a petition for a writ of certiorari challenging the validity on constitutional grounds of the section of the Transportation Act that preempts those state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased. If the U.S. Supreme Court grants certiorari and holds the aforementioned provision unconstitutional, then the titling trust may become subject to claims under state and local laws imposing vicarious tort liability.

ERISA Liens. Moreover, liens in favor of the Pension Benefit Guaranty Corporation which are prior to the security interest of the collateral agent of the titling trust could attach to the titled transportation leases and the related equipment included in the transaction SUBI if the collateral agent of the trust did not have a prior perfected lien on such leases and the related agreement and could be used to satisfy unfunded pension obligations of any member of a controlled group that includes GE Capital and its affiliates under its defined benefit pension plans. However, the collateral agent of the titling trust will have a perfected security interest in all the leases of titled transportation equipment and the related equipment owned by the titling trust, including any leases of titled transportation equipment and related equipment allocated to any transaction SUBI, that will be senior in priority to the interests of the Pension Benefit Guaranty Corporation or judgment lien. Also see “ – Security Interests in Financed Equipment.”

Repossession

Upon a default by an equipment purchaser, the holder of a receivable that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform self-help repossession unless it would constitute a breach of the peace. Self-help is accomplished simply by retaking possession of the financed or leased equipment. Some jurisdictions require that the obligor be notified of the default and be given time to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order. Although self help is an available remedy it is rarely used. In most cases, a notice of default is sent to the obligor and legal counsel is instructed to commence legal proceedings to recover the equipment.

Notice of Sale; Redemption Rights

The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Uniform Commercial Code Considerations

Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any “unconscionable” lease or “unconscionable” provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults and leases where the lessee is a “merchant lessee.” However, each originator that sells a lease will represent that, to the best of their knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the applicable originator of any defects. Article 2A does, however, recognize typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

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Deficiency Judgments and Excess Proceeds; Other Limitations

In the case of a defaulted receivable, the proceeds of resale of the related equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.

Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases, some jurisdictions require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the “Code”, proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer Brown LLP, special Federal tax counsel to the depositor, as qualified in this summary. Mayer Brown LLP have prepared or reviewed the statements in this prospectus under the heading “U.S. Federal Income Tax Consequences,” and are of the opinion that they are correct in all material respects.

The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes as a position in a “straddle” for tax purposes or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes and one or more other investments, trusts and estates and pass-through issuing entities, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.

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Each issuing entity will be provided with an opinion of Mayer Brown LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer Brown LLP, however, is not binding on the Internal Revenue Service, called the “IRS,” or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuing entity, the notes and related terms, parties and documents refer, unless otherwise specified, to each issuing entity and the notes and related terms, parties and documents applicable to that issuing entity.

Tax Characterization of the Issuing Entity

Mayer Brown LLP is of the opinion that the issuing entity will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the issuing entity agreement and related documents.

If the issuing entity were taxable as a corporation for Federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the issuing entity could materially reduce cash available to make payments on the notes.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The issuing entity will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer Brown LLP is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations, called the “OID Regulations,” relating to original issue discount, or “OID.” “Qualified stated interest” is generally stated interest that is “unconditionally payable” at least annually at a single fixed rate or certain floating rates. Interest is considered “unconditionally payable” if reasonable legal remedies exist to compel timely payment, or the terms and conditions of the debt instrument make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or nonpayment (ignoring the possibility of nonpayment due to default, insolvency or similar circumstances) a remote contingency. This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 1/4% of the principal amount of the notes multiplied by the weighted average life included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note for more than its principal amount, you generally will be subject to the premium amortization rules of the Code.

If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a “Short-Term Note”, you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be

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required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.

Sale or Other Disposition. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at a maximum rate of 20% if the note is held for more than 12 months.

Medicare Tax. If you are a U.S. person within the meaning of 7701(a)(30) of the Code and are an individual, estate or trust and your income exceeds certain thresholds, you will be subject to an additional 3.8% Medicare tax on some or all of your ‘‘net investment income.’’ Net investment income will generally include interest on, and gain from the disposition of, the notes unless such interest income or gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your tax advisor regarding the effect this Medicare tax may have, if any, on your acquisition, ownership or disposition of the notes.

Foreign Holders. Except as described below with respect to the requirements imposed by Sections 1471-1474 of the Code (“FATCA”), if you are a nonresident alien, foreign corporation or other non-United States person (other than a foreign partnership or other foreign pass-through entity treated as a partnership for U.S. Federal income tax purposes), called a “foreign person,” interest paid to or accrued by you (including OID) generally will be considered “portfolio interest” and generally will not be subject to U.S. Federal income tax and withholding tax provided that: the income is not effectively connected with your conduct of a trade or business carried on in the United States and:

(i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Managing Member (or of a profits or capital interest in the issuing entity if characterized as a partnership);

(ii) you are not a controlled foreign corporation that is related to the Managing Member (or the issuing entity if treated as a partnership) through stock ownership;

(iii) you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

(iv) the interest is not contingent interest described in Section 871(h)(4) of the Code.

To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuing entity with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person, or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement. The required statement may be made on an IRS Form W-8BEN or W-8BEN-E, depending on the investor’s status. Prospective investors should consult their tax practitioners regarding this certification.

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If you are a foreign person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the issuing entity or its paying agent, as the case may be, with a properly executed:

•	IRS Form W-8BEN, IRS Form W-8BEN-E, or successor form, as appropriate (as described above) claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

•	IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If an amount in respect of such 30% withholding tax were to be deducted or withheld from interest paid or accrued on the notes as a result of your failure or inability to comply with these rules, neither your issuing entity nor any paying agent nor any other person would, pursuant to the conditions of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax.

If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by you, and

•	if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.

Backup Withholding. If you are not an exempt holder you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the issuing entity will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. Information returns will be sent annually to the IRS and to each note holder setting forth the amount of interest paid on the notes owned by that note holder and the amount of tax withheld on those payments.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer Brown LLP, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the issuing entity. In this case, the issuing entity would be treated as a corporation (if it is publicly traded and does not meet certain qualifying income tests) or as a partnership. If the issuing entity is treated as a corporation, any taxes paid would reduce the amount available for payment on the notes. Even if the issuing entity is treated as a partnership, treatment of your notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of issuing entity expenses.

FATCA. Under FATCA, your issuing entity may be required to withhold amounts on certain payments to holders of notes (including intermediaries) who do not provide certain information to your issuing entity, which may include the name, address, taxpayer identification number and certain other information with respect to direct and certain indirect U.S. Holders. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a holder's failure to comply with these rules or as a result of the presence in the payment chain of an intermediary that does not comply with these rules, neither your issuing

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entity nor any paying agent nor any other person would, pursuant to the conditions of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax.  As a result, investors may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. If applicable, FATCA withholding is scheduled to apply to payments of U.S. source dividends, interest, and other fixed payments beginning July 1, 2014 and to payments from the disposition of property producing such payments (e.g. notes) beginning January 1, 2017. Noteholders should consult their own tax advisers on how these rules may apply to payments they receive under the notes.

STATE TAX CONSEQUENCES

The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes.

Certain ERISA CONSIDERATIONS

The prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by employee benefit plans.

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit pension, profit-sharing or other employee benefit plans, as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, individual retirement accounts and specified types of Keogh plans or other plans that are subject to Section 4975 of the Code, and other entities such as collective investment funds or insurance company general or separate accounts that are deemed to hold “plan assets” of these plans and accounts (each of the foregoing, a “Benefit Plan Investor”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed herein.

Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute or result in prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that purchased notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor (as modified by Section 3(42) of ERISA) (the “Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. For additional information regarding the equity or debt treatment of the notes, see “CERTAIN ERISA CONSIDERATIONS” in the prospectus supplement.

However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by, or on behalf of, a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member of the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the

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prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptions for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption.

By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the note with the assets of a Benefit Plan Investor or any governmental plan, non-U.S. plan or church plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) (x) such note is rated at least “BBB-” or its equivalent by a nationally recognized statistical rating organization at the time of purchase or transfer and (y) the acquisition, holding and disposition of the note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a violation of Similar Law. Benefit Plan Investors may not acquire the notes at any time that the notes do not have a current investment grade rating from a nationally recognized statistical rating agency.

A plan fiduciary considering the purchase of notes should consult its legal and tax advisors with respect to the potential applicability of ERISA and the Code to such investments and the consequences of such an investment under ERISA and the Code. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of ERISA, an investment in the note or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.

PLAN OF DISTRIBUTION

We or your issuing entity will enter into one or more underwriting agreements with respect to the notes of each series, if offered under this prospectus. In each underwriting agreement, we or your related issuing entity, will sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes of the related series set forth in the underwriting agreement and in the related prospectus supplement. In each of the underwriting agreements with respect to any given series of notes, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes described therein which are offered hereby and by the related prospectus supplement if any of such notes are purchased.

Each prospectus supplement will either set forth the price at which each class of notes being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any notes the public offering prices and concessions may be changed.

Each underwriting agreement will provide that we or your issuing entity and GE Capital will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

Each issuing entity may, from time to time, invest the funds in its issuing entity accounts in eligible investments acquired from underwriters.

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Pursuant to each of the underwriting agreements with respect to a given series of notes, the closing of the issuance of each class of notes subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

LEGAL OPINIONS

Certain legal matters relating to the notes of any series will be passed upon for the related issuing entity, us and the servicer by Mayer Brown LLP. Certain legal matters relating to the notes of any series will be passed upon for the underwriters by Bingham McCutchen LLP. Certain federal income tax and other matters will be passed upon for each issuing entity by Mayer Brown LLP.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any issuing entity until we terminate offering the notes.

We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the issuing entities we originate. These Current Reports are also incorporated into this prospectus by reference and made a part hereof.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:

GE Capital
Capital Markets Group
201 High Ridge Road
Stamford, CT 06927
Attention: Manager, Investment Relations
Telephone: (203) 357-4328

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INDEX OF TERMS

Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

administration agreement	48
Agreements Relating to the Titiling Trust	48
Benefit Plan Investor	67
CF	21
Clearstream	35
CLL	21
Code	63, 67
collateral agent	48
Direct Originations	21
Documentable Vessels	59
Dodd-Frank Act	55
DTC	35
EF	21
ERISA	67
Euroclear	35
Euroclear Operator	35
FATCA	65
FDIC	55
FDIC Counsel	56
financings	50
GE	21
GE Capital	27
GE Capital Title Holding	28
GRS	26
Indirect Originations	21
IRS	64
leased transportation assets	48
LIBOR	34
Managing Member	27
OLA	55
Perfection Criteria	18
Permitted Investments	42
PTCE	68
Regulation	67
SEC	27
servicer defaults	46
servicing agreement	48
Short-Term Note	64
Similar Law	68
Statutory Trust Statute	55
SUBI	3, 49
SUBI certificate	1, 16
SUBI Certificate	49
titiling trust servicing agreement	48
titling trust	28
titling trust agreement	47
titling trust collateral agency agreement	48
TRAC amount	16
Transportation Act	4
UCC Vessels	58
UTI	28
UTI assets	49
UTI certificates	49

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GE Equipment Midticket LLC, Series 2014-1

Issuing Entity

CEF Equipment Holding, L.L.C.

Depositor

General Electric Capital Corporation

Sponsor, Administrator and Servicer

$138,600,000 Asset Backed Notes, Class A-1

$190,000,000 Asset Backed Notes, Class A-2

$173,000,000 Asset Backed Notes, Class A-3

$77,500,000 Asset Backed Notes, Class A-4

$10,000,000 Asset Backed Notes, Class B

PROSPECTUS SUPPLEMENT

Joint Bookrunners of the Class A Notes

Credit Suisse	J.P. Morgan

You should rely only on the information contained in this document, the accompanying prospectus or such other information to which we have has referred you. We have not authorized anyone to provide you with other or different information.

We are not offering the Notes in any jurisdiction where the offer is not permitted.

Until December    2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and regarding their unsold allotments or subscriptions.